EXHIBIT 10.173

                    ACQUISITION, CONSTRUCTION AND RECEIVABLE
                       LOAN, SECURITY AND AGENCY AGREEMENT

                                      among
                       BLUEGREEN VACATIONS UNLIMITED, INC.
                                       and
                              BLUEGREEN CORPORATION
                                 (as Borrowers)

                                       and
               THE PARTIES WHICH HEREAFTER EXECUTE THIS AGREEMENT
                                  (as Lenders)

                                       and

                         TEXTRON FINANCIAL CORPORATION
                  (as Lender and Facility and Collateral Agent)

                             As of December 22, 2003

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                    ACQUISITION, CONSTRUCTION AND RECEIVABLE
                       LOAN, SECURITY AND AGENCY AGREEMENT

THIS ACQUISITION, CONSTRUCTION AND RECEIVABLE LOAN, SECURITY AND AGENCY AGREEMENT, dated as of December 22, 2003, entered into by and among BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("Bluegreen Vacations Unlimited, Inc.") and BLUEGREEN CORPORATION, a Massachusetts corporation ("Bluegreen Corporation", and together with Bluegreen Vacations Unlimited, Inc., singly and collectively the "Borrower"), and the parties, including TEXTRON FINANCIAL CORPORATION ("TFC"), a Delaware corporation, that execute and deliver this Agreement in their respective capacities as lenders hereunder (collectively, the "Lenders" and each individually, a "Lender") and TEXTRON FINANCIAL CORPORATION as facility agent and collateral agent ("Agent").

                              W I T N E S S E T H:

      WHEREAS, Borrower is engaged in the business of acquiring, constructing, developing, owning, managing, selling and otherwise dealing with Intervals at the Resorts (as each such term is hereafter defined);

      WHEREAS, Borrower has requested that Lenders, including Textron Financial Corporation, make a loan or loans to Borrower to be used by Borrower for the sole purpose of acquiring, constructing, developing, renovating, rehabilitating, refitting, furnishing and equipping the Marathon Key Resort (as such term is hereafter defined), and each Lender, including Textron Financial Corporation, has agreed, subject to the terms and conditions of this Agreement, to make such a loan or loans to Borrower in a maximum aggregate amount as set forth opposite each Lender's name on Schedule A-1 attached hereto and made a part hereof, as the same may hereafter be amended from time to time;

      WHEREAS, furthermore Borrower, in order to provide liquidity in connection with its sale of Intervals at the Resorts, has entered into this Agreement whereby each Lender, including Textron Financial Corporation, will also, subject to the terms and conditions set forth herein, agree to make a loan or loans to Borrower in a maximum aggregate amount as set forth opposite each Lender's name on Schedule A-2 attached hereto and made a part hereof, as the same may hereafter be amended from time to time; and

      WHEREAS, in connection with the Loans to be made by Lenders pursuant to this Agreement, Textron Financial Corporation has agreed to act as facility agent and collateral agent for the other Lenders and to perform such duties with respect to the Loans as are expressly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

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                        SECTION 1 -- DEFINITION OF TERMS

      1.1 Capitalized terms used in this Agreement are defined in this Section
1.1. The definitions include the singular and plural forms of the terms defined.

      (a) Acquisition/Construction Advance. The term "Acquisition/Construction Advance" shall mean a portion of the proceeds of the Loans advanced by Lenders to Borrower in accordance with the terms of this Agreement, the proceeds of which Advance (as such term is hereafter defined) are to be used by Borrower solely for the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing and equipping of Marathon Key Resort, as provided herein.

      (b) Acquisition/Construction Loan Component. The term "Acquisition/Construction Loan Component" shall mean the portion of the Loan or Loans in amount not to exceed $11,800,000 at any time made to Borrower in accordance with Section 2.1 hereof and to be used by Borrower solely for the acquisition, development, construction, renovation, rehabilitation, refitting, furnishing and equipping of the Marathon Key Resort as provided herein.

      (c) Acquisition/Construction Note. The term "Acquisition/Construction Note" shall mean the secured promissory note, in the form attached hereto and made a part hereof as Exhibit A, dated the date hereof and executed and delivered by each Borrower to TFC, as agent for each Lender, evidencing the Acquisition/Construction Loan Component.

      (d) Acquisition/Construction Loan Maturity Date. The term
"Acquisition/Construction Loan Component Maturity Date" shall mean January 1, 2006.

      (e) Additional Eligible Resorts or Additional Eligible Resort. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section 3.7 hereof.

      (f) Advance. A portion of the proceeds of the Loan advanced from time to time by Lenders to Borrower in accordance with the terms of this Agreement, including a Revolving Loan Advance (as hereinafter defined) and an Acquisition/Construction Advance.

      (g) Affidavit of Borrower. The term "Affidavit of Borrower" shall mean a sworn affidavit of each Borrower, and such other parties as TFC may require, to the effect that all statements, invoices, bills and other expenses incident to the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing and equipping of the Marathon Key Resort (as hereafter defined) incurred to a specific date, have been paid in full, except for (a) amounts retained pursuant to any Construction Contract (as hereafter defined) and (b) items to be paid from the proceeds of an Acquisition/Construction Advance as approved in writing by TFC as provided in this Agreement.

      (h) Affiliate. Any party controlled by, controlling, or under common control with, either Borrower.


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      (i) Agreement. This Acquisition, Construction and Receivable Loan,
Security and Agency Agreement by and among Borrower, Agent and each Lender which executes this Agreement (including the Exhibits and Schedules to it), as it may be amended from time to time.

      (j) Application for Acquisition/Construction Advance. The term "Application for Acquisition/Construction Advance" shall mean a written application to TFC in the form of Exhibit B attached hereto and made a part hereof, by Borrower and such other parties as TFC may require, requesting an Acquisition/Construction Advance for the payment of the items described therein, or for the reimbursement to Borrower of amounts previously paid by Borrower, for the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing and equipping of the Marathon Key Resort through the date of such Advance as described therein. Borrower shall attach to each Application for Acquisition/Construction Advance a schedule specifying by name, current address, and amount, all amounts owed to all independent third parties to whom Borrower is obligated for labor, materials, or services supplied for the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing and equipping of the Marathon Key Resort and all other expenses incident thereto, and specifying those budgeted items which have been performed by Borrower's Agents (as hereafter defined). The Application for Acquisition/Construction Advance also shall contain an Affidavit of each Borrower, accompanied, where required by TFC, by an AIA Application and Certification for Payment signed by the Architect and Contractor, and such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as TFC and the Title Company may reasonably request.

      (k) Approved Budget. The term "Approved Budget" shall mean the budget attached as Schedule B attached hereto and made a part hereof, or such other budget as may hereafter be approved by TFC in writing, for the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing and equipping of the Marathon Key Resort. The Approved Budget also includes any decreases or increases as permitted under this Agreement.

      (l) Approved Construction Schedule. The term "Approved Construction Schedule" shall mean the schedule and order of construction of the Improvements (as hereafter defined) set forth in Schedule C attached hereto and made a part hereof, or such other schedule as may hereafter be approved by TFC in writing, and any modifications permitted in accordance with this Agreement.

      (m) Approved Delegate. The term "Approved Delegate" shall have the meaning ascribed to such term in Section 13.10(a) hereof.

      (n) Architect. The term "Architect" shall mean Bender and Associates, the architect for design of the plans and specifications for the Improvements at Marathon Key Resort, or any successor architect approved by the TFC.

      (o) Architect's Consent. The term "Architect's Consent" shall mean the consent of the Architect to the Assignment of Architectural Contract, in the form attached thereto.

      (p) Architectural Contract. The term "Architectural Contract" shall mean AIA Document B141 Standard Form of Agreement between Borrower and Architect entered into or to be entered into by Owner and Architect for architectural services relating to the construction, development, renovation and rehabilitation of the Marathon Key Resort, and in form and substance reasonably


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acceptable to TFC, as the same may be amended from time to time with TFC's prior written approval, which approval TFC agrees not to unreasonably withhold or delay.

      (q) Assignment of Architectural Contract. The term "Assignment of Architectural Contract" shall mean that certain Assignment of Architectural Contract and Plans and Specifications, dated as of the date hereof, by Borrower to Agent, as agent on behalf of each Lender, in the form attached hereto and made a part hereof as Exhibit C, the same may be amended or modified from time to time.

      (r) Assignment of Construction Contract. The term "Assignment of Construction Contract" shall mean that certain Assignment of Construction Contract, dated as of the date hereof, by Borrower to Agent, as agent on behalf of each Lender, in the form attached hereto and made a part hereof as Exhibit D, as the same may be amended or modified from time to time.

      (s) Assignment of Management Agreement. The term "Assignment of Management Agreement" shall mean an assignment, in the form attached hereto and made a part hereof as Exhibit F, by Borrower to Agent on behalf of each Lender, of all of Borrower's rights under each management agreement for the Marathon Key Resort.

      (t) Assignment of Notes Receivable and Mortgages. The term "Assignment of Notes Receivable and Mortgages" shall mean a recordable assignment of notes receivable and mortgages, in the form attached hereto and made a part hereof as Exhibit G, made by Borrower in favor of Agent, as agent for each Lender, evidencing the assignment to Agent, as agent for each Lender, of all of the Pledged Notes Receivable and Mortgages.

      (u) Assignment of Plans and Permits. The term "Assignment of Plans and Permits" shall mean the assignment, in the form attached hereto and made a part hereof as Exhibit H, by Borrower to Agent, on behalf of each Lender, of all Plans and Permits (as such terms are hereafter defined).

      (v) Assignment of Rents and Leases. The term "Assignment of Rents and Leases" shall mean that certain Assignment of Rents and Leases, dated as of the date hereof, in the form attached hereto and made a part hereof as Exhibit E, by Borrower to Agent, as agent on behalf of each Lender, assigning to Agent on behalf of each Lender, all of Borrower's rights under each lease, sublease, license, occupancy and other possessory agreements with respect to the Marathon Key Resort, together with all rents, revenues, room charges, tariffs, royalties, fees and income related thereto.

      (w) Intentionally Omitted.

      (x) Borrower's Agents. The term "Borrower's Agents" shall mean the employees, officers, directors, managers, executives and persons owning or controlling a controlling interest in each Borrower or any Affiliate of each Borrower. "Controlling interest" shall mean the ownership or right to vote 5% or more of the capital stock of each Borrower.

      (y) Borrower's Certificate and Request for Advance. The term "Borrower's Certificate and Request for Advance" shall mean the form attached hereto and made a part hereof as Exhibit J, as the same may be modified from time to time.


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      (z) Borrowing Base. With respect to each Eligible Note Receivable pledged to the Agent, as agent for Lenders, in connection with each Revolving Loan Advance, an amount equal to ninety percent (90%) of the remaining principal balance of each such Eligible Note Receivable.

      (aa) Borrowing Base Report. The term "Borrowing Base Report" shall have the meaning ascribed to such term in Section 2.5(b) and shall be in the form attached hereto and made a part hereof as Exhibit P.

      (bb) Business Day. Each day which is not a Saturday, a Sunday or a legal holiday under the laws of the State of Rhode Island, the State of Connecticut or the State of Florida.

      (cc) Capital Adequacy Events. The term "Capital Adequacy Events" shall have the meaning ascribed to such term in Section 2.11 hereof.

      (dd) Closing Date. The date of this Agreement.

      (ee) Code. The Uniform Commercial Code in force in the State of Rhode Island as amended from time to time.

      (ff) Collateral. The term "Collateral" shall have the meaning ascribed to such term in Section 3 hereof.

      (gg) Collateral Data Report. The term "Collateral Data Report" shall have the meaning ascribed to such term in Section 2.5(b) hereof and shall be in the form attached hereto and made a part hereof as Exhibit L.

      (hh) Collection Costs. The term "Collection Costs" shall have the meaning ascribed to such term in Section 2.8(a) hereof.

      (ii) Commitment. The term "Commitment" shall refer singly to the obligation of each Lender to make a Loan or Loans to the Borrower in an aggregate amount not to exceed the amount set forth on Schedule A-1 and Schedule A-2 hereto, as the case may be, as the same may hereafter be amended from time to time, for each Lender and collectively the aggregate amount of all Loans to be made by all Lenders hereunder.

      (jj) Commitment Fee. The term "Commitment Fees" shall mean commitment fees for the Acquisition/Construction Loan Component and the Revolving Loan Component in the amounts and payable as provided in Section 2.12 hereof.

      (kk) Commitment Letter. The term "Commitment Letter" shall mean the commitment letter dated June 27, 2003, along with any extensions thereto, issued by TFC with respect to the Loan.

      (ll) Common Elements. All common elements at a Resort, including but not limited to any limited common elements, as each such common element is defined or provided for in the applicable Declaration or other Timeshare Documents.


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      (mm) Completion. The term "Completion" shall mean the substantial completion of the construction, development, renovation and rehabilitation of the Improvements at the Marathon Key Resort in accordance with the Approved Budget, the Approved Construction Schedule, the Construction Contracts, the Architectural Contract, this Agreement and the Plans, as evidenced by: (a) a permanent certificate of occupancy or its equivalent, if applicable, permitting legal occupancy of the Marathon Key Resort, including each Unit and all related facilities and amenities, issued by the local Governmental Authorities with jurisdiction over construction, development, renovation, rehabilitation, use and occupancy of the Marathon Key Resort, (b) a certificate of the Contractor and Borrower in form and substance reasonably satisfactory to TFC regarding completion of the construction, development, renovation and rehabilitation of the Marathon Key Resort, and (c) a certificate of completion of the Inspecting Architects/Engineers and Borrower regarding construction, development, renovation and rehabilitation of the Marathon Key Resort in form and substance reasonably satisfactory to TFC.

      (nn) Construction Contracts. The term "Construction Contracts" shall mean the AIA Document A111 Standard Form of Agreement Between Owner and Contractor entered into or to be entered into by Owner and Contractor and any other contract for construction, development, renovation and rehabilitation of the Marathon Key Resort, each in form and substance reasonably acceptable to TFC, as the same may be amended from time to time with TFC's prior written approval, which approval TFC agrees not to unreasonably withhold.

      (oo) Contractor. The term "Contractor" shall mean the general contractor to be retained by Borrower for the completions of the Improvements in accordance with the Approved Budget, the Construction Contracts, the Approved Construction Schedule, the Plans and this Agreement, or any successor contractor, as approved by TFC.

      (pp) Contractor's Consent. The term "Contractor's Consent" means the consent of the Contractor to the Assignment of Construction Contract, in the form attached thereto.

      (qq) Custodian. Lender's exclusive agent, custodian and bailee, who shall be such Person or Persons designated by Borrower and approved by Agent in its sole and absolute discretion, for the purposes of maintaining possession and control of: (i) the original Pledged Notes Receivable, (ii) the original Mortgages, (iii) the original Owner Beneficiary Agreement or other purchase contract (including addendum) related to such Pledged Notes Receivable and Mortgages, (iv) the original mortgage title policy for each Mortgage, and (v) originals or true copies of the related truth in lending disclosure, loan application, warranty deed, and, if required by Agent, the related Purchaser's acknowledgement receipt and the Exchange Company application and disclosures, as provided in Section 3.6.

      (rr) Custodial Agreement. The term "Custodial Agreement" shall mean the agreement, in form and substance reasonably acceptable to TFC, between Borrower, TFC and Custodian for the purposes of maintaining possession and control on behalf of and as agent for each Lender of: (i) the original Pledged Notes Receivable, (ii) the original Mortgages, (iii) the original Owner Beneficiary Agreement or other purchase contract (including addendum) related to such Pledged Notes Receivable and Mortgages, (iv) the original mortgage title policy for each Mortgage, and (v) originals or true copies of the related truth in lending disclosure, loan application, warranty deed,


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and, if required by Agent, the related Purchaser's acknowledgement receipt and the Exchange Company application and disclosures.

      (ss) Debtor Relief Laws. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

      (tt) Declaration or Declarations. With respect to each Resort, the applicable Declaration or Declarations described on Schedule D attached hereto and made a part hereof.

      (uu) Deeded Timeshare Interest. A Timeshare Interest represented by a limited warranty deed issued by Bluegreen Vacations Unlimited, Inc. in the name of the Trustee.

      (vv) Default. An event or condition the occurrence of which immediately is or, with a lapse of time or the giving or notice or both, becomes an Event of Default.

      (ww) Default Rate. The term "Default Rate" shall have the meaning given to such term in the Note.

      (xx) Division or Commission. The Governmental Authority of each state in which a Resort is located, having jurisdiction over the establishment and operation of the Resort in question and the sale of Intervals at such Resort.

      (yy) Intentionally Omitted.

      (zz) Eligible Notes Receivable. Those Pledged Notes Receivable which satisfy each of the following criteria:

            (i)       Either Borrower shall be the sole payee;

            (ii) it arises from a bona fide sale by either Borrower of one or more Intervals;

            (iii) the Interval sale from which it arises shall not have been cancelled by Purchaser, and any statutory or other applicable cancellation or rescission period shall have expired and the Interval sale is otherwise in compliance with this Agreement;

            (iv) the Pledged Note Receivable is generated from the sale of an Interval and it is secured by a Mortgage on the purchased Interval;

            (v) principal and interest payments on it are payable to either Borrower in legal tender of the United States;

            (vi) payments of principal and interest on it are payable in equal monthly installments;


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            (vii)     it shall have an original term of no more than one hundred twenty (120) months;

            (viii) a cash down payment has been received from Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of each Interval, and Purchaser shall have received no cash or other rebates of any kind;

            (ix)      Intentionally Omitted.

            (x) no monthly installment is more than thirty (30) days contractually past due at the time of an Advance in respect of such Eligible Note Receivable, or more than sixty (60) days contractually past due at any time;

            (xi) the rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than fifteen percent (15%) per annum at any time provided, however, that the interest rate on each such Pledged Note Receivable shall not be less than eleven and 90/100 percent (11.9%) per annum;

            (xii) subject to the rules of the Vacation Club, Purchaser of the related Interval has immediate access, for the timeshare period related to such purchase, to the Interval described in the Mortgage securing such Eligible Note Receivable, which Interval has been completed, developed, and furnished in accordance with the specifications provided in the Purchaser's Owner Beneficiary Agreement or other purchase contract, public offering statement and other Timeshare Documents; and Purchaser has, subject to the terms of the Declaration, Owner Beneficiary Agreement or other purchase contract, public offering statement and other Timeshare Documents, complete and unrestricted access to the related Interval and the Resort;

            (xiii) neither Purchaser of the related Interval or any other maker of the Note is a Borrower's Agent or an Affiliate of either Borrower;

            (xiv) Purchaser or other maker has no claim against either Borrower and no defense, set-off or counterclaim with respect to the Note Receivable;

            (xv) the maximum remaining principal balance of any such Note Receivable shall not exceed $30,000 and the total maximum remaining principal balance of all Notes Receivable executed by any one Purchaser or other maker shall not exceed $50,000 in the aggregate (or such greater amount as may be approved in writing in advance by TFC);


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            (xvi)     it is executed by a U.S. resident; provided, however, that no more than twenty percent (20%) of the outstanding principal balance of all Eligible Notes Receivable may at any time be comprised of Notes Receivable executed by Canadian residents, and, to the extent such outstanding principal balance of such Notes exceeds twenty percent (20%), they shall not be considered Eligible Notes Receivable;

            (xvii) the original of such Note Receivable has been endorsed to Agent and delivered to Custodian as provided in this Agreement, and the terms thereof and all instruments related thereto shall comply in all respects with all applicable federal and state laws and the regulations promulgated thereunder;

            (xviii) the Unit in which the Interval being financed is located, shall not be subject to any Lien which is not previously consented to in writing by Agent.

            (xix) all accrued and payable applicable taxes and other assessments on the related Interval have been paid in full; and

            (xx) corporations, partnership or trusts may be allowed as obligors under a Pledged Note Receivable subject to TFC's prior written approval.

      (aaa) Encumbered Intervals. The Intervals subject to the Mortgages.

      (bbb) Environmental Indemnification Agreement. The term "Environmental Indemnification Agreement" shall mean the Environmental Indemnification Agreement, in the form attached hereto and made a part hereof as Exhibit K, to be made by Borrower to Lenders pursuant to this Agreement, as the same may be amended from time to time.

      (ccc) Environmental Laws. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict


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liability or other tortuous conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

      (ddd) Event of Default. Defined in Section 8.1 of this Agreement.

      (eee) Excess Funding. The term "Excess Funding" shall have the meaning ascribed to such term in Section 2.9(b) hereof.

      (fff) Exchange Company. The term "Exchange company" shall mean RCI or Interval International or any successor approved in writing by TFC, which approval TFC agrees not to unreasonably withhold.

      (ggg) Financial Statements. The tax returns and balance sheets and statements of income and expense of each Borrower, and the related notes and schedules delivered by each Borrower to TFC prior to the date of this Agreement and provided for in Section 4.1 of this Agreement; and the monthly, quarterly and annual financial statements and reports required to be provided to TFC pursuant to Section 7.1(h) (i), (ii), (iii), (iv), (v), (vi), (xi) and (xii).

      (hhh) Fiscal Year. The term "Fiscal Year" shall have the meaning ascribed to such term in Section 7.1(h)(iii) hereof.

      (iii) GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

      (jjj) Governmental Requirements. The term "Governmental Requirements" shall mean all federal, state, and local rules, regulations, ordinances, laws, and statutes which affect the use and occupancy of the Resorts, the completion, use and occupancy of the Improvements, or Borrower's right to create or sell Intervals.

      (kkk) Governmental Authority or Governmental Authorities. The terms "Governmental Authority" and "Governmental Authorities" means the United States of America and the state, county and town in which a Resort is located, and all other governmental authorities having jurisdiction over Borrower, the Resorts, or the creation or sale of Intervals.

      (lll) Hazardous Materials. "Hazardous substances," "hazardous waste" or "hazardous constituents," "toxic substances", or "solid waste", as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

      (mmm) Improvements. The term "Improvements" means the construction, renovation, rehabilitation and development of all improvements at the Marathon Key Resort as a 58 Unit timeshare resort consisting of 13 hotel units, 24 one bedroom Units and 21 two bedroom Units, as provided in the Architectural Contract, the Construction Contracts, this Agreement and the Plans.


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      (nnn) Improvements Completion Date. The term "Improvements Completion
Date" shall mean the deadline for completion of each element of construction, development, renovation and rehabilitation of the Improvements as set forth on the Approved Construction Schedule, which shall not be later than October 1, 2004.

      (ooo) Indemnified Lender Parties. The term "Indemnified Lender Parties" shall have the meaning ascribed to such term in Section 7.1(v) hereof.

      (ppp) Ineligible Notes Receivable. The term "Ineligible Notes Receivable" shall have the meaning ascribed to such term in Section 2.9(b) hereof

      (qqq) Initial Revolving Loan Advance. The term "Initial Revolving Loan Advance" shall mean the first Advance under the Revolving Loan Component, which shall occur not later than the Initial Revolving Loan Advance Date.

      (rrr) Initial Revolving Loan Advance Date. The term "Initial Revolving Loan Advance Date" shall mean the earlier of: (i) the date on which the Initial Revolving Loan Advance is made, or (ii) March 1, 2004.

      (sss) Inspecting Architects/Engineers. The term "Inspecting Architects/Engineers" shall mean such employees, representatives, and agents of TFC or other third parties, who may, from time to time, conduct inspections of the Improvements, the Marathon Key Resort and other Resorts, review Borrower's compliance with the Agreement or perform other services related thereto, the costs of which are to be borne by Borrower, provided, however, that if no Default or Event of Default has occurred, Borrower shall not be required to bear the expense of more than two (2) such inspections per year.

      (ttt) Interest Rate. The term "Interest Rate" shall mean: (i) with respect to the Acquisition/Construction Loan Component, a variable rate of interest, adjusted as of the first Business Day of each month, equal to the sum of the Prime Rate (as defined hereafter), plus one and one-quarter percent (1.25%) per annum, but in no event less than six and one-quarter percent (6.25%) per annum (the "Acquisition/Construction Loan Component Interest Rate"); and (ii) with respect to the Revolving Loan Component, a variable rate of interest, adjusted as of the first Business Day of each month, equal to the sum of the Prime Rate, plus one percent (1.0%) per annum, but in no event, less than six percent (6.0%) per annum (the "Revolving Loan Component Interest Rate"). Interest shall be computed on the average monthly outstanding principal balance of the component in question at the applicable interest rate on the basis of a 360-day year and twelve 30 day months.

      (uuu) Intentionally Omitted.

      (vvv) Interval. A Timeshare Interest compromised of a right to use and occupy a Unit for a certain period of time each year or every other year in perpetuity coupled with an undivided fee simple estate or an estate for years therein acquired pursuant to an Owner Beneficiary Agreement.

      (www) Inventory Control Procedures. The term "Inventory Control Procedures" shall have the meaning ascribed to such term in Section 6.24 hereof.

      (xxx) Lender Advance Report. The term "Lender Advance Report" shall have the meaning ascribed to such term in Section 2.5(b) hereof.

      (yyy) Lien. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

      (zzz) Loan or Loans. The terms "Loan" and "Loans" mean, as the context requires, singly each loan and collectively all loans made by the Lenders to either Borrower pursuant to this Agreement. The Loan shall consist of the Revolving Loan Component in a maximum amount not to exceed $30,000,000 and the Acquisition/Construction Loan Component in a maximum amount not to exceed $11,800,000, which amounts shall be repaid as provided in Section 2.8 hereof. Notwithstanding the foregoing, the maximum outstanding principal balance of the Loan shall not exceed $30,000,000 at any time.

      (aaaa) Loan Documents. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

            (i)       This Agreement;

            (ii)      The Revolving Loan Component Note;

            (iii)     The Acquisition/Construction Loan Component Note;

            (iv)      The Environmental Indemnification Agreement;

            (v)       The Assignment of Notes Receivable and Mortgages;

            (vi)      Borrower's Certificate and Request for Advance;

            (vii)     The Lockbox Agreement;

            (viii)    The Marathon Key Resort Mortgage;

            (ix)      The Assignment of Rents and Leases;

            (x) Financing Statements; UCC-1 Financing Statements covering the Collateral, to be filed with the Secretary of State and/or such other office where UCC-1 Financing Statements are required to be filed pursuant to the Code;

            (xi)      The Assignment of Architectural Contract;

            (xii)     The Assignment of Construction Contract;

            (xiii)    The Assignment of Plans and Permits;

            (xiv)     The Servicing Agreement;

            (xv)      Application for Acquisition/Construction Advance;

            (xvi)     Assignment of Management Agreement;

            (xvii)    Negative Pledge;

            (xviii)   Custodial Agreement; and

            (xix) Other Items; Such other agreements, documents, instruments, certificates and materials as TFC may reasonably request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent, as agent for Lenders, contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time.

      (bbbb) Loan Year. The term "Loan Year" shall mean, with respect to the Revolving Loan Component only, the period from the Initial Revolving Loan Advance Date through the last day of the immediately following full twelve (12) months and each twelve (12) months thereafter.

      (cccc) Lockbox Agent. Fleet Bank, or such other financial institution as may be approved by TFC in writing from time to time, which approval TFC agrees not to unreasonably withhold.

      (dddd) Lockbox Agreement. The Lockbox Agreement, in form and substance reasonably satisfactory to TFC, by and among Borrower, Agent, Servicing Agent and Lockbox Agent, pursuant to which the Lockbox Agent is to provide lockbox, reporting and related services and is to provide for the receipt of payments on the Notes Receivable and the disbursement of such payments to Agent.

      (eeee) Management Agreements. The term "Management Agreements" shall mean each management agreement for the Marathon Key Resort and each management agreement for the Additional Eligible Resorts.

      (ffff) Marketing and Sales Expenses. The term "Marketing and Sales Expenses" shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

      (gggg) Mandatory Prepayment. Any prepayment required by Section 2.9(b) of this Agreement.

      (hhhh) Marathon Key Resort. The term "Marathon Key Resort" shall mean the real property presently known as the Marathon Best Western Resort, a seventy-nine (79) room hotel, to be developed by Borrower as a fifty-eight (58) unit timeshare resort, located in Marathon Key, Florida and more particularly described in Schedule E attached hereto and made a part hereof.

      (iiii) Marathon Key Resort Mortgage. The term "Marathon Key Resort Mortgage" shall mean the properly recorded, first priority mortgage, executed and delivered by Bluegreen Vacations Unlimited, Inc. to Agent, as agent for each Lender, in the form attached hereto and made a part hereof as Exhibit M, securing and encumbering all of the right, title and interest of Bluegreen Vacations Unlimited, Inc. in the Marathon Key Resort, and related or appurtenant easements, access and use rights and benefits.

      (jjjj) Material Party. The term "Material Party" shall have the meaning ascribed to such term in Section 4.1(f)(iii) and 4.5(f) hereof.

      (kkkk) Material Subcontractor. The term "Material Subcontractor" shall have the meaning ascribed to such term in Section 4.1(f)(xvii) hereof.

      (llll) Maximum Available Revolving Amount. The term "Maximum Available Revolving Amount" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

      (mmmm) Maximum Loan Amount. The term "Maximum Loan Amount" shall have the meaning ascribed to such term in Section 2.1(b) hereof.

      (nnnn) Minimum Loan Usage Fee. The term "Minimum Loan Usage Fee" shall have the meaning ascribed to such term in Section 2.10 hereof.

      (oooo) Mortgage. A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, executed and delivered by the Trustee to Bluegreen Corporation, securing a Pledged Note Receivable and encumbering all of the right, title and interest of the Trustee in the related Encumbered Interval and Common Elements, and related or appurtenant easement, access and use rights and benefits.

      (pppp) Negative Pledge. The term "Negative Pledge" shall mean the properly recorded negative pledge for each Resort prohibiting the assignment of any Management Agreement or reservation system for any Resort, except as expressly provided herein, executed and delivered by Borrower to Agent, as Agent for each Lender, in the form attached hereto and made a part hereof as Exhibit S.

      (qqqq) Note. The term "Note" shall mean, singly and collectively, the Revolving Loan Component Note and the Acquisition/Construction Loan Component Note.

      (rrrr) Note Receivable. The term "Note Receivable" shall mean a promissory note executed in favor of Borrower in connection with a Purchaser's acquisition of an Interval at the Resorts.

      (ssss) Notice of Borrowing. The term "Notice of Borrowing" shall have the meaning ascribed to such term in Section 2.5(a) hereof.

      (tttt) Obligations. All amounts due or becoming due to each Lender in respect of the Loan or Loans under any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by a Lender or advanced to or on behalf of Borrower by a Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise

      (uuuu) Operating Contract or Operating Contracts. The terms "Operating Contract" and "Operating Contracts" shall have the meaning ascribed to such terms in Section 6.21 hereof.

      (vvvv) Operating Expenses. The term "Operating Expenses" shall mean the total of all expenditures, computed in accordance with Generally Accepted Accounting Principles, of whatever kind relating to the ownership, operation, maintenance and management of the Resorts that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary and capital repairs and maintenance, insurance premiums, license fees, property taxes and assessments, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by TFC, and other similar costs.

      (wwww) Opinion of Counsel. The term "Opinion of Counsel" shall mean the opinions of Borrower's legal counsel, satisfactory to TFC, in the forms attached hereto and made a part hereof as Exhibits R-1 and R-2, executed and delivered to the Agent, on behalf of the Lenders, as required hereunder.

      (xxxx) Owner Beneficiary. The Purchaser under an Owner Beneficiary Agreement who acquires Owner Beneficiary Rights with appurtenant Vacation Points.

      (yyyy) Owner Beneficiary Agreement. That certain owner beneficiary agreement executed by a Purchaser in connection with the purchase of Owner Beneficiary Rights and appurtenant Vacation Points, pursuant to which the Purchaser thereunder directs Bluegreen Vacations Unlimited, Inc. to immediately convey the Timeshare Interest purchased thereunder to the Trustee and the Trustee to hold such Timeshare Interest pursuant to the Trust Agreement, at which time the Purchaser becomes a member and an Owner Beneficiary of the Vacation Club, is identified as an Owner Beneficiary in a schedule attached to the Trust Agreement, as amended from time to time to include each new Owner Beneficiary, and is entitled to certain Owner Beneficiary Rights under the Trust Agreement and a specific number of Vacation Points corresponding to such rights, which Vacation Points may be used by the Owner Beneficiary for lodging for varying lengths of time at the various Resorts.

      (zzzz) Owner Beneficiary Rights. The beneficial rights provided to an Owner Beneficiary under the Trust Agreement, which rights shall specifically include the rights of performance provided to Owner Beneficiaries by the Trustee and Vacation Points.

      (aaaaa) Participant. The term "Participant" shall mean, singly and collectively, any bank or other entity, which is indirectly or directly funding any Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.

      (bbbbb) Payment Authorization Agreement. The term "Payment Authorization Agreement" shall mean any pre-authorized electronic debit agreement by Purchaser for payment of a Note Receivable.

      (ccccc) Permits. The term "Permits" shall mean all permits, consents, approvals and authorizations issued by any Governmental Authority for the acquisition, construction, development, renovation, rehabilitation, use, operation and occupancy of the Marathon Key Resort.

      (ddddd) Permitted Exceptions. The term "Permitted Exceptions" means those exceptions to and encumbrances on title to the Marathon Key Resort which TFC has approved on the date of this Agreement and which are described on Schedule F attached hereto and made a part hereof.

      (eeeee) Person. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

      (fffff) Plans. The term "Plans" shall mean the final working drawings and specifications for the construction of the Improvements, which will be prepared by the Architect and approved by TFC from time to time, which approval TFC agrees not to unreasonably withhold, and as may be modified pursuant to Section 7.2(o) hereof.

      (ggggg) Pledged Notes Receivable. Any Note Receivable related to the Resorts which at any time has been pledged to Agent on behalf of Lenders by Borrower pursuant to this Agreement or any of the Loan Documents.

      (hhhhh) Preparer. The term "Preparer" shall have the meaning ascribed to such term in Section 4.1(d) hereof.

      (iiiii) Prime Rate. The highest prime rate of interest from time to time announced or published in the Money Rates column of the Wall Street Journal (Eastern Edition) (the "WSJ"). In the event that the prime rate announced or published in the WSJ shall no longer be available, due to the nonexistence of the WSJ or the WSJ's failure to publish or announce a prime rate, then the Prime Rate shall be the highest prime rate published by a major money center bank selected by Agent.

      (jjjjj) Pro Rata Percentage. The term "Pro Rata Percentage" shall mean the applicable percentage of the Loan that each Lender has agreed to make to Borrower pursuant to this Agreement.

      (kkkkk) Property or Properties. The term "Property" or "Properties" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      (lllll) Purchase Price. The term "Purchase Price" shall mean the total purchase price of a timeshare Interval, as set forth in the Timeshare Documents and Note Receivable relating to the purchase of such Interval.

      (mmmmm) Purchaser. The term "Purchaser" shall mean any Person who purchases one or more Intervals.

      (nnnnn) Resort or Resorts (also "Eligible Resort" or "Eligible Resorts"). Individually and collectively, as applicable, each or all of the interval ownership and time-share projects approved by Agent in accordance with Sections
3.7 and 4.5 hereof and set forth in Schedule nnnnn hereto, as may be amended from time to time. The term "Resort" or "Resorts" includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations and the other Timeshare Documents.

      (ooooo) Intentionally Omitted.

      (ppppp) Revolving Credit Period. The term "Revolving Credit Period" shall mean the period commencing on the Initial Revolving Loan Advance Date and ending two years from the date of the Initial Revolving Loan Advance.

      (qqqqq) Revolving Loan Advance. The term "Revolving Loan Advance" shall mean a portion of the proceeds of the Revolving Loan Component advanced by Lender to Borrower in accordance with the provisions of this Agreement, which Advance is to be used by Borrower solely for the purposes permitted hereunder.

      (rrrrr) Revolving Loan Component. The term "Revolving Loan Component" shall mean that portion of the Loan in an amount not to exceed of $30,000,000 on the terms and conditions described in Sections 2.2, 2.4, 2.7, 2.9 and 2.10 hereof, which amount shall be repaid as provided in Section 2.8 hereof.

      (sssss) Revolving Loan Component Note. The term "Revolving Loan Component Note" shall mean that certain Note or Notes, in the form attached hereto and made a part hereof as Exhibit N, dated the date hereof, and executed and delivered by Borrower to Agent, as agent on behalf of each Lender evidencing the Revolving Loan Component.

      (ttttt) Revolving Loan Maturity Date. The term "Revolving Loan Maturity Date" shall have the meaning ascribed to such term in Section 2.8(c) hereof.

      (uuuuu) Intentionally Omitted.

      (vvvvv) Security. The term "Security" shall have the same meaning as in
Section 2(1) of the Securities Act of 1933, as amended.

      (wwwww) Servicing Agent. Agent's exclusive agent, which shall be such Person or Persons designated by Borrower and approved by Agent in its sole discretion, for the purposes of billing and collecting amounts due on account of the Pledged Notes Receivable, providing reports pursuant to the Servicing Agreement and performing other servicing functions not performed by the Lockbox Agent. Bluegreen Corporation shall be the Servicing Agent until an

Event of Default shall have occurred and Agent replaces Bluegreen Corporation as Servicing Agent as provided in Section 10.14.

      (xxxxx) Servicing Agreement. The term "Servicing Agreement" shall mean the agreement by and among Bluegreen Vacations Unlimited, Inc., Bluegreen Corporation and Agent on behalf of the Lenders, in form and substance acceptable to TFC in its reasonable discretion, for the purposes of billing and collecting on amounts due on account of the Pledged Notes Receivable, as the same may be modified from time to time with TFC's prior written consent, which consent TFC shall not unreasonably withhold.

      (yyyyy) Submissions. The term "Submissions" shall have the meaning ascribed to such term in Section 4.1(d) hereof.

      (zzzzz) Intentionally Omitted.

      (aaaaaa) Summary of Weekly Advances. The term "Summary of Weekly Advances" shall have the meaning ascribed to such term in Section 2.5(b) hereof.

      (bbbbbb) Survey. The term "Survey" means a survey of each Resort, satisfactory to Borrower and TFC and prepared by a surveyor reasonably satisfactory to TFC and the Title Company (as hereafter defined), which survey shall show, among other things which may be reasonably requested by TFC or the Title Company, the location and dimensions of all improvements, including the Units, common elements and other buildings and improvements and shall indicate the routes of ingress and egress for public access to the Resort in question, all utility lines, walks, drives, building and setback lines, distances of the all buildings and improvements from the building, setback and property boundary lines, recorded or visible easements and rights-of-way on the applicable Resort, and showing that there are no encroachments, improvements, projections, or easements (recorded or unrecorded) on the property lines. The Survey shall certify the acreage of the Resort, the location and number of parking spaces, the height and square footage of the improvements thereon and shall indicate the zoning designation for the Resort and whether the Resort is located within any flood hazard area. The Survey must be prepared in accordance with the standards set forth by ALTA/ACSM and those of any and all surveyors' bureaus or associations of the jurisdiction in which the Resort is located as well as any and all applicable laws and must be certified to TFC, Borrower and the Title Company. The surveyor's certificate placed on the Survey shall be in form and substance reasonably acceptable to the TFC and shall include a statement that the Survey locates any and all items set forth as exceptions in the Title Policy as TFC may reasonably require. The survey shall include a legal description of the Resort by metes and bounds, and otherwise satisfy all of TFC's survey requirements, and shall include any other information reasonably required by TFC or the Title Company.

      (cccccc) Tangible Net Worth. The term "Tangible Net Worth" means, with respect to any Person, the amount calculated in accordance with GAAP as: (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus
(ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated debt of such Person and its consolidated subsidiaries, the terms and conditions of which are reasonably satisfactory to TFC, minus
(iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP.

      (dddddd) Term. The term "Term" shall mean, as the case may be, the Acquisition/Construction Loan Component Term or the Revolving Loan Component Term.

      (eeeeee) Timeshare Act. The term "Timeshare Act" shall mean any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals.

      (ffffff) Timeshare Documents. The term "Timeshare Documents" shall mean any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals, as well as the Declaration and all other documents related to the creation and operation of the Resort.

      (gggggg) Timeshare Interest. A timeshare estate comprised of a right to use and occupy a Unit for a certain period of time each year or every other year in perpetuity coupled with a fee estate or an estate for years acquired pursuant to an Owner Beneficiary Agreement, which the Purchaser thereof directs Bluegreen Vacations Unlimited, Inc. to immediately convey to the Trustee and the Trustee holds such timeshare estate pursuant to the Trust Agreement, at which time, the Purchaser becomes a member and an Owner Beneficiary of the Vacation Club, is identified in a schedule attached to the Trust Agreement, amended from time to time to include each new Owner Beneficiary, and is entitled to certain Owner Beneficiary Rights under the Trust Agreement and a specific number of Vacation Points corresponding to such rights, which Vacation Points may be used by the Owner Beneficiary for lodging for varying lengths of time at the various Resorts within the Vacation Club.

      (hhhhhh) Timeshare Owners' Association. The term "Timeshare Owners' Association" shall mean, with respect to each Resort, the applicable not-for-profit corporations described on Schedule H, attached hereto and made a part hereof, as the same may be amended from time to time

      (iiiiii) Title Company. The term "Title Company" shall mean any title company reasonably acceptable to TFC which issues the Title Policy and any mortgage title policy.

      (jjjjjj) Title Policy. The term "Title Policy" means an ALTA extended coverage lender's title insurance policy issued by the Title Company in the amount of Eleven Million Eight Hundred Thousand Dollars ($11,800,000.00) insuring that the Marathon Key Resort Mortgage constitutes a valid first priority lien covering the Marathon Key Resort, without exception for mechanics' liens or for matters that an accurate survey would disclose, subject only to the Permitted Exceptions, and issued by the Title Company in favor of Agent, as agent for each Lender. The Title Policy shall contain, to the extent available, such affirmative coverage as TFC deems reasonably necessary, including but not limited to an affirmative statement that the Title Policy insures Agent, as agent for each Lender, together with their respective successors and assigns, against all mechanics' and materialmen's liens arising from or out of completion of the Work (as hereafter defined) at Marathon Key Resort and shall contain such endorsements as TFC may reasonably request, in form and content acceptable to TFC including, without limitation, the following endorsements: (A) an endorsement insuring against matters that would be disclosed by an accurate survey of the property; (B) an endorsement insuring that no building restriction or similar exception to title disclosed on the Title Policy has been violated and that any violation thereof would not create or result in any reversion, reverter, or forfeiture of title;
(C) an endorsement insuring over any environmental superlien or similar lien on all or any portion of the property; (D) variable rate endorsement; (E) land same as survey endorsement; (F) ALTA 9 endorsement; (G) an endorsement that all separate parcels comprising the property are contiguous and that the property (or each parcel thereof) constitutes a separate tax lot; and (H) pending disbursements endorsement.

      (kkkkkk) Total Acquisition Costs. The term "Total Acquisition Costs" shall mean all costs, fees and expenses incurred in connection with the acquisition of the Marathon Key Resort as approved by TFC in writing and as set forth in the Approved Budget.

      (llllll) Total Construction Costs. The term "Total Construction Costs" shall mean all costs, fees and expenses incurred in connection with the construction, development, renovation and rehabilitation of all Improvements at the Marathon Key Resort, as approved by TFC in writing and as set forth in the Approved Budget.

      (mmmmmm) Intentionally Omitted.

      (nnnnnn) Transfer Account. The term "Transfer Account" shall mean the account established by Agent, as described in Schedule I attached hereto and made a part hereof, as the same may be amended from time to time, to which all Loans by Lenders will be made.

      (oooooo) Trust Agreement. That certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, by and among Bluegreen Vacations Unlimited, Inc., the Trustee, the Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time with prior written notice of any material amendment, restatement or other modification to TFC, provided, however, that no such amendment, restatement or other modification shall adversely affect in a material manner the Collateral, together with all other agreements, documents and instruments governing the operation of the Vacation Club.

      (pppppp) Trustee. Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Trust Agreement, and its permitted successors and assigns.

      (qqqqqq) UCC-1 Financing Statements. The UCC-1 Financing Statements, naming Borrower as debtor and Agent as secured party on behalf of each Lender filed in connection with the Loans and all amendments thereto.

      (rrrrrr) Unit. The term "Unit" shall mean, with respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the applicable Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

      (ssssss) Vacation Club. Bluegreen Vacation Club Trust, doing business as Bluegreen Vacation Club, formed pursuant to the Trust Agreement.

      (tttttt) Vacation Points. The value placed upon a nightly or weekly occupancy of a Unit pursuant to the terms of an Owner Beneficiary Agreement, which value is set forth within the Demand Balancing Standard (as defined in the Trust Agreement).

      (uuuuuu) Voluntary Prepayment. The term "Voluntary Prepayment" shall mean any voluntary prepayment of the Loan permitted to be made by Borrower under the terms of this Agreement.

      (vvvvvv) Work. The term "Work" shall mean the completion of the construction, development, renovation and rehabilitation of the Improvements at the Marathon Key Resort as provided in the Construction Contracts, the Architect's Contract, the Plans and this Agreement.

                             SECTION 2 -- THE LOAN

      2.1 Acquisition/Construction Loan Component and Lending Limits.

      (a) Acquisition/Construction Loan. Upon the terms and subject to the conditions set forth in this Agreement, from time to time, but no more frequently than once per calendar month, Borrower may submit an Application for Acquisition/Construction Advance to TFC requesting an Acquisition/Construction Advance under the Loan for the payment of costs and expenses incurred in connection with the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing and equipping of the Marathon Key Resort or for the payment of other costs and expenses incident to the Loan, as specified in the Approved Budget. Upon submission by the Borrower to TFC of satisfactory evidence of payment by the Borrower of such costs and expenses, or upon submission by the Borrower of invoices for such costs and expenses of work, services or materials performed, rendered or delivered to Borrower as of the date of such Advance, as specified in the Approved Budget, and satisfaction of the conditions to such Advance as provided herein, the proceeds of such Advance shall be paid by the Lender(s) to the Borrower to reimburse the Borrower, or to provide the Borrower with funds for such payment, subject at all times to the terms and conditions of this Agreement. Borrower shall submit Applications for Acquisition/Construction Advances to TFC at least five (5) Business Days prior to the date of the Advance in question. The funds to be advanced shall be wired to Bluegreen Vacations Unlimited, Inc.'s operating account as directed in writing by Borrower, unless TFC shall, in its sole discretion, elect to fund Advances through an escrow agent approved by TFC. The first Acquisition/Construction Advance shall be made on the Closing Date. Notwithstanding anything herein to the contrary, Lenders shall not be obligated to make more than five (5) Acquisition/Construction Advances under any circumstances and all such Advances must be made on or before the Improvements Completion Date. If any portion of the Acquisition/Construction Loan Component is not advanced by the Improvements Completion Date, then Borrower shall no longer be entitled to request, nor shall Lenders be obligated to loan, an advance of the Acquisition/Construction Loan Component.

      (b) Lending Limits. Borrower acknowledges, agrees and confirms that the obligation of all Lenders, including TFC, to make Acquisition/Construction Loan Advances under this

Agreement to the Borrower is limited to the lesser of: (i) 75% of the aggregate of Total Acquisition Costs and Total Construction Costs as set forth in the Approved Budget; or (ii) $11,800,000.00. Borrower further acknowledges, agrees and confirms that the obligation of each Lender, including TFC, to make loans hereunder to the Borrower is limited to: (i) with respect to each Acquisition/Construction Advance hereunder, each Lender's Pro Rata Percentage of any such Acquisition/Construction Advance hereunder and (ii) with respect to all Advances made hereunder, such Lender's obligation hereunder shall be limited to its Commitment as set forth on Schedule A-1 hereto, as hereafter amended from time to time. Notwithstanding anything herein to the contrary, the maximum outstanding principal balance of the Loans, including the outstanding principal balances of the Acquisition/Construction Loan Component and the Revolving Loan Component, shall not exceed $30,000,000 in the aggregate at any time (the "Maximum Loan Amount").

      (c) Expenditures in Excess of the Approved Budget. No Lender shall be required to make any Acquisition/Construction Loan Advance so long as there remains any outstanding amounts due which constitute amounts expended in excess of the Approved Budget or any scheduled draw or Advance thereunder.

      (d) Limitations on Acquisition/Construction Loan Advances. Acquisition/ Construction Advances for Total Construction Costs shall be limited to direct payment or reimbursement for work in place and materials delivered up to the amounts shown in corresponding line items in the Approved Budget.

      2.2 Revolving Loan Component and Lending Limits.

      (a) Revolving Loan Component. Upon the terms and subject to the conditions set forth in this Agreement, each Lender agrees severally, at any time and from time to time during the Revolving Credit Period, to make a loan or loans to Borrower, and Borrower may borrow, repay and reborrow during the Revolving Credit Period only, with respect to the Revolving Loan Component only, in an aggregate amount not to exceed at any time the lesser of: (i) each Lender's Pro Rata Percentage of the amount of the Borrowing Base or (ii) the lending limits set forth in section 2.2(b) hereof.

      (b) Lending Limits. Borrower acknowledges, agrees and confirms that the obligations of all Lenders, including TFC, to make Loans under this Agreement to Borrower is limited to the lesser of: (i) the Borrowing Base or (ii) $30,000,000 (the "Maximum Available Revolving Amount"). Borrower further acknowledges, agrees and confirms that the obligation of each Lender, including TFC, to make loans hereunder to Borrower is limited to: (i) with respect to each Revolving Loan Advance hereunder, each Lender's Pro Rata Percentage of any such Advance hereunder and (ii) with respect to all Revolving Loan Advances made hereunder, such Lender's obligation hereunder shall be limited to its Commitment as set forth on Schedule A-2 hereto. Notwithstanding anything herein to the contrary, the maximum outstanding principal balance of the Loans, including the outstanding principal balances of the Acquisition/Construction Loan Component and the Revolving Loan Component, shall not exceed the Maximum Loan Amount at any time.

      (c) Revolving Loan Advance. Notwithstanding anything herein to the contrary, the Revolving Loan Advances shall commence on the Initial Revolving Loan Advance Date, provided that Advances under the Revolving Loan Component with respect to Eligible Notes Receivable generated from the sale of Intervals at the Marathon Key Resort shall commence no later than July 1, 2004.

      2.3 Making of Loans. Each Loan under this Agreement by a Lender shall be made ratably in accordance with each Lender's respective Pro Rata Percentage, provided, however, that the failure of any Lender to make any required Loan shall not in itself relieve any other Lender of its obligation to make any required Loan hereunder. Likewise, no Lender, including TFC, shall be responsible or liable for the failure of any other Lender to make any Loan required to be made by such other Lender, nor shall any Lender, including TFC, be obligated to make any Loan or Loans in excess of its respective Pro Rata Percentage, but not in excess of its Commitment, in the event that any other Lender fails or refuses to make a Loan or Loans as provided hereunder, provided, however, that if any other Lender shall fail to make its Pro Rata Percentage of any Loan or Loans, TFC will be responsible for funding up to, but not in excess of a total of $30,000,000. As and when additional Lenders, other than TFC, execute and deliver this Agreement, then (A) such additional Lenders shall be deemed to have simultaneously purchased from each of the other Lenders which has previously executed and delivered this Agreement, a share in such other Lenders' Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Advances to Borrower are made ratably by each Lender in accordance with its respective Pro Rata Percentage. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights TFC may have against any Lender as a result of any Lender's failure to make any Loan or Loans as provided herein.

      2.4 Note Evidencing Borrower's Obligations. Borrower's obligations to pay the principal of and interest on: (i) the Loan or Loans made by each Lender under the Revolving Loan Component shall be evidenced by the Revolving Loan Component Note and (ii) the Loan or Loans made by each Lender under the Acquisition/Construction Loan Component shall be evidenced by the Acquisition/Construction Loan Component Note. Each Note to Agent, as agent for each Lender, shall be dated as of the date hereof and be in the stated principal amount of the respective loan component. Each Note will mature on its respective maturity date, bear interest as provided in Section 2.7 hereof and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of either Note, the aggregate outstanding principal amount of the Loan at any time shall be the aggregate principal amount owing on each Note at such time. Agent shall and is hereby authorized to record on any grid attached to each Note (or, alternatively, in its internal books and records) the date and amount of each Advance made by Lenders, the interest rate and interest period applicable thereto and each repayment thereof; and such grid or other books and records shall, as between Borrower and each Lender, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by Agent to so record any Advance made by Lenders (or any error in such recordation) or any payment thereon shall not affect the Obligations of Borrower under this Agreement or under the Notes and shall not adversely affect Lender's rights under this Agreement with respect to the repayment thereof. At the election of any Lender, Borrower shall execute and deliver to such Lender, a
Note in a stated principal amount equal to such Lender's Pro Rata Percentage of the Loan, which such Note or Notes shall be on the same terms and conditions as provided above and which Note or Notes shall be included within the definition of "Note" as such term is used herein. If the delivery of any such Note is required in connection with an increase, modification, or extension of the Revolving Credit Period, the Maximum Loan Amount, the Acquisition/Construction Loan Maturity Date, the Revolving Loan Maturity Date or the amount of the Loan or any other modification to this Agreement, then delivery of such Note shall be at the sole expense of Borrower. Otherwise, delivery of such Note shall be at the sole expense of the Lender requesting the Note.

      2.5 Notice of Advances.

      (a) Upon receipt by TFC from Borrower of a written request for an Advance in accordance with Section 5 hereof and Borrower's satisfaction of the requirements set forth in Section 5 hereof, TFC shall give a written notice (a "Notice of Borrowing") to each Lender, (which Notice of Borrowing shall be given to each Lender not less than one (1) business day prior to the date of the proposed Advance) in the form attached hereto as Exhibit O setting forth: (i) the total amount of the Advance requested by Borrower and whether it is a request for an Advance under the Acquisition/Construction Loan Component or under the Revolving Loan Component; (ii) the aggregate amount of all Loans previously made by each respective Lender; (iii) the outstanding principal balance of the Revolving Loan Component; (iv) the outstanding principal balance of the Acquisition/Construction Loan Component; (v) the current applicable Interest Rate as determined in accordance with Section 2.7 hereof; (vi) each such Lender's Pro Rata Percentage of the requested Advance and (vii) the date on which such Advance is to be made;

or, at the option of the Agent:

      (b) Agent shall provide to each Lender: (A) each month by the close of business on the fifth (5th) business day following receipt by TFC from Borrower, but in no event later than the 30th day of the month: (i) an updated borrowing base report (a "Borrowing Base Report") in the form attached as Exhibit P; and
(ii) an updated trial balance and aging report for the Pledged Notes Receivable (a "Collateral Data Report"); and (B) by the close of business on the tenth
(10th) business day following receipt by TFC from Borrower of the documents described in Section 2.5(b)(A) above, (i) a summary of all Advances made by TFC during the immediately preceding month (a "Summary of Weekly Advances"); and
(ii) a summary report of Advances and repayments or collections for the immediately preceding month and a calculation of the amount of the Advance required of such Lender (a "Lender Advance Report").

      2.6 Disbursement of Funds.

      (a) If notice of Advances is provided in accordance with Section 2.5(a) above, then after receiving a Notice of Borrowing from TFC, each Lender shall, not later than 11:00 a.m., Eastern Standard Time, on the date specified in such Notice of Borrowing on which the proposed Advance is to be made, wire transfer to Agent at the Transfer Account, in immediately available funds, an amount equal to each such Lender's Pro Rata Percentage of the proposed Advance as set forth in the Notice of Borrowing. Upon Agent's receipt of funds from each Lender equal to the amount of the requested Advance, and subject to Borrower's compliance with the terms and conditions of this Agreement, Agent shall disburse the Advance to Borrower by wire transfer of funds as directed in writing by Borrower. If Agent shall not receive funds from any Lender as set forth above, then, subject to Section 2.3 hereof, the amount of the Advance in question shall be automatically reduced by an amount equal to the missing Lender's Pro Rata Percentage of the Advance in question, and Agent shall, subject to Borrower's compliance with the terms and conditions of this Agreement, disburse the Advance in the reduced amount to Borrower by wire transfer of funds as directed in writing by Borrower. TFC, in its sole and absolute discretion, may (but shall not be obligated to) make the full amount of the requested Advance available to Borrower prior to the receipt by Agent from one or more Lenders of funds representing such Lender's or Lenders' Pro Rata Percentage of the Advance in question, subject to Section 2.3 hereof. If the funds representing such Lender's or Lenders' Pro Rata Percentage of the Advance in question are not received by Agent within two business days of the date of such Advance, Borrower shall immediately, upon demand of TFC, repay such amount to Agent. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights TFC may have against any Lender as a result of any Lender's failure to make any Loan or Loans as provided herein; or

      (b) If Agent shall, at its sole and absolute discretion, elect to fund periodic Advances on behalf of each of the Lenders, and in such event notice of Advances is provided in accordance with Section 2.5(b) above, then by the close of business on the third (3rd) business day following such Lender's receipt of the Lender Advance Report, such Lender shall wire transfer to Agent at the Transfer Account, in immediately available funds, the net amount due from such Lender as set forth in the Lender Advance Report. If the funds representing such Lender's amount of the Advance or Advances in question are not received by Agent within five (5) business days of the date of such Lender's receipt of the Lender Advance Report, Borrower shall immediately, upon demand of TFC, repay such amount to Agent. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights TFC may have against any Lender as a result of any Lender's failure to make any Loan or Loans as provided herein.

      2.7 Interest Rate. From and after the Closing Date, (i) with respect to the Revolving Loan Component, including each Loan hereafter made pursuant to
Section 2.2(a) hereof, the Revolving Loan Component shall bear interest at the Revolving Loan Component Interest Rate and (ii) with respect to the Acquisition/Construction Loan Component, including each Loan hereafter made pursuant to Section 2.1(a) hereof, the Acquisition/Construction Loan Component shall bear interest at the Acquisition/Construction Loan Component Interest Rate. Immediately upon the occurrence of an Event of Default and after the respective maturity date (if the Loan is not paid in full on the respective maturity date), at TFC's election, in its sole discretion, the entire Loan will bear interest at the Default Rate.

      2.8 Payments. Borrower agrees punctually to pay or cause to be paid to Agent, as agent for each Lender, all principal and interest due under each Note in respect of the Loans. Borrower shall make the following payments on the
Loans:

      (a) Monthly Payments.

      (1) Revolving Loan Component. Borrower shall direct or otherwise cause all makers of all Pledged Notes Receivable to pay all monies due thereunder to the lockbox established pursuant to the Lockbox Agreement, or as otherwise required by TFC. One hundred percent

(100%) of the cleared funds collected from the Pledged Notes Receivable each week will be paid to Agent by the Lockbox Agent pursuant to the Lockbox Agreement, and will be applied by Agent first to the payment of costs or expenses incurred by TFC pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amounts due to any Lender in connection with the Loan ("Collection Costs") and the balance to each Lender in accordance with the applicable percentage of the outstanding principal balance of the Loan that each Lender has made (the "Pro Rata Payment Percentage") as provided in Section 2.8(d) hereof. Each Lender shall apply the balance of each such payment in the following order: (i) to any interest accrued at the applicable Default Rate, (ii) to the payment of accrued and unpaid interest at the Revolving Loan Component Interest Rate, and (iii) to the reduction of the principal balance of such Lender's outstanding Loans. In the event that the cleared funds received by Agent are insufficient to pay the amounts described in aforementioned clauses (i)-(ii), then Agent shall provide Borrower with written notice of such insufficiency and Borrower shall pay the insufficiency to Agent within five (5) days of the date of such written notice. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lenders; and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received by Borrower) as and when received by Borrower within one
(1) Business Day of receipt thereof, unless a Default or an Event of Default has occurred and TFC shall have notified Borrower to deliver directly to Agent all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Agent as agent for Lenders and delivered to Agent by Borrower within one (1) Business Day of receipt thereof; and

      (2) Acquisition/Construction Loan Component. Borrower shall pay to Agent on or before the tenth day of each month an amount equal to: (i) any Collection Costs; (ii) all interest accrued at the applicable Default Rate on the Acquisition/Construction Loan Component; and (iii) all interest due and payable as of the last day of the immediately preceding month on the outstanding principal balance of the Acquisition/Construction Loan Component at the Acquisition/Construction Loan Interest Rate. In the event that Borrower fails to make the payment in question, Agent may, at its option, on or before the tenth day of each month, make an Advance with respect to the Revolving Loan Component and apply such Advance to the payment of amounts due in respect of the Acquisition/Construction Loan Component as provided immediately above.

      (b) Semi-Annual Principal Payments. Borrower agrees to repay the Acquisition/Construction Loan Component by making the following minimum semi-annual principal repayments (inclusive of any release payments as described in Section 2.16 hereof):

                                                    Semi-Annual      Cumulative
                                                    -----------      ----------
             On or before September 15, 2004:       $ 1,475,000      $ 1,475,000
             On or before December 15, 2004:        $ 3,441,666      $ 4,916,666
             On or before June 15, 2005:            $ 3,441,667      $ 8,358,333
             On or before September 15, 2005:       $ 3,441,667      $11,800,000

      Such semi-annual payments will be applied by each Lender as follows: (i) first to interest at the applicable Default Rate; (ii) then to interest at the Acquisition/Construction Loan Interest Rate; (iii) then to the reduction of principal of the Acquisition/Construction Loan Component.

      (c) Final Payment. Unless sooner due as a result of acceleration or otherwise, the entire outstanding principal amount of the Loan, together with all other Obligations hereunder, shall be due and payable on the respective maturity dates as follows: (i) the Acquisition/Construction Loan Component shall be due and payable in full, with all accrued and unpaid interest thereon, on the earlier of: (y) Sale of 85% of all Intervals at the Marathon Key Resort; or (z) the Acquisition/Construction Loan Maturity Date; and (ii) the Revolving Loan Component shall be due and payable in full, with all accrued and unpaid interest thereon, on March 31, 2009 (the "Revolving Loan Maturity Date").

      (d) Payments to Lenders. Promptly upon receipt by Agent of any payment from Borrower in accordance with this Sections 2.8, 2.9 and 2.16, and after payment of any Collection Costs, Agent shall promptly wire transfer to each Lender as described in Schedules A-1 and A-2 hereto, in immediately available funds, each such Lender's Pro Rata Percentage of the payment in question.

      2.9 Prepayments.

      (a) Voluntary Prepayments.

      (i) Subject to the minimum usage requirement described in Section 2.10 below, during the Revolving Credit Period partial prepayments of the Revolving Loan Component will only be allowed upon thirty (30) days prior written notice to TFC, without penalty, solely as a result of the sale of the Pledged Notes Receivable into a securitization and/or true-sale financing program arranged by the Borrower, or into a term/conduit facility arranged by TFC. After any such sale, the Borrower shall cause a minimum of $1,000,000 to remain outstanding under the Loan for the term thereof.

      (ii) Subject to the minimum usage requirements described in Section 2.10 below, Borrower may prepay the Acquisition/Construction Loan Component, in whole or in part, at any time, without penalty or premium.

      (iii) Upon expiration of the Revolving Credit Period, prepayment of the Revolving Loan Component will be allowed, in whole or in part, upon thirty (30) days prior written notice to TFC and the payment of a prepayment premium as provided in Section 2.9(c)(i) hereof.

      (b) Mandatory Prepayments. If at any time and for any reason: (i) the outstanding unpaid principal balance of the Revolving Loan Component shall exceed the Maximum Available Revolving Amount; (ii) the outstanding unpaid principal balance of the Revolving Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder shall exceed the Borrowing Base; or (iii) the outstanding unpaid principal balance of both the Revolving Loan Component and the Acquisition/Construction Loan Component shall exceed the Maximum Loan Amount (each an "Excess Funding") then, within five (5) Business Days following the date of written notice from TFC of the occurrence of such excess or, absent such notice, within fifteen (15) days after the end of the calendar month in which such excess occurred: (x) in the case of an Excess Funding described in (i) or (ii) above, Borrower shall promptly repay the principal balance of the Revolving Loan Component in an amount equal to such Excess Funding or (y) in the case of an Excess Funding described in (iii) above, Borrower shall prepay the principal balance of the Acquisition/Construction Loan Component (and if necessary the Revolving Loan Component) in an amount equal to such Excess Funding. If TFC has determined that Notes Receivable have been delivered to Agent and were included in the Borrowing Base, which Notes Receivable did not or no longer qualify as Eligible Notes Receivable ("Ineligible Notes Receivable"), Borrower shall substitute Eligible Notes Receivable for such Ineligible Notes Receivable and thereby increase the aggregate principal amount of Eligible Notes Receivable pledged to Agent as agent for Lenders so that Excess Funding is eliminated. The pledge and delivery to Agent as agent for Lenders of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in
Section 5.1 of this Agreement and shall be accompanied by a written certification of Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable, and that, giving effect to the pledge to Agent as agent for Lenders of such Eligible Notes Receivable, the outstanding unpaid principal balance of the Revolving Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder is equal to or less than the Borrowing Base If Borrower elects to prepay the excess principal balance of the Loan pursuant to this
Section 2.9(b), no prepayment premium shall be payable in connection with such prepayment.

      (c) Premiums. Except as provided in Section 2.10 hereof, no prepayment premium shall be required in connection with: (x) any voluntary prepayment made in accordance with Section 2.8(b), Section 2.9(a)(i), Section 2.9(a)(ii) and
Section 2.9(b); or (y) in connection with any prepayment of the principal balance of the Loan which arises from the prepayment of one or more Eligible Notes Receivable by its maker or makers. Except as heretofore set forth, Borrower shall, in connection with a prepayment, pay to the Agent on behalf of the Lenders a prepayment premium as follows:

            (i) Any prepayment of the Loan pursuant to Section 2.9(a)(iii) above must be accompanied by a prepayment premium, calculated as of the date immediately prior to such prepayment, equal to one half of one percent (.50%) of the amount prepaid.

            (ii) Notwithstanding anything herein contained to the contrary, any prepayment under this Section 2.9 must include all accrued but unpaid interest, and accrued but unpaid contributions, taxes, insurance, loan charges (including Minimum Loan Usage Fees, if any), custodial fees, attorneys' and paralegals' fees and expenses, and other fees or expenses incurred by TFC or Lender or advanced to or on behalf of Borrower by TFC or any Lender pursuant to any of the Loan Documents accrued but unpaid.

      2.10 Minimum Loan Usage Fee. In addition to the interest payable pursuant to this Agreement, during the Revolving Credit Period, Borrower shall pay to Agent as agent for the Lenders with respect to each six month period commencing on the Initial Revolving Loan Advance Date and with respect to each six month period thereafter during the Revolving Credit Period, on the fifth day after every such six month period, in arrears, a fee (the "Minimum Loan Usage Fee") equal to the product of: (a) the excess, if any of (i) $10,000,000.00 over (ii) the average daily outstanding principal balance of the Loan for such six month period; times (b) one percent (1.00%) per annum.

      2.11 Capital Adequacy Events, Etc. If TFC shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by any Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of any Lender or any Lender's holding company, as the case may be, to a level below that which any Lender or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration each Lender's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "Capital Adequacy Events"), then, upon demand by TFC, Borrower shall pay to Agent on behalf of any such Lender, from time to time, such additional amount or amounts as will compensate any such Lender for any such reduction suffered, provided that payments by Borrower pursuant to this Section 2.11 shall not subject the Borrower to any prepayment premium under Section 2.9 hereof.

      2.12 Commitment Fee. Borrower and each Lender, other than Textron Financial Corporation, acknowledge and agree that the following Commitment Fees shall be due and payable exclusively to TFC for its services hereunder as follows: (i) Acquisition/Construction Loan Component: an amount equal to three-quarters of one percent (.75%) of the principal amount of the such component or a total of $88,500, which commitment fee has been paid in full and
(ii) Revolving Loan Component: an amount equal to three-quarters of one percent (.75%) of the principal amount of this component or a total of $225,000, which shall be due and payable as follows: (a) $25,000 which amount has been paid by Borrower; (b) $125,000 due on the Initial Revolving Loan Advance Date, but in no event later than three (3) months from the Closing Date, and (c) $75,000 due on the earlier of 6 months from the Closing Date or when the aggregate Revolving Loan Advances total $20,000,000.00. Subject only to the foregoing condition, Borrower and each Lender, other than Textron Financial Corporation, agree that Agent has earned the entire Commitment Fee, notwithstanding whether a closing occurs under this Agreement or whether the Loan or any portion thereof is funded.

      2.13 Pro Rata Treatment. Each repayment of principal and interest on the Revolving Loan Component and Acquisition/Construction Loan Component shall be allocated among Lenders in accordance with their respective Pro Rata Payment Percentage. Each Lender agrees that in computing such Lender's portion of any Advance to be made hereunder, TFC may, in its discretion, round each Lender's such Advance to the next higher or lower whole dollar amount. If any Lender shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Loans which results in its receiving more than its

Pro Rata Payment Percentage of any payments described above, then (A) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders a share in such other Lender's Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above, (B) such Lender shall immediately pay to the other Lenders their Pro Rata Payment Percentage of the payments otherwise received as consideration for such purchase and (C) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from Lender which received the same, the purchase provided in this Section 2.13 shall be deemed to have been rescinded to the extent of such recovery, without interest. Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender's loans may exercise all rights of payment (including all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      2.14 Suspension of Advances. In addition to any other rights that Lenders have hereunder, if any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of Agent and Lenders hereunder, then, in such event, Agent and Lenders shall have no obligation to make any Advances hereunder: (i) in respect of Pledged Notes Receivable from the sale of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been lifted or released to the satisfaction of TFC and (ii) in respect of Pledged Notes Receivable from the sale of Intervals at any Resort if: (x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction in question has not been lifted or released to the satisfaction of TFC within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

      2.15 Loan Participation.

      (a) TFC shall have the right, without prior notice to Borrower or any other Lender or Borrower's or any other Lender's approval, to designate one or more Participants or Lenders and to sell or grant to such Participants or Lenders participation or co-lender interests in the Loan, and in the respective Loan Documents, and in the Collateral, on terms and conditions satisfactory, in its sole and absolute discretion, to TFC. In the event that TFC so designates a Participant or Lenders and sells or grants such Participant or Lenders a participation or co-lender interest in the Loan, such Participant or Lenders shall communicate and deal only with TFC in respect to such Participant's or Lenders interest in the Loan, the Loan Documents and the Collateral, and Borrower shall communicate and deal only with TFC and not with any Participant or other Lender. TFC shall provide Borrower with prior written notice of the identity of each Participant and/or Lender. TFC shall use good faith efforts not to designate one or more Participants or Lenders which Borrower has advised TFC, in writing, are direct and material competitors of Borrower in the sale of timeshare intervals and who are thus reasonably objectionable to Borrower. Borrower agrees to, diligently and in good faith, cooperate with TFC in connection with its consummation and administration of a written participation or loan agreement or agreements with one or more Participants or Lenders or their successors and assigns, and in complying with the terms of any such participation or loan agreement, including with respect to periodic deliveries of accountings and reports with respect to the Loan, the Loan Documents and the Collateral. If the designation of such Participant or Lender results in an increase, modification, or extension of the Revolving Credit Period, the Maximum Loan Amount, the Acquisition/Construction Loan Maturity Date, the Revolving Loan Maturity Date or the amount of the Loan or any other modification to this Agreement, then the designation of such Participant or Lender shall be at the sole expense of Borrower. Otherwise, the designation of such Participant or Lender shall be at no cost to Borrower.

      (b) In the event that TFC shall elect to make the entire Loan, subject to the terms and conditions of this Section 2.15, any and all agency provisions of this Agreement shall be disregarded and TFC shall act solely on its own behalf and shall hold the Collateral solely in its own name and for its own benefit, subject to the terms and conditions of this Agreement.

      2.16 Release Payments. Notwithstanding anything herein or in any other Loan Documents to the contrary, upon sale of each Interval at the Marathon Key Resort, Agent and each Lender agree to release such Interval from the Lien of the Marathon Key Resort Mortgage provided that: (i) no Default or Event of Default has occurred and is continuing hereunder; (ii) the sale is a bona fide sale to a Person other than Borrower, any of Borrower's Agents or any Affiliate of either Borrower, at a Purchase Price and on such other terms and conditions as are reasonably acceptable to TFC; and (iii) Borrower pays to Agent a release price equal to the greater of: (y) $4,566 per Interval to be released or (z) an amount sufficient, as determined by TFC in its sole discretion, such that the Acquisition/Construction Loan Component will be repaid in full if 85% of all Intervals are sold at such amount (the "Release Price"). The Release Price will be applied to repayment of the Acquisition/Construction Loan Component as provided in Section 2.8 hereof. Upon payment of the Acquisition/Construction Loan Component in full, the Marathon Key Resort Mortgage shall be released in full.

                            SECTION 3 -- COLLATERAL

      3.1 Grant of Security Interest. (a) To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Agent as agent for each Lender a continuing first priority security interest in and to the Collateral and (b) for convenience of administration, Agent is acting as agent for the Lenders under the Agreement. Agent, as such agent, may execute any of its duties hereunder by or through its agents, officers or employees and shall be entitled to rely upon the advice of counsel as to its duties. Agent, as such agent, shall not be liable to the other Lenders for any action taken or omitted to be taken by it in good faith and shall neither be responsible to the Lenders for the consequences of any oversight or error of judgment nor be answerable to the Lenders for any loss unless the same shall happen through Agent's gross negligence or willful misconduct. To the extent that Agent, as such agent, shall not be reimbursed by the Borrower for any costs, liabilities or expenses incurred in such capacity, the Lenders shall reimburse Agent therefor pro rata in accordance with their respective Pro Rata Percentages (including Agent as one of the Lenders for this purpose). Each Lender agrees that Agent shall be entitled to take and shall only be required to take, any action which it is permitted to take under this Agreement.

      Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees as that the Revolving Loan Component and the Acquisition/Construction Loan Agreement shall each be secured by:

            (i) a first priority security interest in the Eligible Notes Receivable pledged to Agent on behalf of Lenders as provided herein, the Mortgages with respect thereto;

            (ii) the documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the related Mortgages;

            (iii)     a first mortgage lien on the Marathon Key Resort;

            (iv) a first lien in and to all equipment, furnishings, inventory, supplies, account, chattel paper and general intangibles at any time located at, arising out of the use of and/or used in and the connection with the operation of the Marathon Key Resort;

            (v) an absolute and unconditional first assignment of any and all leases, subleases, licenses, concessions, entry fees, or other agreements which grant a possessory interest in and to, or the right to use all or any portion of the Marathon Key Resort, including any Units or Intervals, and including, but not limited to, the current Sovereignty Submerged Lands Lease between Marathon Key Resort and Marathon, Ltd., as lessee and the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida, and any replacement or new such lease between Borrower and the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (the "Submerged Lands Lease"), and any and all modifications or amendments thereto;

            (vi) an absolute and unconditional first assignment of all of the rents (excluding rents assigned to the owners association), revenues, income, process, royalties, room rents and charges, profits and other benefits payable for using, leasing, licensing, possessing, operating from or in, or otherwise enjoying all or any portion of the Marathon Key Resort, including any Units or Intervals, including, without limitation, damages received upon the occurrence of a default with respect thereto;

            (vii) an absolute and unconditional first assignment of all other agreements to which Borrower is or becomes a party or holds any interest therein and which in any way relate to the acquisition, construction, development, renovation, rehabilitation, refitting, furnishing, equipping, use, occupancy, maintenance or enjoyment of the Marathon Key Resort, including, but not limited to, the Architectural Contract, the Construction Contracts and all utility contracts, maintenance agreements and service contracts, and any agreement guaranteeing the performance of the obligations contained in any of the foregoing agreements;

            (viii) a first assignment of all marketing, sales and other material agreements to which Borrower, any Affiliate of either Borrower, any of Borrower's Agents or any owners association are parties to and which pertain to the use, occupancy, maintenance, service or enjoyment of the Marathon Key Resort;

            (ix) a security interest in any depository accounts, and any other account, Lockbox or post office boxes, or proceeds thereof, associated with the Eligible Notes whereby Agent is conferred "control" of thereof in accordance with
                      Section 9-104 of the Uniform Commercial Code;

            (x) all books, records, reports, computer tapes, disks and software, to the extent assignable (not to include any reservation system) relating to the Collateral;

            (xi) all extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral relating to the Marathon Key Resort wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof; and

            (xii) a first assignment of all management, franchise and license agreements for the Marathon Key Resort. Notwithstanding the foregoing to the contrary, the assignment of management, franchise and license agreements for Marathon Key Resort shall be released at such time as the Marathon Key Resort is declared a timeshare resort in accordance with the provisions of this Agreement.

      3.2 Security Interest in All Pledged Notes Receivable. Notwithstanding that Lenders may be obligated, subject to the conditions of the Loan Documents, to make Advances only in respect of Eligible Notes Receivable pledged to Agent, Lenders shall have a continuing security interest in all of the Pledged Notes Receivable, including, without limitation, Eligible Notes Receivable that are or may become ineligible, until any of the same may be released by Agent, if at all.

      3.3 Financing Statements. Each Borrower agrees, at its own expense, to execute the financing statements, continuation statements and amendments provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Agent's security interest in the Collateral. Each Borrower hereby authorizes Agent to execute and/or file on each Borrower's behalf any such financing statements, continuation statements and amendments.

      3.4 Priority of Each Lender's Liens. Each Lender shall have an equal security interest in the Collateral based upon its Pro Rata Percentage and no Lender's security interest in the Collateral shall have priority over any other Lender's security interest in the Collateral.

      3.5 Insurance. Where insurance coverage with respect to the Resort(s) is provided by the Timeshare Owners' Association, Borrower shall furnish Agent, upon request, with satisfactory evidence that the Units and Resorts are adequately insured. Borrower shall furnish to TFC evidence of insurance coverage with respect to the Marathon Key Resort as required herein. All such insurance coverage shall insure against such risks, be in such amounts, with such companies and on such other terms as TFC may reasonably require. Each such policy shall name Agent as an additional insured and loss payee as agent for Lenders, as their respective interests may appear. In the event of a loss or damage to any portion of: (i) any Resort other than the Marathon Key Resort, the proceeds of insurance shall be applied as provided in the applicable Declaration, or (ii) the Marathon Key Resort, while any portion of the Acquisition/Construction Loan Component remains unpaid, Agent may, in its sole discretion, apply the proceeds of any insurance policy to restoration and repair of the Marathon Key Resort or to the repayment of the Loan in accordance with
Section 2.8 hereof, provided that upon repayment in full of the Acquisition/Construction Loan Component, insurance proceeds with respect to the Marathon Key Resort shall be applied as provided in the Declaration with respect thereto.

      3.6 Protection of Collateral; Reimbursement. So long as no Default or Event of Default exists, the portion of the Collateral consisting of: (i) the original Pledged Notes Receivable, (ii) the original Mortgages, (iii) the original Owner Beneficiary Agreement or other purchase contract (including addendum) related to such Pledged Notes Receivable and Mortgages, (iv) the original mortgage title policy for each Mortgage, and (v) originals or true copies of the related truth-in-lending disclosure, loan application, warranty deed, and if required by Agent, the related Purchaser's acknowledgement receipt and the Exchange Company application and disclosures, shall be delivered, at Borrower's expense to the Custodian, as agent and bailee for Lenders, as provided in the Custodial Agreement, and held in the Custodian's possession and control until the Obligations are fully satisfied. Borrower shall pay to the Custodian all costs, fees and expenses as provided in the Custodial Agreement. The portion of the Collateral delivered to the Custodian as described above shall be held by the Custodian as provided in the Custodial Agreement. All insurance expenses and all expenses of protecting the Collateral, including without limitation, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, intangibles, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower; and if Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower's account therefor, and Borrower agrees promptly to reimburse Agent therefor with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Agent for any of the foregoing and any and all other sums for which Borrower may become liable hereunder and all costs and expenses (including attorneys' and paralegals' fees, legal expenses and court costs) which Agent may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or with respect to any of the transactions hereunder or thereunder, until paid by Borrower to Agent with interest at the Default Rate, shall be included among the Obligations, and, as such, shall be secured by all of the Collateral. Upon the occurrence of a Default or an Event of Default or a default by the Custodian under the Custodial Agreement, TFC may, in its sole discretion, replace the Custodian at any time with a person acceptable to TFC in its sole discretion, or elect to hold the foregoing documents on its own behalf.

      3.7 Additional Eligible Resorts. From time to time during the Term, Borrower may propose to TFC that one or more time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts in respect of which Advances may be made. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, any Affiliate of Borrower, project, financial and related information identified in
Section 4.5 hereto, and such other information as TFC may reasonably require. Borrower will reasonably cooperate with TFC's underwriting and due diligence, and Borrower will be responsible for payment upon billing for TFC's out-of-pocket expenses in connection therewith. Subject to TFC's satisfactory underwriting and due diligence review, including satisfaction of the conditions in Sections 4 and 5 hereof as they relate to such time-share resorts, TFC may, but shall not be required to, approve one or more such time-share resorts, including future phases or condominiums in an existing Eligible Resort, as an Eligible Resort qualifying for Revolving Loan Advances under and subject to the terms of this Agreement and the other Loan Documents.

      Subject in each instance to TFC's acceptable underwriting and due diligence review and TFC's prior written approval, any project as may be approved by TFC after the Closing Date, if any, is hereinafter referred to as an "Additional Eligible Resort". Any Revolving Loan Advances hereunder with respect to any Additional Eligible Resort will be subject to all terms and conditions of this Agreement and the other Loan Documents. Notwithstanding anything in this
Section 3.7 to the contrary, TFC may, in its sole and absolute discretion, require that the Lenders unanimously consent to the approval of any project as an Additional Eligible Resort.

      As a condition to approval of each Resort as an Eligible Resort, Borrower shall execute and deliver for recording a Negative Pledge, prohibiting assignment of the management agreements and reservation system for each such Resort.

      3.8 Negative Pledge. Each Borrower agrees, at its own expense, to execute and record a Negative Pledge prohibiting the assignment of the management agreements and reservation systems for the Marathon Key Resort and each Eligible Resort.

      3.9 Intentionally Omitted.

      3.10 Purchaser/Criteria. All Eligible Notes Receivable pledged as Collateral to Agent subsequent to the Closing Date will be underwritten in a manner consistent with the Borrower's general underwriting criteria, as approved in writing by TFC, in its sole discretion. Borrower shall not materially alter its general underwriting criteria without the prior written approval of TFC, which approval, TFC may withhold in its sole discretion.

      3.11 Replacement Notes Receivable. Ineligible Notes Receivable, as such term is defined in Section 2.9(b), shall be replaced with Eligible Notes Receivable, to the extent available, on a dollar for dollar basis, provided, however, that if Borrower is unable to deliver

Eligible Notes Receivable to replace any Ineligible Notes Receivable, Borrower shall deliver additional Notes Receivable, if available, to Agent whether or not such additional Notes Receivable satisfy the criteria for Eligible Notes Receivable. In the event that any Eligible Note Receivable becomes available thereafter, the Borrower shall promptly substitute such Eligible Note Receivable for the Ineligible Note Receivable pledged to Agent.

                SECTION 4 -- CONDITIONS PRECEDENT TO THE CLOSING

      4.1 Conditions Precedent. The obligation of Agent and Lenders under this Agreement and the obligation to fund any Advance, including any initial Advance, hereunder shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

      (a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all material respects, and all covenants and agreements have been complied with and are correct in all material respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of TFC.

      (b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Agreement or the Loan Documents.

      (c) No Changes. That all information and documents heretofore delivered by Borrower to TFC with respect to the Loan, Borrower or the Existing Resorts remain true and correct in all respects.

      (d) Approval of Documents Prior to Closing Date. Except as otherwise waived in writing by TFC in its sole and absolute discretion, Borrower has delivered to TFC (with copies to TFC's counsel), at least five (5) Business Days prior to the Closing Date, and TFC has reviewed and approved, prior to the Closing Date, the form and content of all of the items specified in Subsection 4.1(d)(i) through (xxvi) below (the "Submissions"). TFC shall have the right to review and approve any changes to the form of any of the Submissions. If TFC disapproves of any changes to any of the Submissions, TFC shall have the right to require Borrower either to cure or correct the defect objected to by TFC or to elect not to fund the Loan or any Advance. Under no circumstances shall TFC's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense. TFC shall have the right of prior approval of any Person responsible for preparing a Submission ("Preparer") and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that TFC believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to TFC and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS AGENT FOR EACH LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO BLUEGREEN VACATIONS UNLIMITED, INC., IN CONNECTION WITH THE SUBJECT COLLATERAL."

            (i) A certificate in the form attached as Exhibit J, to be dated as of the Closing Date and signed by the president, vice president, or secretary of each Borrower, certifying that the conditions specified in Sections 4.1(a), (b) and
                      (c) above are true;

            (ii) Copies of the articles of incorporation of each Borrower together with any amendments thereto, currently certified to be true and complete by each Borrower and the Secretary of State of the States of Florida and Massachusetts, as applicable, and a current certificate of good standing for each Borrower, and copies of any amendments to the by-laws of each Borrower, certified to be true, correct and complete by the secretary or assistant secretary of each Borrower;

            (iii) A certificate of the Secretary of each Borrower certifying the adoption by the Board of Directors of such Borrower of a resolution authorizing such Borrower to enter into and execute this Agreement, the Notes and the other Loan Documents, to borrow the Loan from Lenders, and to grant to Lenders a first priority security interest in and to the Collateral;

            (iv) A certificate of the secretary or assistant secretary of each Borrower certifying the incumbency, and verifying the authenticity of the signatures of the specified officers of such Borrower authorized to sign the Agreement, the Notes and the other Loan Documents;

            (v) Copies or other evidence of all loans to each Borrower from any of Borrower's Agents or Affiliates of Borrower;

            (vi)      The Title Policy;

            (vii)     The Survey for the Marathon Key Resort;

            (viii)    The Opinion of Counsel in the form attached as Exhibit
                      R-1;

            (ix) Such searches of the applicable public records as it deems necessary under Florida law, and other applicable law to verify that Agent has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Lenders shall not be obligated to fund any Advance if TFC determines that Lenders do not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein;

            (x) An independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Marathon Key Resort, any portion of the Collateral, either Borrower or any Affiliates of either Borrower (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which TFC determines in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lenders shall not be obligated to fund any Advance if TFC determines that any such litigation is pending;

            (xi) Title Searches for the Marathon Key Resort, together with legible copies of each exception or matter noted thereon;

            (xii) Evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

            (xiii) To the extent available, copies of all applicable government permits, approvals, consents, licenses and certificates with respect to the construction, development, renovation, rehabilitation, use, occupancy and operation of the Marathon Key Resort;

            (xiv) Evidence satisfactory to TFC that all taxes and assessments owed by or for which Borrower is responsible for collection had been paid with respect to the Marathon Key Resort and the Collateral, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes and any assessments related to the resorts or the Collateral. Copies of the most current tax bills for the Marathon Key Resort;

            (xv) Evidence that the use and operation of the portions of each Marathon Key Resort with all applicable zoning, building, health, safety and fire codes and regulations;

            (xvi) Evidence, satisfactory to TFC, that Borrower has contributed in equity at least 25% of the Total Acquisition Costs of the Marathon Key Resort and has not less than $450,000.00 in unrestricted available cash for construction, development, renovation, rehabilitation, refitting, furnishing and equipping of the Improvements;

            (xvii) Letters from all appropriate companies evidencing the availability of all necessary utilities to the Improvements;

            (xviii) Payoff letters and releases from all existing mortgages encumbering the Marathon Key Resort;

            (xix) To the extent available, copies of all contracts, in form and content acceptable to TFC, that have been executed by and between the Contractor and a construction manager, subcontractor, materialman, or supplier that is to provide labor or materials in connection with the development and construction of the Improvements in accordance with the Plans and Specifications with a value of $150,000.00 or more ("Material Subcontractor"), which shall contain the agreement of the subcontractor to perform its respective contract for TFC following the occurrence of an Event of Default. In addition, TFC must have received a list of all Material Subcontractors working on the Improvements, together with copies of their respective contracts, showing the name, address, and telephone number of each Material Subcontractor, the work or material performed or supplied thereby, and the total amount of each relevant contract and subcontract and amounts paid through the date on which such list was completed;

            (xx) An environmental report or reports covering the Marathon Key Resort, confirming (to the extent relevant, in TFC's reasonable discretion):

                          (1) The absence of Hazardous Materials on, under, or
                      affecting the Marathon Key Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the immediate vicinity of the Resort;

                          (2) That the engineering or environmental consulting
                      firm has obtained, reviewed, and included within its report a CERCLIS printout from the Environmental Protection Agency ("EPA"), statements from the EPA and other applicable state and local authorities, and such other information as Borrower or TFC may reasonably require, including, without limitation, a Phase I Environmental Inspection, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the Marathon Key Resort or in such proximity thereto as to create a material risk of contamination, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the immediate vicinity of the Marathon Key Resort;

                          (3) The absence of radon gas at the Marathon Key
                      Resort, including all of the Units, or, if radon gas is found to be present in any part of the Marathon Key Resort or the Units, that such presence is of a nature or magnitude so as to be fully in compliance with applicable standards under the Environmental Laws and all other applicable laws or standards; and

                          (4) The absence of friable asbestos within the Units,
                      or elsewhere at the Marathon Key Resort or, if friable asbestos is found to be present in any part of the Marathon Key Resort, that such presence is of a nature or magnitude that is able to be removed by a licensed removal contractor for a guaranteed maximum sum satisfactory to Borrower and TFC and included in the Approved Budget;

            (xxi) An MAI appraisal of the Marathon Key Resort, including but not limited to all real and personal property located thereon, prepared by a nationally recognized appraisal firm and in form and content acceptable to TFC, in its sole discretion;

            (xxii)    The Financial Statements;

            (xxiii) Such credit references on each Borrower as TFC deems necessary in its sole discretion;

            (xxiv) Evidence satisfactory to TFC that there is no material litigation, written complaint, suit, action, written claim or written charge pending or threatened against either Borrower or any Affiliate of either Borrower with any court or with any governmental authority or the Marathon Key Resort;

            (xxv) A fully executed contract(s) evidencing the acquisition of the Marathon Key Resort by the Borrower, and any extensions or reinstatements thereof;

            (xxvi)    The Submerged Lands Lease; and

            (xxvii) Such other documents and instruments as TFC and/or the Title Company may reasonably request.

      (e) Execution and Delivery of Loan Documents. In addition to the Submissions, Borrower shall have delivered to TFC, on or before the Closing Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents, shall be executed by the appropriate party thereto, other than Agent or any Lender, and each of which when required, shall be in recordable form:

            (i)       This Agreement.

            (ii)      The Opinion of Counsel in the form attached as Exhibit
                      R-1.

            (iii)     Revolving Loan Component Note.

            (iv)      Acquisition/Construction Loan Component Note.

            (v)       Marathon Key Resort Mortgage.

            (vi)      Assignment of Rents and Leases.

            (vii)     Assignment of Construction Contract.

            (viii)    Assignment of Architectural Contract.

            (ix)      Assignment of Plans and Permits.

            (x)       Environmental Indemnification Agreement.

            (xi) Financing Statements. Original UCC financing statements covering the Collateral, filed with the Secretary of State of Florida.

            (xii)     Assignment of Management Agreement.

            (xiii)    Negative Pledge.

            (xiv) Other Items. Such other agreements, documents, instruments, certificates and materials as TFC may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent as agent for Lenders contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

      In the event that the Construction Contract and/or the Architectural Contract have not been executed as of the date hereof, Borrower shall deliver copies of such contracts and the applicable consent(s) to Agent upon execution of the Construction Contract and/or the Architectural Contract. TFC shall not be obligated to fund any Advance of the Acquisition/Construction Component after the initial Advance of the Acquisition/Construction Component unless and until the executed Construction Contract, Architectural Contract, Contractor's Consent and the Architect's Consent each have been delivered to TFC.

      (f) General Closing Date Conditions. On or before the Closing Date, the following conditions shall also be satisfied as determined by TFC in its sole discretion:

            (i) Agent shall have received and approved of the physical inspection of the Marathon Key Resort conducted by TFC and the Inspecting Architect/Engineers;

            (ii) That no Default or Event of Default has occurred or may occur hereunder; and

            (iii) That there has been no adverse material change to the business affairs or financial condition of either Borrower or any material adverse change in the conditions on properties of the Marathon Key Resort.

      4.2 Closing Date Advances. In the event that Borrower desires to have Lenders make an Acquisition/Construction Advance at Closing, Borrower shall also comply with all of the requirements of Section 5.1(a) below at least five (5) Business Days prior to the Closing Date.

      4.3 Expenses. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lenders shall have no obligation to fund any Loan or make the initial Advance or any subsequent Advance unless (a) the amount of the initial Advance together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (b) the Advance will not be used for any of the uses set forth in Section 6.12(b).

      4.4 Proceedings Satisfactory. Each Borrower shall execute all of the Loan Documents approved by TFC on the Closing Date, and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to TFC and its counsel. TFC and its counsel shall have received copies of such documents and papers as TFC or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to TFC and its counsel.

      4.5 Conditions Precedent to Funding of Advances with Respect to Additional Eligible Resorts. As provided in Section 3.7 hereof, Borrower may propose to TFC that TFC approve one or more timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Revolving Loan Advances may be made. The obligation of Lenders to fund any Revolving Loan Advances with respect to an Additional Eligible Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

      (a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all material respects, and all covenants and agreements have been complied with and shall be correct in all material respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of TFC.

      (b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents.

      (c) Approval of Documents Prior to Advance. Except as otherwise waived in writing by TFC in its sole and absolute discretion, Borrower has delivered or caused to be delivered to TFC (with copies to TFC's counsel), at least fifteen
(15) Business Days prior to the date of each such Advance, and TFC has reviewed and approved, at least five (5) Business Days prior to the date of each such Advance, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.5. TFC shall have the right to review and approve any changes to the form of any of the Submissions. If TFC disapproves of any changes to any of the Submissions, TFC shall have the right to require Borrower either to cure or correct the defect objected to by TFC or to elect on behalf of Lenders not to fund the Loan or any Advance. Under no circumstances shall TFC's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of TFC. TFC shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that TFC believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to TFC and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS AGENT FOR EACH LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO BLUEGREEN VACATIONS UNLIMITED, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

            (i) a certificate in the form attached as Exhibit J, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of each Borrower, certifying that the conditions specified in Sections 4.5(a) and (b) above are true;

            (ii) to the extent not previously provided, copies of the articles of incorporation of each Borrower, together with any amendments thereto, currently certified to be true and complete by each Borrower and the Secretary of State of the States of Florida and Massachusetts, as applicable, and a current certificate of good standing for each Borrower issued by the Secretary of State of the States of Florida and Massachusetts, a current certificate of authority to conduct business issued by the secretary of state in each state in which Borrower conducts business, and copies of the by-laws of each Borrower certified to be true, correct and complete by the secretary or assistant secretary of each Borrower;

            (iii) a Survey for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent in connection with the Advance in question (an existing survey is acceptable provided that Borrower will provide TFC with a current surveyor's certificate if TFC requests such certificate in connection with the approval of the Additional Eligible Resort);

            (iv) a certificate of the secretary or assistant secretary of each Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize each Borrower to enter into, execute and deliver any Documents in connection therewith;

            (v) a certificate of the secretary or assistant secretary of each Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of each Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.5;

            (vi) an inspection report or reports covering each Additional Eligible Resort for which an inspection report has not been previously provided and for which Eligible Notes Receivable are being pledged to Agent in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

                  (1) the absence of Hazardous Materials on the personal
            property and real property comprising each such Additional Eligible Resort;

                  (2) that the inspection firm has obtained, reviewed and
            included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort (an existing Phase I Environmental Audit is acceptable provided that Borrower will provide TFC with a reliance letter in favor of TFC if TFC requests such letter in connection with the approval of the Additional Eligible Resort);

            (vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

            (viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

            (ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent in connection with the Advance in question, with copies of all title exceptions;

            (x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

            (xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question; which shall be subject to TFC's review and approval;

            (xii) evidence satisfactory to TFC that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible

            Resort have been segregated from all other property on the applicable municipal taxrolls;

            (xiii) written confirmation from an architect covering each Additional Eligible Resort, for which Eligible Notes Receivable are being pledged to TFC in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to TFC. Each architect rendering such written confirmation shall be licensed as an architect in the state in which the Additional Eligible Resort is located;

            (xiv) to the extent not previously delivered, such current credit references on each Borrower as TFC deems necessary in its sole discretion;

            (xv) to the extent nor previously delivered, copies or other evidence of all loans to or from any officers, shareholders, Borrower's Agents, or Affiliates of each Borrower, if any;

            (xvi) a commitment to issue Mortgagee Title Policies from Title Company for each such Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals for which an Eligible Note Receivable has been pledged to Agent as agent for Lenders pursuant to this Agreement and which claims, lien, encumbrance, charge or other matter is objectionable to TFC, then, in such event:

                  (1) The Note Receivable with respect to the Interval in
            question shall cease to be an Eligible Note Receivable and Borrower immediately shall either replace the Note Receivable in question or make a Mandatory Prepayment as provided in Section 2.9(b) hereof; and

                  (2) The Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of Agent. Furthermore, any and all further requests for Advances in respect of such Resort must be accompanied by satisfactory Mortgagee Title Policies for all Intervals with respect to which such Advances are requested.

            (xvii) to the extent not previously delivered, the Financial Statements;

            (xviii) to the extent not previously delivered hereunder, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, a confirmation that the Collateral includes any management agreement (with respect to the Marathon Key Resort only, as provided herein), Lockbox Agreement, an Assignment of Notes Receivable and Mortgages, Borrower's Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement, each in the form attached hereto and made a part hereof;

            (xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to any Revolving Credit Advance with respect to an Additional Eligible Resort, Borrower shall also deliver to TFC, for its approval, such documents and instruments as TFC may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications, construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

            (xx) true, correct and complete copies of the form of all Purchaser Documents (as defined in Section 5.1(c)(ii), which shall be in form and substance satisfactory to TFC and which shall comply in all material respects with all Governmental Requirements;

            (xxi) such other documents, instruments, agreements, tests, reports and inspections as TFC may reasonably require with respect to either Borrower or any Affiliate of either Borrower, the Loan or any Resort, including any Additional Eligible Resort; and

            (xxiii) Upon request of TFC, each Borrower shall deliver to TFC evidence, satisfactory to TFC, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against either Borrower, or any Affiliate of either Borrower with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Eligible Notes Receivable, any Interval, or any marketing, offer or sale of any Interval.

      (d) Physical Inspection. TFC shall have received and approved the physical inspection of the Additional Eligible Resorts conducted by TFC and the Inspecting Architect/Engineers.

      (e) UCC Search. Borrower shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that Agent has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral with respect to the Additional Eligible Resort in question. Agent shall not be obligated to fund any Advance if Agent determines that Lenders do not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

      (f) Litigation Search. Borrower shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, either Borrower or any Affiliate of either Borrower, (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material

Party is plaintiff and no counterclaim is pending or (ii) which Agent determines, in its sole discretion, exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Agent shall not be obligated to fund any Advance if it determines that any such litigation is pending.

      (g) Opinions of Counsel. Borrower shall deliver to Agent, for the benefit of Agent and each Lender, at Borrower's sole cost and expense, an Opinion of Counsel in the form attached as Exhibit R-2, together with an opinion of counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to Borrower and each Additional Eligible Resort as Agent may reasonably request, and in form and substance reasonably acceptable to Agent.

      (h) Funding Procedure. Borrower shall have complied to TFC's satisfaction with each of the conditions precedent to funding of an Advance set forth in
Section 5 hereof.

      (i) Management of Resort. Borrower shall provide evidence satisfactory to TFC that Borrower or an Affiliate of Borrower, is the manager or operator of each Additional Eligible Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to TFC. Borrower agrees to provide an estoppel letter, in form and substance acceptable to TFC, from the applicable Timeshare Owner's Association. Subject to Section 3 hereof, the management agreement from the Marathon Key Resort only shall constitute a part of the Collateral and will be assigned to Agent, on behalf of Lenders, until such time as the Marathon Key Resort commences operations as a timeshare resort to secure the Obligations as provided herein.

      (j) Negative Pledge. To the extent not previously delivered, Borrower shall deliver to Agent, for the benefit of Agent and each Lender, at Borrower's sole cost and expense, i) for recording an executed Negative Pledge with respect to each Eligible Resort; ii) the Custodial Agreement; and iii) the Servicing Agreement.

      (k) Other Items. Such other agreements, documents, instruments, certificates and materials as TFC may reasonably request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations, to evidence and perfect the rights and Liens and security interests of Agent contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of compliance with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including complete and legible copies of each title exception, engineering, environmental and soil reports and evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to TFC in its sole and absolute discretion.

      4.6 Conditions Precedent for Benefit of Lenders. All conditions precedent to the obligation of Lenders to fund any request for any Advance are solely for the benefit of Lenders, and no other party may require satisfaction of any condition precedent or be entitled to assume that Lenders will refuse to make any Advance in the absence of strict compliance with such conditions precedent.

                         SECTION 5 -- FUNDING PROCEDURE

      5.1 The obligation of any Lender to make any loan shall be subject to the satisfaction of all of the following conditions precedent:

      (a) Requests for Initial, Subsequent and Final Acquisition/Construction Advance. As a condition precedent to each Acquisition/Construction Advance, including the initial Acquisition/Construction Advance and the final Acquisition/Construction Advance, not less than ten (10) Business Days prior to the date of any Acquisition/Construction Advance, Borrower shall execute, satisfy and/or deliver evidence of the satisfaction of the following requirements

            (i) Borrower will procure and/or deliver to TFC:

                  (1) A completed, original Application for
            Acquisition/Construction Advance.

                  (2) A completed, original Affidavit of Borrower.

                  (3) Releases or waivers of mechanics' liens and materialmen's liens from all Persons providing labor, materials, or supplies for construction of the Improvements who have performed such labor or provided such materials or supplies and are or may be entitled to a lien for same.

                  (4) Copies of checks, paid bills or invoices and purchase
            orders showing payment to all such third parties who have furnished materials or services or performed labor of any kind in connection with the construction of all Improvements covered by the Application for Acquisition/Construction Advance together with general ledger detail reports with respect to such Application for Acquisition/Construction Advance.

                  (5) Reports from the Inspecting Architects/Engineers
            certifying that the Improvements are on schedule under the Approved Construction Schedules and are in compliance with the Approved Budget and the Plans.

                  (6) With respect to any Improvements which have been completed as required under the Approved Construction Schedule, evidence that all Governmental Requirements have been satisfied, including, but not limited to, delivery of certificates of occupancy or their equivalent, permitting the Improvements to be legally occupied.

                  (7) To the extent not previously delivered, upon request,
            copies, in form and content acceptable to TFC, of i) the Construction Contract and the Architectural Contract and ii) all contracts between the Contractor and a Material Subcontractor, each of which shall contain the agreement of the Subcontractor to perform its respective contract for Lender following the occurrence of an Event of Default. In addition, Lender must have received an updated list of all Material Subcontractors working on the Improvements, together with copies of their respective contracts, showing the name, address, and telephone number of each Material Subcontractor, the work or material performed or supplied thereby, and the total amount of each relevant contract and subcontract and amounts paid through the date on which such list was completed.

                  (8) The Title Policy shall be endorsed and extended to the date of each such Advance to cover each Advance with no exceptions other than the Permitted Exceptions.

                  (9) Such other documents as TFC or Title Company may
            reasonably require.

            (ii) TFC shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not: (i) exceed the total amount of the Acquisition/Construction Component loan, or
                      (ii) cause the outstanding principal balance of the Acquisition/Construction and Revolving Loan Components to exceed the Maximum Revolving Loan Amount;

            (iii) As to the Final Acquisition/Construction Advance only, copies of all building and other construction or development permits and approvals issued through the date of such Application for Acquisition/Construction Advance.

            (iv) If TFC shall so require, TFC shall have received an executed closing protection letter issued by the Title Company which shall be reasonably acceptable to TFC;

            (v) With respect to a request for Advance for the acquisition by Borrower of the Marathon Key Resort, Borrower shall deliver true, correct and complete copies of all closing documents evidencing the transfer of title to such Resort to Borrower; and

            (vi) All conditions to Closing set forth in Section 4 have been satisfied.

            (vii) TFC shall not be obligated to make any subsequent Acquisition/Construction Advances until the Construction Contract, the Architect's Contract, the Contractor's Consent and the Architect's Consent have been fully executed and delivered to TFC.

      (b) Requests for Final Construction Advance. As a condition precedent to the final Acquisition/Construction Advance, in addition to all other conditions precedent in this

Agreement, Completion of the Improvements shall have occurred and Borrower must deliver the following items to Lender:

            (i) A certificate of completion from the Inspecting Architects/ Engineers, Contractor, and Borrower, in form and substance acceptable the TFC, that Completion of all Improvements has occurred.

            (ii) Evidence that all Governmental Requirements have been satisfied, including but not limited to, delivery to TFC of (i) a permanent certificate of occupancy or its equivalent, if local Governmental Authorities issue such document, permitting the Improvements to be legally occupied, and (ii) evidence that all Improvements are in compliance with the accessibility requirements of the federal Fair Housing Act, the federal Americans with Disabilities Act, and the state Americans with Disabilities Act in effect in the state in which the Marathon Key Resort is located.

            (iii) Evidence in the form of an affidavit that no mechanic's or materialman's lien or other encumbrance has been filed and remains in effect against the Marathon Key Resort.

            (iv) Final lien waivers and releases by the Architect, Contractor, and all subcontractors, materialmen, and other Persons who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Marathon Key Resort.

            (v) Endorsement and extension of the Title Policy to acknowledge completion of the construction of the Improvements without any encroachment and compliance with all applicable matters of public record and Governmental Requirements, with no exceptions other than the Permitted Exceptions.

            (vi) Three (3) copies of an "as-built" survey of the Marathon Key Resort prepared by a surveyor licensed in Florida satisfactory to Lender and the Title Company in accordance with the Plans. The "as-built' survey shall show all of the Units and other Improvements in place, including, without limitation, striping of parking areas, the location of building and setback lines and the distance of the Improvements from the building and setback lines; and shall contain a statement as to the number of parking spaces, square footage and height of the Improvements and such other matters as TFC shall require. The survey shall be prepared in accordance with the standards set forth by ALTA/ACSM 1999 Minimum Survey Requirements, shall be certified to TFC, Borrower and the Title Company using a form of certification approved by TFC, and shall include a narrative metes and bounds or platted description of the boundaries of the Marathon Key Resort and the location and dimensions of all easements and Improvements. The surveyor must include on the survey a signed statement certifying the existence or nonexistence of any encroachment from or on to the Marathon Key Resort and must include the date of the survey and the surveyor's registration number and seal and such other matters as TFC and the Title Company may require, and shall otherwise be in form and substance satisfactory to Borrower, TFC, and the Title Company.

            (vii) A set of detailed final as-built Plans must be submitted to TFC as soon as they are completed but in no event later than thirty (30) days following the issuance by the applicable Governmental Authority of the certificate(s) of occupancy (or the legal equivalent) with respect to the Improvements, which Plans must be approved and identified as such in writing by the Borrower, the Architect, and the Contractor and must include Plans for architectural, structural, mechanical, plumbing, electrical, and all site development (including storm drainage, utility lines, and landscaping) work.

            (viii) The insurance coverage provided by the Insurance Policies has been expanded to include all forms of insurance reasonably required by TFC in form and amount and issued by companies satisfactory to TFC; and TFC has received satisfactory evidence of such additional insurance coverage in the form of certificates of insurance, which certificates show TFC as an additional insured and, as to casualty and property insurance, show TFC as loss payee.

      (c) Requests for Revolving Loan Advances. As a condition precedent to each request for a Revolving Loan Advance, such request shall:

            (i)       Be in writing in the form attached hereto as Exhibit J;

            (ii) State that the representations and warranties of Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Revolving Loan Advance, will be true and correct as of the date on which the requested Revolving Loan Advance is to be made;

            (iii) State that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of such requested Revolving Loan Advance, no Default or Event of Default would exist as of the date on which the requested Revolving Loan Advance is to be made;

            (iv) Be delivered to the office of Agent at least ten (10) Business Days prior to the date of the requested Revolving Loan Advance;

            (v)       Be signed by a chief financial officer of each Borrower;

            (vi) Certify that Borrower has no knowledge of any asserted or threatened defense, offset, counterclaim, discount or allowance in respect of each Note Receivable to be pledged in connection with such requested Revolving Loan Advance, or in respect of any of the Pledged Notes Receivable;

            (vii) Contain an aging report of the Pledged Notes Receivable; identifying, among other things, which among them are Eligible Notes Receivable; and

            (viii) Contain a delinquency report which shall be in form and substance satisfactory to Agent and shall show which of such Notes Receivable is delinquent and the duration of such delinquency, and which of such Pledged Notes Receivable is not an Eligible Note Receivable.

      (d) Revolving Loan Advance Loan Documents/Collateral. Not less than ten
(10) Business Days prior to the date of any Revolving Loan Advance, Borrower shall have:

            (i) Delivered to TFC and the Custodian a list of all Eligible Notes Receivable and related Mortgages which are to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Agent may require;

            (ii) Delivered to the Custodian (or to TFC or a designee appointed by TFC if a Default or an Event of Default has occurred and TFC has replaced the Custodian in accordance with Section 3.6 hereof): (A) the original of each Pledged Notes Receivable (duly endorsed with the words "Pay to the order of Textron Financial Corporation as Agent with recourse"), (B) the original or copy (with the original to be delivered after recording thereof) of each Mortgage securing such Pledged Notes Receivable, (C) the original of each Owner Beneficiary Agreement or other purchase contract (including addenda) relating to the Pledged Notes Receivable and Mortgages, (D) the original mortgagee title policy or if such original mortgagee title policy is not immediately available, then a title commitment with respect to each Mortgage, with the original mortgagee title policy to be delivered as soon as reasonably possible thereafter, and (E) originals or true copies of all other related documents and agreements, including, without limitation, any truth-in-lending disclosures, loan application, warranty deed, and Purchaser's acknowledgement, receipt and exchange company application, disclosures and materials (collectively, the "Purchaser Documents");

            (iii) Delivered to TFC for ten percent (10%) of the Pledged Notes Receivable pledged in connection with the requested Revolving Loan

                      Advance; or such higher percentage as Agent and Borrower may, in good faith, agree on: (i) a copy of the original Pledged Note Receivable (duly endorsed with the words "Pay to the order of Textron Financial Corporation as Agent with recourse"); (ii) a copy of a duly executed Assignment of Notes Receivable and Mortgages assigning to Agent all of Borrower's right, title and interest in and to such Pledged Note Receivable and the related Mortgage and (iii) a copy of the truth-in-lending disclosures; and

            (iv) Delivered to TFC, with respect to each Encumbered Interval, a commitment for a mortgagee's title policy insuring in favor of Bluegreen Corporation, its successors and/or assigns the first priority Lien of such Mortgage in the amount of the Mortgage in respect of such Pledged Note Receivable.

            (v) To the extent not previously delivered a permanent certificate of occupancy or its equivalent, if applicable, permitting legal occupancy of the Encumbered Interval, issued by the local Governmental Authorities with jurisdiction over the use and occupancy of the Resort.

      The Mortgages and the assignments thereof to Agent shall be duly recorded in the applicable land records which are described in Schedule G hereof. The mortgagee's title policies, or the commitment therefor (if applicable) shall be in form and substance satisfactory to TFC and shall be issued by a title company satisfactory to TFC. The funding of the requested Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the assignments or any releases shall be performed in accordance with the Custodial Agreement.

            (vi) Partial Waiver of Requirement for Mortgagee Title Insurance Policies. The delivery of a mortgagee title insurance policy shall be required only with respect to ten percent (10%) of the Eligible Notes Receivable delivered to the Custodian in respect of each Advance, subject to the following requirements and limitations:

                      (1) Borrower shall be in full compliance with the Inventory Control Procedures (as defined herein);

                      (2)   No Default or Event of Default shall have occurred;
                            and

                      (3) There has occurred during the twelve month period prior to the Advance in question no problems with respect to title to any Interval or Unit at the applicable Resort.

            In the event of a failure of any condition in Section (1), (2) or
            (3) above, or if a Default or Event of Default has occurred, then, immediately upon such failure, the partial waiver provided under this Section shall no longer be effective and TFC shall have the right to require a mortgagee title insurance policy for one-hundred percent (100%) of the Eligible Notes Receivable delivered to the Custodian in respect of each Advance.

      (e) Other Conditions for Advances. In addition to the other conditions set forth in this Agreement, the making of the initial or any requested Advance shall be subject to the satisfaction of the following conditions:

            (i) No Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

            (ii) Each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

            (iii) The date on which such requested Advance is to be made shall be a Business Day;

            (iv) Not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless TFC, in its sole discretion, agrees to make an additional Advance during such calendar month;

            (v) Such requested Advance shall be in a principal amount of not less than $50,000, unless TFC, in its sole discretion, agrees to make an Advance in an amount less than $50,000;

            (vi) TFC shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not: (1) with respect to a Revolving Loan
            Advance: (x) based on the Eligible Notes Receivable that have been duly pledged in favor of Agent, exceed the total amount of the Borrowing Base, (y) cause the outstanding principal balance of the Revolving Loan Component to exceed the Maximum Available Revolving Amount or (z) cause the sum of the outstanding principal balance of the Revolving Loan component and the Acquisition/Construction Loan Component to exceed the Maximum Loan Amount; and (2) with respect to an Acquisition/Construction Advance: (x) cause the outstanding principal balance of the Acquisition/Construction Loan Component to exceed the lesser of 75% of the aggregate of Total Acquisition Costs and Total Construction Costs or $11,800,000 or (y) cause the sum of the outstanding principal balance of the Acquisition/Construction Loan Component and the outstanding principal balance of the Revolving Loan Component to exceed the Maximum Loan Amount;

            (vii) If TFC shall so require, TFC shall have received an executed closing protection letter issued by the Title Company, which shall be reasonably acceptable to TFC;

            (viii) Each Lender shall have agreed to make and does make an Advance in an amount equal to its respective Pro Rata Percentage;

            (ix) The representations and warranties made in this Agreement shall be true and correct in all material respects on and as of the date of each Advance, with the same effect as if made on that date. Borrower shall inform TFC of any changes or revisions to the representations and warranties in this Agreement by disclosing such facts in the Affidavit of Borrower. If any such changes or revisions are determined by TFC in its sole discretion to be materially adverse, TFC may, among other things, refuse to make the requested Acquisition/Construction Advance;

            (x) Borrower shall have paid all costs, expenses, and fees then due in accordance with this Agreement and all of the other Loan Documents; and

            (xi) Each agreement required to have been executed and delivered in connection with any Advance shall be consistent with the terms of this Agreement and shall be in full force and effect.

      (f) Expenses. Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

      (g) Proceedings Satisfactory. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as Agent or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to Agent and its counsel.

      (h) No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

      (i) Conditions Precedent for Benefit of Lender. All conditions precedent to the obligation of lenders to make any Advance are solely for the benefit of Lenders, and no other party may require satisfaction of any condition precedent or be entitled to assume that Lenders will refuse to make any Advance in the absence of strict compliance with such conditions.

      (j) Lockbox Agreement and Custodial Agreement. Prior to the initial Revolving Loan Advance, Lender and Borrower shall, at Borrower's expense, have entered into a Lockbox Agreement and a Custodial Agreement, in form and substance reasonably acceptable to Lender, with a Lockbox Agent and a Custodian reasonably acceptable to Lender. Agent approves Fleet Bank as Lockbox Agent and US Bank as Custodian, provided that Fleet Bank and US Bank shall have entered into, respectively, a Lockbox Agreement and a Custodial Agreement in form and substance reasonably acceptable to Agent.

              SECTION 6 -- GENERAL REPRESENTATIONS AND WARRANTIES

      Each Borrower hereby represents and warrants to Agent and each Lender as follows:

      6.1 Organization, Standing, Qualification. Bluegreen Vacations Unlimited,
Inc.: (a) is a duly organized and validly existing Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents. Bluegreen Corporation: (a) is a duly organized and validly existing Massachusetts corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

      6.2 Intentionally Omitted.

      6.3 Authorization, Enforceability, Etc.

      (a) The execution, delivery and performance by each Borrower of the Loan Documents has been duly authorized by all necessary corporate action by each Borrower and does not and will not: (i) violate any provision of the certificate or articles of incorporation of either Borrower, bylaws of either Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which either Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of either Borrower other than Liens in favor of Lenders; or (iii) result in a breach of, or constitute a default by either Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which either Borrower is a party or by which it or any of its respective assets are bound or affected.

      (b) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners' Association is required in connection with the execution, delivery and performance by either Borrower of any of the Loan Documents.

      (c) The Loan Documents constitute legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

      (d) Borrower has, or will have, good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Agent or those specifically consented to in writing by Agent or permitted hereunder. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lenders hereunder or Agent as permitted hereunder.

      (e) The execution and delivery of the Loan Documents, the execution and delivery of the Marathon Key Mortgage (including the assignment of Borrower's leasehold estate in the Submerged Lands Lease included therein) and the recording thereof in the county in which the Marathon Key Resort is located, the delivery and endorsement to Agent as agent for Lenders of the Pledged Notes Receivable, the filing of the UCC-1's with the office of the secretary of state of the state in which each Borrower is organized and the Assignment of Notes Receivable and Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Agent as agent for Lenders a valid and perfected continuing first or second, as applicable, priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

      (f) None of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity; and during the term of the Agreement, none will be forged, or will have affixed thereto, any unauthorized signatures.

      (g) There have been no modifications or amendments to the Pledged Notes Receivable or Mortgages.

      (h) The makers of the Eligible Notes Receivable have no defenses, offsets, counterclaims or claims relating to the Eligible Notes Receivable or the Mortgages.

      (i) The Pledged Notes Receivable and the Mortgages are and will be executed and delivered by the Trustee in favor of Bluegreen Corporation in connection with the purchase of the related Encumbered Intervals.

      (j) The Mortgages constitute and will constitute valid and enforceable first priority liens and security interests on the Encumbered Intervals.

      (k) The Pledged Notes Receivable and the Mortgages are and shall remain in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Agent, as holder on behalf of Lenders; and each Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Encumbered Intervals and rights, properties, easements and interests appurtenant or related thereto.

      (l) The grant of the security interests described herein has not affected and will not affect the validity or enforceability of the obligations of the respective makers of the Pledged Notes Receivable under such Notes Receivable or the respective Mortgages.

      (m) Neither Agent nor any Lender shall be required to take, and Borrower has taken any and all required steps to protect each Lender's security interest in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments held by Custodian); and neither Agent nor any Lender is or shall be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release Borrower from any of the Obligations.

      6.4 Financial Statements and Business Condition. The Financial Statements delivered to date fairly present the respective financial conditions and results of operations of each Borrower as of the date or dates thereof and for the periods covered thereby. There were no material liabilities, direct or indirect, fixed or contingent, of either Borrower as of the dates of such Financial Statements which were not reflected therein or in the notes thereto, which have not otherwise been disclosed to TFC in writing. Except for any such changes heretofore expressly disclosed in writing to TFC, there has been no material adverse change in the respective financial conditions of either Borrower from the financial conditions shown in their respective Financial Statements, nor has either Borrower incurred any material liabilities, direct or indirect, fixed or contingent, which are not shown in its Financial Statements. Each Borrower is able to pay all of its respective debts as they become due and each Borrower shall maintain such solvent financial condition, giving effect to the Obligations, as long as the Borrower is obligated to Lenders under the Agreement or in any other manner whatsoever. Each Borrower's Obligations under this Agreement and under the Loan Documents will not render such Borrower unable to pay its debts as they become due. The present fair market value of each Borrower's assets is greater than the amount required to pay its respective total liabilities.

      6.5 Taxes. In accordance with the requirements set forth in the Declaration, Borrower represents and warrants that Borrower or Timeshare Owners' Association, to the extent controlled by Borrower, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resorts and the Collateral; and Borrower knows of no basis for any additional taxes or assessments against the Resorts or the Collateral. Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties thereon, and all other taxes which are payable by it to the extent the same have become due and payable. Borrower has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other assessments against the Marathon Key Resort, and Borrower knows of no basis for any additional taxes or assessments against the Marathon Key Resort.

      6.6 Title to Properties: Prior Liens. Borrower has good and marketable title to all of the Collateral, including but in no way limited to the Marathon Key Resort, and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Agent, and the Liens described in Schedule 6.6 hereto, there are no liens or encumbrances against the Collateral, or against any Resort.

      6.7 Subsidiaries, Affiliates and Capital Structure. Except as noted in
Schedule 6.7, neither Borrower has any subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. None of the Affiliates of either Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to either Borrower is vested in any other Person.

      6.8 Litigation, Proceedings, Etc. Except for those matters identified in
Schedule 6.8 hereto, there are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting either Borrower, the Resorts or the Timeshare Owners' Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on either Borrower or (b) relate to the Loan or which could have a material adverse effect on the Collateral or the Resorts. Neither Borrower has received notice from any court, governmental authority or other tribunal alleging that Borrower or the Resorts have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

      6.9 Licences, Permits, Etc. Borrower, the Resorts, the Timeshare Owners' Associations or Borrower's Affiliates involved in the operations of the Resorts, and, to the best of each Borrower's knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess or will possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to Borrower, the Resorts and the Timeshare Owners' Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement. Borrower has or will obtain all permits, licenses and consents for the construct, development, renovation, rehabilitation, occupancy, ownership and use of the Marathon Key Resort.

      6.10 Environmental Matters. Except as otherwise noted on Schedule 6.10:
(a) no Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, (c) neither Borrower nor the Resorts nor any manager thereof or to either Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, and (d) neither Borrower nor the Resorts, nor any portion thereof, nor to either Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws.

      6.11 Full Disclosure. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to TFC or any other Lender in connection with the Loan or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will: (i) prevent, delay or hinder the completion of the Improvements; (ii) prevent, delay or hinder the change of Marathon Key Resort to the timeshare form of ownership; (iii) prevent, delay or hinder the sale of Intervals to Purchasers; (iv) prevent or hinder the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law; or (v) prevent Borrower from performing its Obligations pursuant to the Loan Documents.

      6.12 Use of Proceeds/Margin Stock. (a) The proceeds of the Loan will be used strictly in accordance with the Commitment Letter and for no other purpose and (b) none of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

      6.13 Defaults. Borrower has no knowledge of any Default or Event of Default not disclosed to TFC in writing and there is no violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which Borrower is a party or by which it may be bound.

      6.14 Compliance with Law. Neither Borrower

      (a) is in material violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to each Borrower's knowledge after diligent inquiry, the Timeshare Owners' Association, in material violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners' Association, are subject; and

      (b) has failed, nor have the Resorts or, to each Borrower's knowledge, the Timeshare Owners' Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower's Properties, or to the conduct of Borrower's business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of Borrower or the Resorts. Borrower has, to the extent required by its activities and businesses and the operations of the Resorts complied with: (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board; (c) the Equal Credit Opportunity Act; (d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act ("ILSA"); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (l) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines ("ADA"); (n) the Real Estate Settlement Procedures Act ("RESPA"); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (p) the Federal Trade Commission's Privacy of Consumer Financial Information Rule and (q) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

      6.15 Restrictions of Borrower. Neither Borrower nor any Resort, nor to each Borrower's knowledge, any Timeshare Owners' Association, is a party to any contract or agreement, or subject to any Lien, charge or corporate restriction, which materially and adversely affects its or their business. Neither Borrower will be, on or after the Closing Date, a party to any contract or agreement which restricts its right or ability to incur indebtedness, or prohibits either Borrower's execution of, or compliance with the terms of this Agreement or the other Loan Documents. Neither Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Agent or Lenders as provided hereunder.

      6.16 Broker's Fees. Each Borrower, TFC and each Lender represent to each other that none of them has made any commitment or taken any action which will result in a claim for any brokers', finders' or other similar fees or commitments with respect to the transactions described in the Agreement. Each Borrower agrees to indemnify TFC and each Lender and save and hold TFC and each Lender harmless from all claims of any Person for any broker's or finder's fee or commission related to the Loan, this Agreement, the Resorts or the sale of Intervals, and this indemnity shall include reasonable attorneys' fees and legal expenses.

      6.17 Deferred Compensation Plans. Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a "Compensation Plan") providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Compensation Plan of Borrower which might constitute grounds for termination of any Compensation Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Compensation Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Compensation Plans;
(2) promptly, after the filing thereof, furnish to TFC copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Compensation Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said
Section 103; (3) notify TFC immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Compensation Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify TFC of any "Prohibited Transaction" as that term is defined in Section 406 of the Pension Reform Act. Borrower will not (a) engage in any Prohibited Transaction or (b) terminate any such Compensation Plan in a manner which could result in the imposition of a Lien on the Property of Borrower pursuant to Section 4068 of the Pension Reform Act.

      6.18 Labor Relations. The employees of Borrower are not a party to any collective bargaining agreement with Borrower, and, to the best knowledge of each Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of either Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      6.19 Resorts.

      (a) Timeshare Plan. Each Resort (other than the Marathon Key Resort) has been established and dedicated as, and is and will be for so long as any of the Obligations remain outstanding, a time-share plan and project in full compliance with all applicable laws and regulations, including without limitation, the applicable Timeshare Act. Borrower will not consent to, promote or participate in any action that would cause any Resort to fail to be, and will use its best efforts to insure that each Resort is operated as a timeshare resort in accordance with all applicable laws and regulations, including, without limitation, the applicable Timeshare Act.

      (b) Access. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

      (c) Utilities. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and to provide for the construction, occupancy and operation of the Resorts and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners' Association. Written permission has been or will be obtained from the applicable utility companies to connect each of the Resorts to each of such services.

      (d) Amenities. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

      (e) Construction. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

      (f) Sale of Intervals. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort: (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of the state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which the sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of Bluegreen Corporation, all of whom are and shall be properly licensed in accordance with applicable laws.

      (g) Tangible Property. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by Borrower or the applicable Timeshare Owners' Association and are not subject to any Lien or if subject to a Lien the holder thereof has entered


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

into a nondisturbance agreement protecting the Purchasers' right to continued use and benefit of such equipment and/or Common Elements in the event of foreclosure of any such Lien.

      (h) Operating Contracts. Borrower or the applicable Timeshare Owners' Association has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as "Operating Contracts").

      (i) Flood Zone. Except as disclosed in writing to Agent, no portion of any Resort is located in a flood hazard area as defined by the Federal Insurance Administration.

      (j) Seismic Exposure. Except as disclosed in writing to Agent, no portion of any resort is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

      (k) No Purchase Options. No person or entity has an option to purchase any portion of the Resorts, or any portion thereof, or any interest therein, except for the sale of Intervals in the ordinary course of business.

      6.20 Timeshare Regimen Reports. Borrower has furnished to TFC true and correct copies of the Timeshare Documents listed on Schedule 6.20, which consist of all those placed on file by Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been or will be obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

      6.21 Operating Contracts. The contracts, agreements and arrangements comprising those agreements or arrangements relating to the operation of the Marathon Key Resort, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $250,000.00 (collectively, all such agreements and arrangements are referred to herein as the "Operating Contracts") are set forth on Schedule 6.21 hereto, are unmodified and in full force and effect and shall remain free and clear of any lien.

      6.22 Architectural and Environmental Control. All Units, Common Elements and other improvements at, upon or appurtenant to the Resort are and will be in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the Declaration.

      6.23 Tax Identification/Social Security Numbers. Bluegreen Vacations Unlimited, Inc.'s federal taxpayer identification number is 65-0433722 and Bluegreen Corporation's federal taxpayer identification number is 03-0300793.

      6.24 Inventory Control Procedures. Borrower has provided to TFC a true and complete copy of Borrower's Inventory, Sales and Assignments procedures (the "Inventory Control Procedures"), a copy of which is attached hereto as Schedule 6.24.


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

      6.25 Additional Representations and Warranties. This Agreement, the Note and the other Loan Documents constitute the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms.

      6.26 Commencement of Construction. Except as disclosed in Schedule 6.26, attached hereto and made a part hereof, prior to the recordation of the Marathon Key Mortgage, no work of any kind, including, but not limited to, the destruction or removal of any existing improvements, shall have commenced or shall have been performed thereon, no material or equipment shall have been delivered to the Marathon Key Resort for any purpose whatsoever, and no contract, or memorandum or affidavit thereof, to supply labor, materials or services in connection with the construction of the Improvements shall have been recorded in the mechanics lien or any other record in the county in which the Marathon Key Resort is located.

      6.27 Disclosure. The Loan Documents and any and all Financial Statements, Plans, budgets, schedules, opinions, certificates, confirmations, applications, rent rolls, affidavits, agreements, and to Borrower's knowledge, Construction Contract, Architectural Contract, and other materials submitted to TFC in connection with the Loan Documents by or on behalf of the Borrower are not, separately or in the aggregate, misleading, and fully and fairly state all material facts relevant to the matters with which they purport to deal. There is no fact of which Borrower is aware that Borrower has not disclosed to Lender in writing that could materially adversely affect any Resort or the business or financial condition of Borrower. Borrower has furnished TFC with a true and complete copy of all documents relating to construction of the Improvements.

      6.28 System Compliance. The storm and sanitary sewer system, water system, all mechanical systems of the Resorts, and other parts of the Resorts do, or when constructed will, comply with all applicable environmental, pollution control, and ecological laws, ordinances, rules, and regulations, and all Governmental Authorities having jurisdiction over the Resorts have issued or will issue all necessary permits, licenses, and other authorizations for the construction of the Improvements, specifically including the named systems.

      6.29 Governmental Requirements. The Resorts and the Improvements are and at all times during the Loan will be constructed, operated, and sold in compliance with all zoning requirements, building codes, subdivision improvement agreements, licensing requirements, covenants, conditions and restrictions of record, and all other Governmental Requirements. To Borrower's knowledge, there are no Governmental Requirements prohibiting the use and operation of the Resorts or the Improvements for timeshare purposes. The zoning and subdivision approval of the Resorts and the right and ability to construct, use, and operate the Resorts are not in any way dependent on or related to any real estate other than the Resorts. There are no, nor are there any alleged or asserted, violations of Governmental Requirements, law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Resorts or the Improvements or any part thereof. Borrower has obtained or is not aware of any reason why it cannot obtain all necessary permits, licenses, consents, and approvals to develop and operate the Resorts as a timeshare project in accordance with the requirements of this Agreement and to sell the Intervals in full compliance with applicable law.


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

      6.30 Plans. The Plans are satisfactory to the Borrower and have been or will be approved by all appropriate Governmental Authorities. The list of Plans is annexed hereto as Schedule 6.30, and all demolition or construction hereafter performed will comply with all statutes, rules and/or regulations of any Governmental Authority having jurisdiction over the same; the Improvements will be constructed and/or renovated wholly within the perimeter of the Marathon Key Resort in accordance with the Plans, the Approved Budget, the Approved Construction Schedule and this Agreement.

      6.31 Construction. All construction performed with respect to the Improvements prior to the date hereof has been performed within the perimeter of the Marathon Key Resort in accordance with the Plans, the Approved Budget and the Approved Construction Schedule; there are no structural defects in any construction completed to date, nor is there any violation of any requirement of any Governmental Authority with respect to any construction completed as of the date hereof.

      6.32 Permits, Authorizations, Etc. All authorizations, certificates and permits necessary for the construction of the Improvements in accordance with applicable building codes and environmental protection laws have been or will be obtained and are or will be in full force and effect, and all construction work to date has been done in accordance with such authorizations, certificates, permits, codes and laws.

      6.33 Approved Budget. The Approved Budget includes Borrower's best estimate of the capital cost of the Improvements and TFC is justified in relying thereon. There have been no material variations or deviations from the Approved Budget, and Borrower knows of no circumstances presently existing or reasonably likely to occur which would or could have a materially adverse effect on the construction of the Improvements including but not limited to a material variation or deviation from the Approved Budget.

      6.34 The Submerged Lands Lease. The Submerged Lands Lease is a valid and subsisting lease and is in full force and effect in accordance with the terms thereof and has not been modified, amended, canceled or terminated. Borrower has not waived, canceled or surrendered any of its rights under the Submerged Lands Lease. Borrower is the sole owner of, and has good marketable title to the leasehold estate created by the Submerged Lands Lease. The leasehold estate created by the Submerged Lands Lease is free and clear of all liens, encumbrances and other matters affecting title, except as approved in writing by Borrower. All of the rental, additional rental and other charges payable under the Submerged Lands Lease prior to the execution hereof have been paid and all of the terms, conditions and agreements contained in the Submerged Lands Lease which are to have been performed prior to the execution hereof have been performed. No default or event which, with the giving of notice and/or the passage of time would constitute a default, exists under the Submerged Lands Lease on the part of any party thereto. Borrower shall not transfer, sell, pledge, convey, hypothecate, factor or assign all or any of its interest in the Submerged Lands Lease without first obtaining the prior written consent of TFC (which consent may be given, withheld or conditioned by TFC in TFC's sole discretion).

      6.35 Title. Borrower has insurable title to the Marathon Key Resort and Borrower possesses an unencumbered fee estate in the Marathon Key Resort and it owns the Marathon Key Resort free and clear of all liens, encumbrances and charges whatsoever except for those


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

exceptions shown in the title insurance policy insuring the lien of the Marathon Key Resort Mortgage (the "Permitted Exceptions") and the Marathon Key Resort Mortgage is and will remain a valid and enforceable first lien on and security interest in the Marathon Key Resort, subject only to said exceptions. Borrower is not a party to any outstanding contract or agreement providing for or requiring it to convey its interest in the Marathon Key Resort to any person or entity, and no person or entity other than Borrower has any beneficial or equitable right, title or interest in the Marathon Key Resort, or any part thereof. The possession of the Marathon Key Resort has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Borrower's knowledge. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Marathon Key Resort Mortgage and shall forever warrant and defend the same to TFC against the claims of all persons whomsoever.

      6.36 First Lien. Upon the execution by the Borrower and the recording of the Marathon Key Resort Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, TFC will have a valid first lien on the Marathon Key Resort and the leasehold estate created by the Submerged Lands Lease subject to no liens, charges or encumbrances other than the Permitted Exceptions.

      6.37 Single Tax Lot. The Marathon Key Resort consists of a single tax lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Marathon Key Resort or a portion of the Marathon Key Resort and no portion of the Marathon Key Resort lies in any other tax lot. The Marathon Key Resort consists of one or more legally sub-divided lots.

      6.38 Special Assessments. There are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Marathon Key Resort, nor, to the knowledge of Borrower, are there any contemplated improvements to the Marathon Key Resort that may result in such special or other assessments.

      6.39 Condition of Improvements. The Marathon Key Resort has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Marathon Key Resort has been fully restored.

      6.40 No Condemnation. No part of any property subject to the Marathon Key Resort Mortgage has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Marathon Key Resort

      6.41 No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmens' liens or claims outstanding for work, labor or materials affecting the Marathon Key Resort, whether prior to, equal with or subordinate to the lien of the Marathon Key Resort Mortgage. Borrower may, in good faith, and by proper legal proceedings, diligently pursued, contest the validity, amount or application of any mechanics', laborers' or materialmens' liens or claims outstanding for work, labor or materials affecting the Marathon Key Resort, provided, however, that in each case, at the time of the commencement of any such action or proceeding,


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

and during the pendency of such action or proceeding (i) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP,
(ii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence, and (iii) Borrower shall deliver to TFC cash or surety bond, or otherwise remove the lien to bond in accordance with the provisions of Chapter 713 of the Florida Statutes, in an amount equal to one hundred twenty-five percent (125%) of the amounts being contested which exceed $100,000 (subject to a credit for any funds then held by TFC for such purposes) in the aggregate and any estimated additional interest, charge or penalty arising from such contest. Any cash so delivered shall constitute additional security for the Loan. Borrower shall execute such instruments as TFC shall require to evidence TFC's perfected first priority security interest therein and to effectuate the provisions hereof. If, prior to the occurrence of an Event of Default, Borrower shall provide evidence satisfactory to TFC, in its reasonable judgment, that Borrower has paid the disputed amount, or otherwise settled the same and paid any amount to be paid under such settlement, or that Borrower has received a final unappealable judgment in its favor that it need not pay any disputed amount, together with a certificate from Borrower confirming the foregoing, then TFC shall return any cash deposited with TFC with respect to such disputed amount. If Borrower ceases to contest continuously and with due diligence any contest described above, or fails to provide TFC with evidence satisfactory to TFC that it is doing so within ten (10) days after TFC's request, or if there shall be a final judgment against Borrower with respect thereto, then TFC may apply all or any portion of the cash to pay such disputed amount and TFC shall have no liability to Borrower for any determination made by TFC, in good faith, that it is entitled to do so or as to the amount to then be paid with respect to such disputed amount, whether or not that determination is found to be accurate.

      6.42 No Purchase Options. Except as otherwise set forth herein and in the Loan Documents, no tenant, person, party, firm, corporation or other entity has an option to purchase the Marathon Key Resort, any portion thereof or any interest therein.

      6.43 Leases. The Marathon Key Resort is not subject to any leases other than the leases described in the Loan Documents. Except as set forth in the Loan Documents, no person has any possessory interest in the Marathon Key Resort or right to occupy the same. As of the date hereof, (i) the Borrower is the owner and holder of the landlord's interest under each lease; (ii) there are no prior assignments of any lease or any portion of rents which are presently outstanding and have priority over the Assignment of Rents and Leases; (iii) the leases have not been modified or amended, except as disclosed to TFC in writing on the date hereof; (iv) each lease is in full force and effect; (v) to the best of Borrower's knowledge, neither Borrower nor any tenant under any lease to which the Borrower is a party is in default under any of the terms, covenants or provisions of the lease, and Borrower knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any such lease; (vi) to the best of Borrower's knowledge, there are no offsets or defenses to the payment of any portion of the rents; and (vii) all rents due and payable under each lease have been paid in full and no said rents have been paid more than one (1) month in advance of the due dates thereof.

      6.44 Boundary Lines. Based on the Survey for the Marathon Key Resort and except as disclosed thereon, all of the Improvements lie or will lie wholly within the boundaries and


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

building restriction lines of the Marathon Key Resort, and no improvements on adjoining properties encroach upon the Marathon Key Resort, and no easements or other encumbrances upon the Marathon Key Resort encroach upon any of the Improvements, so as to affect the value or marketability of the Marathon Key Resort except those which are insured against by title insurance.

      6.45 Survey. The Survey of the Marathon Key Resort delivered to TFC has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Marathon Key Resort is situated, is certified to TFC, its successors and assigns, and the title insurance company, and, to the best of Borrower's knowledge, is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Marathon Key Resort or the title thereto of which Borrower has knowledge.

                             SECTION 7 -- COVENANTS

      7.1 Affirmative Covenants. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

      (a) Payment and Performance of Obligations. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things reasonably necessary, which are not prohibited by law, to prevent the occurrence of any Event of Default hereunder; and Borrower will maintain an office or agency in the State of Florida where notices, presentations and demands in respect of the Loan Documents may be made upon Borrower. Such office or agency and the books and records of Bluegreen Corporation and Bluegreen Vacations Unlimited, Inc. shall be maintained at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 until such time as Borrower shall so notify TFC, in writing, of any change of location of such office or agency.

      (b) Maintenance of Existence, Qualification and Assets. Each Borrower shall at all times (i) maintain its respective legal existence, (ii) maintain its respective qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resorts, and (iii) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resorts, each Borrower, or its respective businesses, including, without limitation, any Timeshare Act.

      (c) Consolidation and Merger. Neither Borrower will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) such Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder.


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

      (d) Maintenance of Insurance. Borrower, or if required pursuant to the Declaration, the applicable Timeshare Owners' Association, shall maintain (or Borrower shall use its best efforts to cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to TFC originals (or certified copies if originals are unavailable) of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to TFC and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of Agent on behalf of each Lender and satisfactory to TFC, and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower (or, as appropriate, the respective Associations) and the Resort:

            (i) Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements and any personal property located in or on the Resorts, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to TFC, breach of warranty coverage, replacement cost endorsements satisfactory to TFC, and shall not permit co-insurance;

            (ii) Public liability and property damage insurance covering the Resorts in amounts and on terms satisfactory to TFC;

            (iii) All-risk builder's risk insurance during the construction of the Improvements, in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements, providing all-risk coverage on the Marathon Key Resort and the materials stored on the Marathon Key Resort and elsewhere, including the perils of collapse, water damage, and, if requested by TFC, insurance covering business interruption, flood, sinkhole, earthquake, and other risks;

            (iv) On Completion of the Improvements, all-risk insurance on the Marathon Key Resort until the Loan is paid in full, as determined by TFC, in an amount equal to one hundred percent (100%) of the replacement cost of the Marathon Key Resort or in such additional amounts as TFC may require, providing all-risk coverage on the Marathon Key Resort, and, if requested by TFC, insurance covering business interruption, flood, sinkhole, earthquake, and other risks;

            (v) Until completion of the Improvements, comprehensive general liability insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury, bodily injury, death or property damage, explosion, collapse, and underground hazards, arising out of any one occurrence, in the amount of One Million dollars ($1,000,000.00) per occurrence, with an


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

                      umbrella provision and an aggregate limit of not less than Two Million Dollars ($2,000,000.00), or in any increased amount required by TFC;

            (vi) Comprehensive automobile liability insurance for contractors of not less than One Million Dollars ($1,000,000.00) per occurrence for bodily injury and One Million Dollars ($1,000,000.00) per occurrence for property damage, combined single limit, arising out of any one occurrence, and an aggregate limit of not less than Two Million Dollars ($2,000,000.00), or in any reasonable increased amounts required by TFC;

            (vii) Workers' compensation insurance for employees and contractors in statutory limits; and

            (viii) Such other insurance on the Resorts and the Collateral or any replacements or substitutions therefor including, without limitation, flood insurance (if a Resort is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by TFC.

      To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resorts, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resorts or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resorts to the Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that TFC shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without TFC's prior written approval.

      In the event of any insured loss or claim in respect of the Resorts, Borrower shall apply (or cause to be applied), and Borrower shall use its best efforts to ensure that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

      All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to TFC. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 7.1(d), a renewal or replacement thereof satisfactory to TFC shall be delivered to TFC. Borrower shall deliver or cause to be delivered (and shall use its best efforts to cause each Timeshare Owners' Association to deliver) to TFC receipts evidencing the payment for all such insurance policies and renewals or replacements.


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

      In the event of any fire or other casualty to or with respect to the improvements on or at the Resorts, Borrower covenants that Borrower shall or shall use its best efforts to cause the Timeshare Owners' Association, as the case may be, to promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resorts, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, with respect to all Resorts other than the Marathon Key Resort, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. Prior to the repayment in full of the Acquisition/Construction Loan Component, Agent may, in its sole discretion, apply all insurance proceeds with respect to the Marathon Key Resort to restoration of such Resort as provided in the Marathon Key Mortgage. After repayment in full of the Acquisition/Construction Loan Component, all insurance proceeds shall be applied as provided in the Declaration.

      All insurance policies shall be issued on forms and by companies of at least a Best rating of A-, which are licensed to do business in the state in which each Resort is located, and shall be satisfactory to TFC. Borrower shall deliver copies of all insurance policies described in (i), (ii), (vi) and (vii) and the original insurance policies, described in (iii), (iv) and (v) above to TFC prior to closing, and shall deliver to TFC evidence of such coverage forty-five (45) days prior to the anniversary date of each Insurance Policy. All insurance policies described in (iii), (iv) and (v) above shall have loss made payable to TFC as mortgagee together with the standard mortgagee clause, if such is required in the State of Florida. No insurance policy may be terminated, reduced, or materially changed without TFC's prior written consent.

      (e) Maintenance of Security. Borrower shall execute and deliver (or cause to be executed and delivered) to TFC all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as TFC deems necessary or appropriate in order to maintain as valid, enforceable and perfected first or second priority liens and security interests, as applicable, all Liens and security interests in the Collateral granted to Agent as agent for Lenders to secure the Obligations. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

      (f) Payment of Taxes and Claims. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners' Association will pay, when due, all taxes imposed upon the Resorts, the Collateral, Borrower, the Timeshare Owners' Association, or any of its or their Property, or with respect to any of its or their franchises, businesses, income or


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

profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners' Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resorts before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable. Except for the Liens in favor of Agent on behalf of Lenders granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics', materialmens', judgment or tax liens) shall attach to any of the Collateral or the Resorts except for such Liens as are expressly provided for pursuant to the Declaration, which shall, in any event, be subordinate to the Lien of Agent on behalf of Lenders. In the event any such Lien attaches to any of the Collateral or the Resorts, Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide TFC with a bond in accordance with the applicable laws of the State, issued by a corporate surety acceptable to TFC, in an amount and form acceptable to TFC.

      (g) Inspections. Borrower shall, at any time and from time to time, permit TFC or any Lender or their respective agents or representatives (provided such Lender has coordinated such inspection with TFC) to inspect the Resorts, the Collateral and if necessary, in TFC's opinion, to ascertain or assure Borrower's compliance with the terms of this Agreement, any of each Borrower's other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners' Association's, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates of each Borrower, any Borrower's Agent, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with TFC or any Lender, or their respective agents or representatives, the affairs, finances and accounts of each Borrower or any Affiliate of either Borrower). TFC and each Lender agree to use reasonable efforts not to unreasonably interfere with either Borrower's business operations in connection with any such inspections. Without limiting the foregoing, TFC shall have the right to make such credit investigations as TFC may deem appropriate in connection with its review of Notes Receivable, and each Borrower shall make available to TFC all credit information in each Borrower's possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Notes Receivable as TFC may request. Borrower shall pay the reasonable expenses of any inspection described above performed or requested by TFC. With respect to inspections requested by Participants or Lenders other than TFC, if the inspection is requested in connection with an increase, modification, or extension of the Revolving Credit Period, the Maximum Loan Amount, the Acquisition/Construction Loan Maturity Date, the Revolving Loan Maturity Date or the amount of the Loan or any other modification to this Agreement, then such inspection shall be at the sole expense of Borrower. Otherwise, such inspection shall be at the sole expense of the Participant or Lender requesting the inspection.

      (h) Reporting Requirements. So long as any portion of the Obligations remain unsatisfied, each Borrower shall furnish (or cause to be furnished, as the case may be) to TFC the following:


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

            (i) Monthly Financial Reports. As soon as available and in any event within ten (10) days after the end of each calendar month, a report showing (i) the trial balance of the Pledged Notes Receivable, (ii) an aging report on the Pledged Notes Receivable, (iii) a report detailing the collections on each of the Pledged Notes Receivable,
            (iv) a Borrowing Base Report, (v) monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement (provided that such reports have been provided to Borrower by Lockbox Agent), (vi) bank statements (provided that such statements have been provided to Borrower by the bank in question), and (vii) Intervals Sales report for each Eligible Resort;

            (ii) Quarterly Financial Reports. As soon as available after each fiscal quarter of each Borrower (other than the last quarter of any fiscal year), the following: (i) in any event, no later than five
            (5) days after submission to the Securities and Exchange Commission, a copy of Bluegreen Corporation's 10-Q filing, income statement and balance sheet certified by the Chief Financial Officer of Bluegreen Corporation to fairly present the financial condition of said entity on a fully consolidated basis as of the end of such fiscal quarter and the results of the operations of Bluegreen Corporation on a fully consolidated basis for the period ending on such date; (ii) in any event no later than five (5) days after submission to the Securities and Exchange Commission, if applicable, copies of any and all other financial reports and corrections thereto and corrections to the 10-Q filings required of Bluegreen Corporation under federal laws and regulations; (iii) in any event no later than thirty (30) days after the end of each fiscal quarter of Bluegreen Vacations Unlimited, Inc., copies of Bluegreen Vacations Unlimited, Inc.'s and each Resort's income statement and balance sheet certified by the Treasurer of Bluegreen Vacations Unlimited, Inc. to fairly present the financial condition of said entities on a fully consolidated basis as of the end of such fiscal quarter and the results of the operations of Bluegreen Vacations Unlimited, Inc. and each Resort on a fully consolidated basis for the period ending on such date; and
            (iv) copies of any and all other financial reports and corrections thereto required of Borrower;

            (iii) Annual Financial Reports. As soon as available after each fiscal year of each Borrower, the following: (i) in any event no later than five (5) days after submission to the Securities and Exchange Commission, a copy of Bluegreen Corporation's 10-K filing, income statement and balance sheet certified by the Chief Financial Officer of Bluegreen Corporation to fairly present the financial condition of said entity on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entity on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entity on a fully consolidated basis for the period ending on such date; (ii) in any event no later than five (5) days after submission to the Securities and Exchange Commission, if applicable, copies of any and all other financial reports and corrections thereto and corrections to the 10-K filings required of Bluegreen Corporation under federal laws and regulations; (iii) in any event no later than ninety (90) days after the end of each fiscal year of Bluegreen Vacations Unlimited, Inc., copies of Bluegreen Vacations Unlimited, Inc.'s and each Resort's income statement and


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

            balance sheet certified by the Treasurer of Bluegreen Vacations Unlimited, Inc. to fairly present the financial condition of said entities on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entities on a fully consolidated basis at the end of such fiscal year, all in such detail and scope as required by TFC and prepared in accordance with GAAP and on a basis consistent with prior accounting periods; and
            (iv) copies of any and all other financial reports and corrections thereto required of Borrower;

            (iv) Officer's Certificate. Each set of annual Financial Statements or reports delivered to TFC pursuant to Sections 7.1(h)(i), (ii) and
            (iii) of this Agreement will be accompanied by a certificate of the President or the Treasurer of each Borrower in the form attached as Exhibit Q setting forth that the signers have reviewed the relevant terms of the Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of each Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

            (v) Sales Reports. Concurrently with the financial statements required pursuant to Section 7.1(h)(i), (ii) and (iii), Borrower shall deliver to TFC, a sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by each Borrower to be true, correct and complete and otherwise in a form approved by TFC;

            (vi) Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to each Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of either Borrower;

            (vii) Notice of Default or Event of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, or upon becoming aware of any acceleration with respect to any specified Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

            (viii) Notice of Claimed Default. Immediately upon becoming aware of a claim of Default or Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

            (ix) Maintenance of Inventory Control. Borrower shall maintain and at all times fully comply with the Inventory Control Procedures from the date hereof until


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

            the Loan is repaid in full. Borrower shall permit TFC, its officers, employees, auditors, and other agents or designees to review the books and records of each Borrower and make such other examinations and inspections as TFC in its sole discretion deems necessary to determine that each Borrower is in full compliance with such Inventory Control Procedures;

            (x) Material Adverse Developments. Immediately upon, and in any event, within ten (10) Business Days of, becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect either Borrower, the Collateral, the Resorts, the business, prospects, profits or condition (financial or otherwise) of either Borrower, or the ability of either Borrower to perform the Obligations under the Agreement, Borrower shall provide TFC with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect;

            (xi) Owner's Association Financial Statements. Financial Statements (audited if available) and operating budgets for each Timeshare Owner's Association, within 120 days of the end of each calendar year; and

            (xii) Other Information. Borrower shall deliver to TFC: (i) within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower; (ii) at least semi-annually during the Term (or more frequently upon request of TFC), current addresses and telephone numbers for each obligor under an Eligible Note Receivable pledged to Agent on behalf of Lenders hereunder and TFC shall maintain all such information in compliance with all applicable laws and statutes, including the Financial Services Modernization Act of 1999 (Gramm-Leach-Bliley Act) and (iii) any other information related to the Loan, the Collateral, the Resort or Borrower as TFC may in good faith request including, without limitation, annually, federal call reports relating to Lockbox Agent.

      (i) Records. Each Borrower shall keep adequate records and books of accounts reflecting all financial transactions of each Borrower and the Marathon Key Resort, and will each use its best efforts to cause each Timeshare Owners' Association to keep adequate books and records for itself and each Resort, in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to TFC upon TFC's request therefor, complete, timely and accurate records of all sales of Intervals and all payments in respect of Pledged Notes Receivable.

      (j) Management. Each Borrower or its respective Affiliates shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies TFC in writing at least forty-five (45) days in advance of its new location, Bluegreen Corporation and Bluegreen Vacations Unlimited, Inc. shall retain their executive offices at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, and (iii) continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for the Marathon Key Resort shall be modified, assigned, extended,


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

terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of TFC.

      (k) FICA. Upon written request by TFC, Borrower shall furnish to TFC within fifteen (15) days after the expiration of each calendar quarter proof reasonably satisfactory to TFC that Borrower's obligations to make deposits for F.I.C.A., social security and withholding taxes have been satisfied.

      (l) Operating Contracts. Subject to the rights of the Timeshare Owners' Association as set forth in the Timeshare Documents, no Operating Contract shall be modified, extended, terminated or entered into, and Borrower shall not consent to any modification, extension or termination of any Operating Contract without the prior written approval of TFC, if any such modification, extension, termination or new agreement could have a material adverse impact on the operation of the Resorts or the Collateral.

      (m) Notices. Borrower shall notify TFC within five (5) Business Days of becoming aware of the occurrence of any event (i) as a result of which any representation or warranty of either Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which either Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or
(iii) which constitutes or, with the passage of time, notice or a determination by TFC would constitute, an Event of Default.

      (n) Maintenance. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to maintain, the Resorts in good repair, working order and condition and shall make all necessary replacements and improvements to the Resorts so that the value and operating efficiency of the Resort will be maintained at all times and so that the Resorts remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

      (o) Claims. Borrower shall promptly notify TFC of any claim, action or proceeding affecting the Resorts or Collateral, or any part thereof, or TFC, any Lender or any of the security interests or rights granted in favor of Agent hereunder or under any of the Loan Documents. At the request of TFC, Borrower shall appear in and defend in favor of each Lender, at Borrower's sole expense, any such claim, action or proceeding.

      (p) Registration and Regulations.

            (i) Legal Compliance. Borrower will comply, and will cause the Resorts to comply, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements. Except as expressly provided herein as to the Marathon Key Resort, TFC and


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

            Lenders shall have no obligation or responsibility whatsoever for any matter incident to the Resorts or the construction of the Improvements.

            (ii) Registration Compliance. Borrower will maintain, or will use its best efforts to cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resorts and the occupancy, use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports prepared by Borrower will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to TFC upon request. Borrower shall advise TFC of any material changes with respect to its marketing or sales programs for the Resorts in any jurisdiction, including jurisdictions other than the state, and at TFC's request from time to time, Borrower shall deliver to TFC: (A) written statements by the applicable state authorities, in form acceptable to TFC, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to TFC and rendered by counsel acceptable to TFC, stating that no such registration is necessary, or (C) such other evidence of compliance with applicable laws as TFC may reasonably require; and

            (iii) Other Compliance. Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Florida, and each state in which an applicable Resort is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resorts have been or will be conducted, including to the extent applicable, but not limited to: (1) the applicable Timeshare Act(s); (2) the Consumer Credit Protection Act;
            (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws; (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws;
            (17) the Federal Trade Commission's Privacy of Consumer Financial Information Rule; (18) the Federal Trade Commission's Telemarketing Sales Rule; (19) Regulation P of the Federal Reserve Board; (20) other applicable federal statutes and the rules and regulations promulgated thereunder; and (21) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resorts, or the sale, offering for sale, or financing of Intervals.

      (q) Other Documents. Borrower will maintain, or will cause the Custodian to maintain, to the satisfaction of TFC and make available to TFC and the other Lenders, accurate and complete files relating to the Resorts, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto.

      (r) Further Assurances. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as TFC may deem necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to TFC from time to time upon each request by TFC such documents, instruments or other matters or items as TFC may reasonably require to evidence each Borrower's compliance with the covenants and agreement set forth in this Agreement.

      (s) Utilities. Borrower will cause, and will use its best efforts to ensure that each Timeshare Owners' Association, or the manager of the Resorts, as applicable, will cause electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resorts in sufficient capacity to service the Resorts.

      (t) Amenities. Borrower will cause, and will use its best efforts to ensure that each Timeshare Owners' Association, or the manager of the Resorts, as applicable, will cause the Resorts to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and Borrower will cause each Purchaser of an Interval at the Resorts to have continuing access to, and the use of, to the extent of such Purchaser's time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

      (u) Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are completed, Borrower shall pay all expenses of TFC, each Lender and each of TFC's participants relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:

            (i) the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

            (ii) the fees and disbursements of TFC's, each Lender's and each of TFC's participants' counsel;

            (iii) TFC's, each Lender's and each of TFC's participants' out-of-pocket expenses;


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

            (iv) all fees and expenses (including fees and expenses of TFC's, each Lender's and each of TFC's participants' counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

            (v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against TFC arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by TFC, each Lender and each of TFC's participants of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by TFC, each Lender and each of TFC's participants with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

            (vi) all expenses relating to the maintenance and administration of the Lockbox and Lockbox Account by the Lockbox Agent and the Servicing Agreement;

            (vii) the custodial fees payable to Custodian under the Custodial Agreement with respect to the original Pledged Notes Receivable and related Collateral;

            (viii) all costs and expenses incurred by TFC under the Note, and all late charges under the Note;

            (ix) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of TFC, each Lender and each of TFC's participants to conduct inspections or audits. Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on the Title Policy and each mortgagee title policy delivered to Agent pursuant to this Agreement;

            (x) all survey costs and expenses, including, without limitation, the cost of the Survey; and

            (xi) all premiums for the Insurance Policies.

      (v) Indemnification of TFC and Lenders. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of TFC or Lenders,


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

Borrower shall defend, indemnify and hold harmless TFC and each Lender, their respective subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the "Indemnified Lender Parties"), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including any Timeshare Act; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of Borrower delivered to any Lender or
TFC); (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under any Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resorts of any Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resorts required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by TFC; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Resorts; (x) the violation or claimed violation of any Environmental Laws in regard to the Resorts; or (xi) the preparation of an environmental audit or report on the Resort, whether conducted by a Lender, TFC, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for TFC or any Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. TFC and each Lender agree to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify TFC and each Lender from the consequences of TFC's and each Lender's own simple negligence, whether or not that simple negligence is the sole or concurring cause of any liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify TFC or any Lender from the consequences of TFC's or any such Lender's gross negligence, where that gross negligence is the primary cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

      (w) No Liability of Lender with Regard to Improvements. TFC shall have no liability, obligation, or responsibility whatsoever with respect to the completion of the Improvements. TFC shall not be obligated to inspect the Marathon Key Resort or the completion of the Improvements. TFC shall not be liable or responsible for any defect in the Marathon Key Resort or the Improvements by reason of inspecting same, nor be liable for the performance or default of Borrower, Architect, the Inspecting Architects/Engineers, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation, any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by TFC.

      (x) Operation of Borrower's Business. Each Borrower will operate its business in substantial compliance with timeshare industry standards.

      (y) Financial Covenants.

            (i) Bluegreen Corporation shall at all times during the Term of the Loan have and maintain a Tangible Net Worth in an amount not less than $130,000,000.00.

            (ii) The ratio of Bluegreen Corporation's liabilities, as determined in accordance with GAAP, to its Tangible Net Worth shall not exceed 2.5 to 1.0.

      (z) Construction of the Improvements. Borrower shall commence construction of the Improvements within a commercially reasonable time and the completion of the Improvements shall be executed with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all Governmental Requirements, the Plans, the Approved Budget, the Approved Construction Schedule, and shall comply with all covenants, conditions, and restrictions affecting the Marathon Key Resort. Failure by Borrower to strictly adhere to the Approved Construction Schedule shall not constitute a Default or an Event of Default unless and until Borrower has been provided with written notice of such failure and thirty (30) days to remedy such failure. However, Borrower shall not, in any event, permit cessation of work for a period in excess of ten (10) days without the written consent of TFC, unless such cessation is caused by acts of God, in which case such cessation shall not exceed thirty (30) days, and shall complete construction of the Improvements on or before the Improvements Completion Date, free and clear of all liens, except those as to which Borrower has furnished a bond or other security acceptable to TFC and otherwise has complied with this Agreement.

      (aa) Correction of Defects. Borrower immediately shall, at its own expense, correct or cause to be corrected: (a) all defects in the Improvements;
(b) all material departures in the construction of the Improvements from the Plans; (c) any and all violations of any and all Governmental Requirements, and any and all violations of any and all covenants, conditions, and


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restrictions affecting the Property, and (d) all encroachments by any part of the Improvements on any easement, property line, building line, or restricted area.

      (bb) Storage of Materials. Borrower shall cause all materials intended to be used in the construction of the Improvements, to be stored on the Marathon Key Resort, with adequate safeguards, as required by TFC, to prevent loss, theft, damage, or commingling with other materials or projects.

      (cc) Sales and Marketing Expenses. All sales and marketing of the Intervals at each Resort will either be conducted by Borrower or an affiliate of Borrower, or by a sales and marketing organization employed by Borrower and acceptable to TFC in its sole discretion. Borrower shall provide TFC with a true, correct and complete copy of all marketing contracts related to the Resorts, which contracts and marketing efforts shall be in form and substance satisfactory to TFC in its sole and absolute discretion.

      (dd) Management Agreement. Borrower will act as Manager of the Marathon Key Resort. In the event that Borrower enters into a management agreement with any third party applicable to the Marathon Key Resort for the period of time prior to the conversion of the Marathon Key Resort to a timeshare resort, the proposed Manager shall be reasonably acceptable to TFC, such management agreement shall be in form and substance acceptable to TFC, and shall be assigned to TFC in accordance with the terms hereof.

      7.2 Negative Covenants. So long as any portion of the Obligations remain unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

      (a) Limitation on Other Debt, Further Encumbrances. Borrower will not obtain any financing or grant liens with respect to the Collateral or the Marathon Key Resort, including, but not limited to timeshare receivable and/or acquisition/construction financing for the Marathon Key Resort and will use its best efforts to ensure that the Timeshare Owners' Associations do not obtain financing or grant liens with respect to the Resorts. Provided that such financing is in the ordinary course of Borrower's or any Timeshare Owners' Associations business, it may, however, obtain arms length financing in a manner consistent with each Lender's rights under this Agreement with respect to any Units or Intervals, the Resorts or any Properties used in connection with the Resorts, or any Notes Receivable or other accounts receivable (whether now existing or created hereafter) other than those included among the Collateral.

      (b) Restrictions on Transfers. Except as hereinafter specifically provided, Borrower shall not, and will use its best efforts to ensure that the Timeshare Owners' Associations shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of TFC (which consent may be given, withheld or conditioned by TFC in TFC's sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals, all or any portion of the Marathon Key Resort (except for the sale of Intervals at any Resort in the ordinary course of business) or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called "installment sales contracts", "land contracts", or "contracts for deed", (ii) without obtaining the prior written consent of TFC (which consent may be given, withheld or


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conditioned by TFC in TFC's sole discretion), lease or license all or any portion of the Collateral (except for leases in the ordinary course of business), the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or change the legal or actual possession or use thereof, (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, of any manager of the Resorts approved by TFC as manager of the Resorts (except for an assignment of such duties to a professional management company or companies reasonably acceptable to TFC in advance) without obtaining the prior written consent of TFC (which consent shall not be unreasonably withheld), or (iv) without obtaining the prior written consent of TFC (which consent may be given, withheld or conditioned by TFC in TFC's sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of either Borrower's right, title or interest in the Declaration. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of TFC (as specified above) shall be required for (A) any transfer of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals, all or any portion of the Marathon Key Resort (except for the sale of Intervals in the ordinary course of business) or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate of either Borrower, or otherwise,
(B) any transfer of all or any part of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals, all or any portion of the Marathon Key Resort (except for the sale of Intervals in the ordinary course of business) or any Resort facilities or amenities by either Borrower to its stockholders or Affiliates of either Borrower, or vice versa, and (C) any corporate merger or consolidation, disposition or other reorganization, except as permitted in Section 7.1(c). In the event that TFC is willing to consent to a transfer which would otherwise be prohibited by this Section 7.2(b) TFC may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by TFC in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section 7.2(b), in addition to any other rights or remedies which TFC may have herein, in any other Loan Document, or at law or in equity, TFC may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

      (c) Use of a Lender's or Agent's Name. Neither Borrower will, nor will any Affiliate of either Borrower, without the prior written consent of TFC, such Lender or such TFC participant, use the name of Agent, any Lender or any TFC participant or the name of any affiliate of TFC, any Lender or any TFC participant in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

      (d) Transactions with Affiliates. Without the prior written consent of TFC, which shall not unreasonably be withheld, Borrower will not enter into any transaction with any of either Borrower's Agents or any Affiliate of either Borrower in connection with the Resorts, including, without limitation, relating to the purchase, financing, loans, sale or exchange of any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.


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

      (e) Restrictive Covenants. Borrower will not without TFC's prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resort.

      (f) Subordinated Obligations. Borrower will not, directly or indirectly, without first obtaining the prior written consent of TFC (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the "Subordinated Debt") to any of Borrower's agents, any of its shareholders or its Affiliates which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note;
(ii) permit the amendment, rescission or other modification of any such subordination provisions of any of Borrower's subordinated obligations in such a manner as to affect adversely the Lien in and to the Collateral or Lenders' senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower's obligations to its shareholders or of any subordinated obligations of Borrower except in accordance with the terms of such subordination, provided, however, that nothing in this Section 7.2(f) shall prohibit Borrower from making payments on subordinated obligations in the ordinary course of business without the written consent of TFC so long as no Default or Event of Default exists. In any event, neither Borrower shall permit payment to be made on any Subordinated Debt if a Default or Event of Default exists.

      (g) Timeshare Regime. Without TFC's prior written consent, Borrower shall not, and shall use its best efforts to insure that each Timeshare Owners' Association does not, amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral). Except as otherwise provided herein, Borrower shall not assign its rights as "developer" under the Declarations without TFC's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without TFC's prior written consent, which consent shall not be unreasonably withheld.

      (h) Name Change. Neither Borrower will change its name without prior written consent from TFC.

      (i) Collateral. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of Lenders in the Collateral, nor shall Borrower cause or permit any amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Mortgages or, except as specifically provided herein above, the other Timeshare Documents.

      (j) Marketing/Sales. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the Timeshare Act and applicable laws in state and other jurisdictions where marketing, sales or solicitation activities occur.

      (k) Intentionally Omitted.


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

      (l) No New Construction. Borrower will not, without TFC's prior written approval, construct any improvements (excluding resort amenities and a sales office) at the Marathon Key Resort, except for the Improvements as provided herein.

      (m) Modification of Other Documents. Borrower shall not amend or modify the Custodial Agreement, Servicing Agreement or any Management Agreements.

      (n) No Conditional Sale Contracts, Etc. Without the express written consent of TFC (which consent may be granted, conditioned or withheld in TFC's sole discretion), no materials, equipment, or fixtures to be used in connection with the construction or operation of the Marathon Key Resort and the Improvements shall be purchased or installed pursuant to security agreements, lease agreements, conditional sale contracts or any other arrangements or understandings pursuant to which a security interest or title is retained by any Person other than Lenders or the right is reserved or accrues to any Person other than Lenders to remove or repossess any materials, equipment, or fixtures intended to be used in the construction or operation of the Improvements.

      (o) Changes in Plans and Specifications, Approved Budget, or Approved Construction Schedule. Without the prior written approval of TFC, there shall be no change in the Plans, the Approved Budget, the Approved Construction Schedule, the Architectural Contract, the Construction Contracts or any of the work or materials for the Improvements which would (a) together with costs associated with prior changes in the Plans, the Approved Budget, the Approved Construction Schedule, or any of the work or materials for the Improvements, result in a material increase in the total costs of such changes (for purposes of this section, an increase of more than $100,000 shall constitute a "material increase"); (b) regardless of cost, constitute a material change in structure, design, function, or exterior appearance of any of the Improvements; (c) cause the estimated time for Completion of the Improvements to extend beyond the Improvements Completion Date or cause any of the other dates in the Approved Construction Schedule to extend beyond ten (10) days; (d) reduce the value of the Collateral; or (e) extend the final Improvements Completion Date by more than thirty (30) days. Requested changes shall be submitted to TFC for approval on a form acceptable to TFC accompanied by a copy of the plans and specifications or a revised budget. TFC shall review and approve or disapprove any such change request within ten (10) days of receipt of such written request from Borrower. As a condition to any such approval, TFC may require confirmation satisfactory to TFC of the cost increase, if any, which would result from performance of the work contemplated under such change. If it appears that performance of such work shall result in such an increase, TFC may condition its approval on a Borrower's deposit in the amount of such increase or other evidence satisfactory to TFC in its discretion that Borrower has the funds necessary to provide for such cost increase.

      (p) Assignment of Management Agreements. Borrower shall not assign, mortgage, hypothecate or grant a security interest in any of the Management Agreements relating to the Marathon Key Resort or the other Resorts.

      (q) Reservation System. Borrower shall not grant a security interest in, sell, pledge, assign or otherwise transfer any of its interest in the reservation system relating to the Marathon Key Resort or any of the other Resorts.


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

      (r) Use of the Marathon Key Resort. Borrower shall not convert the Marathon Key Resort to a timeshare resort, condominium units or other form of common interest ownership or in any other way alter the use of the Marathon Key Resort as a hotel, or file any declaration without the prior written consent of TFC; provided, however, that TFC agrees not to unreasonably withhold its consent to a conversion of the Marathon Key Resort to a timeshare resort.

                         SECTION 8 -- EVENTS OF DEFAULT

      8.1 Nature of Events. An "Event of Default" shall exist if any of the following shall occur:

      (a) Payments. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan, provided, however, that for any payment other than a payment under Section 2.8(a) and (b) and Section 2.9(b) hereof, such failure shall not constitute an Event of Default until five (5) days after the date on which such payment is due.

      (b) Covenant Defaults. If either Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to: (i) the failure to make timely payments in respect of the Loan as provided in Section 8.1(a); (ii) the failure to deliver payments made under the Pledged Notes Receivable to TFC as required pursuant to Section 2.8(a) above; or (iii) violation of the financial covenants in Section 7.1(y) or any negative covenants in Section 7.2) and, such failure shall continue for thirty (30) days after notice of such failure is provided by TFC, provided however, that if Borrower commences to cure such failure within such 30 day period, but, because of the nature of such failure, cure cannot be completed within 30 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of sixty (60) days thereafter.

      (c) Warranties or Representations. If any representation or other statement made by or on behalf of either Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

      (d) Enforceability of Liens. If any lien or security interest granted by Borrower to Lenders in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first or second priority lien or security interest, as applicable, in favor of Agent, for itself and as agent for the Lenders, encumbering the asset which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first or second, as applicable, and prior lien or security interest in a manner satisfactory to Agent within five (5) days after TFC delivers written notice thereof to Borrower.

      (e) Involuntary Proceedings. If a case is commenced or a petition is filed against either Borrower under any Debtor Relief Law; a receiver, liquidator or trustee of either Borrower or of any material asset of either Borrower is appointed by court order and such order remains in effect


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

for more than sixty (60) days; or if any material asset of either Borrower is sequestered by court order and such order remains in effect for more than sixty
(60) days.

      (f) Proceedings. If either Borrower voluntarily seeks, consents to or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consents to the filing of any petition against it under such law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, or any part of its, assets.

      (g) Attachment, Judgment, Tax Liens. The issuance, filing, levy or seizure against the Collateral, the Resorts or either Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $500,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

      (h) Failure to Deposit Proceeds. If Borrower shall fail to deliver payments made under the Pledged Notes Receivable directly to TFC as required pursuant to Section 2.8(a) above, or if Borrower shall take any other act which TFC shall deem to be a conversion of the Collateral or fraudulent with respect to any Lender.

      (i) Timeshare Documents. If the Declaration, any of the other documents creating or governing the Resorts, its timeshare regime, or its Timeshare Owners' Association, or the restrictive covenants with respect to the Resorts, shall be terminated, amended or modified without TFC's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

      (j) Removal of Collateral. If either Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, any Lender.

      (k) Other Defaults. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

      (l) Material Adverse Change. Any material adverse change in the financial condition of Borrower or in the condition of the Collateral or the Resorts.

      (m) Default by Borrower in Other Agreements. Any default by either Borrower (i) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resorts; or (ii) in the payment or performance of any other indebtedness or obligation in excess of $2,500,000 singly or in the aggregate.

      (n) Loss of License. The loss, revocation or failure to renew or file for renewal of any registration, approval, license, permit or franchise now held or hereafter acquired by either Borrower, or with respect to any Resort, or the failure to pay any fee, which is necessary for the continued operation of any Resort, or either Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

      (o) Violation of Negative Covenants. Borrower violates any negative covenants set forth in Section 7.2.

      (p) Violation of Financial Covenants. Borrower violates any financial covenants set forth in Section 7.1(y).

      (q) Use of Loan Proceeds. If the proceeds of any Advance are used in contravention of Section 6.12(b).

      (r) Receivable Advances In Excess of Borrowing Base or Loan in Excess of Maximum Loan Amount. If the outstanding aggregate principal balance of all Revolving Loan Advances exceeds the Borrowing Base or the Maximum Available Revolving Amount or if the outstanding aggregate principal balance of the Revolving Loan Component and the Acquisition/Construction Loan Component Loan Amount exceeds the Maximum Loan Amount.

      (s) Cessation of Construction. Once construction has begun, the cessation of the construction of the Improvements for more than ten (10) days without the written consent of TFC, unless such cessation is caused by acts of God, provided that an Event of Default shall exist if such cessation continues for more than thirty (30) days for any reason.

      (t) Improvements. Failure, after a ten (10) day cure period, of the construction of the Improvements or any materials for which an Advance has been requested substantially to comply with the Plans, the Approved Budget, the Approved Construction Schedule, or any Governmental Requirements.

      (u) Completion. Completion of the Improvements or any element thereof has not occurred within thirty (30) days of the Improvements Completion Date.

                             SECTION 9 -- REMEDIES

      9.1 Remedies Upon Default. Should an Event of Default occur, Agent, on behalf of each Lender, may, and upon request of Lenders having at the time of such request total Pro Rata Percentages of more than 75%, Agent shall, take any one or more of the actions described in this Section 9, all without notice to Borrower (except as required under applicable law).

      (a) Acceleration. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loans, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

      (b) Termination of Obligation to Advance. Terminate any obligation of Lenders to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Agent shall deem appropriate, all without notice to Borrower (except as required under applicable law).

      (c) Judgment. Reduce each Lender's claim to judgment, foreclose or otherwise enforce each Lender's security interest in all or any part of the Collateral by any available judicial or other procedure under law.


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

      (d) Sale of Collateral and Foreclosure of Marathon Key Resort Mortgage. After notification, if any, provided for in Section 9.2 below, Agent may sell or otherwise dispose of, at the office of Agent, or elsewhere, as chosen by Agent, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Agent's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. Borrower hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of Agent. Agent shall also have the right, in accordance with the laws of the State of Florida, to foreclose the lien of the Marathon Key Resort Mortgage.

      (e) Retention of Collateral. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Agent is entitled on behalf of Lenders and elects to do so under applicable law.

      (f) Receiver. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

      (g) Purchase of Collateral. Buy the Collateral at any public or private sale.

      (h) Completion of Improvements. Agent, at its discretion, may perform all Work necessary to complete the Improvements substantially in accordance with the Plans, Governmental requirements, and the requirements of any lessee, if applicable, and to employ watchmen and other safeguards to protect the Marathon Key Resort.

      (i) Exercise of Other Rights. Agent, on behalf of each Lender, shall have all the rights and remedies of a secured party under the Code, the Other Loan Documents and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable, and to apply such payments to the Obligations, and to sue in its own name the maker of any defaulted Pledged Notes Receivable. Agent may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as Agent shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Agent in the Loan Documents. Agent shall also have the right to require Borrower to assemble any of the Collateral not in Agent's possession, at Borrower's expense, and make it available to Agent at a place to be determined by Agent which is reasonably convenient to both parties, and shall, on behalf of each Lender, have the right to take immediate possession of all of the Collateral, and may enter the Resort or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Agent, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Agent or any Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety
(90) days after sale or disposition of the Collateral).

      9.2 Notice of Sale. Reasonable notification of time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.2. Agent shall have the right to bid at any public or private sale on behalf of Lenders. Out of money arising from any such sale, Agent shall retain an amount equal to all of its costs and charges, including attorneys' fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, Borrower shall remain liable to Lenders. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against Borrower, or by Borrower or any other party against Agent or any Lender, which in such Agent's sole discretion makes it advisable for Agent to seek counsel for the protection and preservation of Lenders' security interest, or to defend the interest of Lenders, such expenses and counsel fees shall be allowed to Agent and the same shall be made a further charge and Lien upon the Collateral.

      In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Agent may, on behalf of Lenders, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Agent may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than two (2) such investors, then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

      9.3 Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default: (i) each Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate each Lender's further performance under this Agreement or any other agreement or agreements between any Lender and Borrower, without further liability or obligation by Agent or any Lender; (ii) Agent may, on behalf of Lenders, at any time, appropriate and apply on any Obligations any and all Collateral in its (or the Lockbox Agent's) possession and (iii) each Lender may apply any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by any Lender hereunder or under any other financing agreement or otherwise, whether accrued or not, subject to Section 2.8 hereof. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of Borrower in respect of


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transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of Agent or Lenders, but they shall, in all events, continue until all of the Obligations are satisfied.

      9.4 Rights of Lender Regarding Collateral. In addition to all other rights possessed by Agent or Lenders, Agent, at its option, may on behalf of each Lender from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

      (a) Transfer all or any part of the Collateral into the name of Agent or its nominee;

      (b) Take control of any proceeds of any of the Collateral;

      (c) Extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

      (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

      9.5 Delegation of Duties and Rights. Agent may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

      9.6 Agent and/or Lenders not in Control. Except as expressly provided herein or in any Loan Document, none of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Agent or any Lender the right or power to exercise control over the affairs and/or management of Borrower.

      9.7 Waivers. The acceptance by Agent or any Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Agent or any Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Agent or any Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. The continued or subsequent funding of any Advance under this Loan Agreement after a Default or Event of Default has occurred shall not be deemed to be a waiver of any Event of Default then existing and shall not in any way limit or impair Agent's rights or remedies under the Loan Documents. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the


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Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

      9.8 Cumulative Rights. All rights and remedies available to any Lender or Agent on behalf of Lenders under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted under any of the Loan Documents, at law or in equity, whether or not the Loan is due and payable and whether or not Agent shall have instituted any suit for collection or other action in connection with the Loan Documents.

      9.9 Expenditures by Lenders or Agent. Any sums expended by or on behalf of Agent or Lenders pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

      9.10 Diminution in Value of Collateral. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Agent or any Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage, but specifically excluding any diminution or loss in value which is actually and proximately caused by Agent's failure to retain the Pledged Notes Receivable in a fire-resistant filing cabinet as provided in Section 3.6 above.

      9.11 Agent's Knowledge. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless Agent has actual knowledge of the Event of Default or has received a notice from a Lender or Borrower referring to this Agreement and describing such Event of Default. Each Lender agrees that upon learning of the existence of an Event of Default, it will promptly notify Agent thereof in writing. Any such notice by a Lender, shall be in writing sufficient to identify the nature of the Event of Default.

      9.12 Lender's Enforcement Rights. Each Lender has assigned to Agent its absolute and unconditional right to enforce the payment of its Note. No Lender may unilaterally enforce any Lien or security interest in the Collateral, or bring suit against Borrower to enforce such Lender's rights hereunder or under its Note.

                    SECTION 10 -- CERTAIN RIGHTS OF LENDERS

      10.1 Protection of Collateral. Agent on behalf of each Lender may at any time and from time to time take such actions as it deems necessary or appropriate to protect Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Agent's efforts to preserve the Collateral and Lender's Liens, security interests and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests and rights as Agent may direct, including, without limitation, by promptly paying upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Agent's expenses of preserving the Collateral and each Lender's liens and security interests and rights therein shall be added to the Loan.


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      10.2 Performance by Agent. If Borrower fails to perform any agreement contained herein, Agent may itself perform, or cause the performance of, such agreement on behalf of Lenders, and the expenses of Agent incurred in connection therewith shall be payable by Borrower under Section 10.5 below. In no event, however, shall Agent or any Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Agent shall be wholly discretionary with Agent. The performance by Agent, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Agent to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that neither Agent nor any Lender shall at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender's rights or remedies hereunder.

      10.3 No Liability of Lender. Neither the acceptance of this Agreement by Agent and each Lender, nor the exercise of any rights hereunder by Lender or Agent on its behalf, shall be construed in any way as an assumption by Agent or any Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, Architects Contracts, Construction Contracts, or any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Agent or any Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that neither Agent nor Lender shall be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts, Architects Contracts, Construction Contracts, or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Agent taken hereunder, the foreclosure of the Marathon Key Resort, nor the acquisition of the Pledged Notes Receivable and the Mortgages by Agent prior to or following the occurrence of an Event of Default shall constitute an assumption by Agent or any Lender of any obligations of Borrower with respect to any Resort, the Improvements or the Pledged Notes Receivable, the Mortgages or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Agent and each Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Agent and each Lender by reason of, arising out of, or connected in any way with (i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or the Purchasers of any of the Intervals, (ii) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (iii) the ownership of the Pledged Notes Receivable, the Mortgages and the rights, titles and interests assigned hereby, or intended so to be, (iv) the debtor-creditor relationships between Borrower on the one hand, and the Purchasers, Agent or Lender, as the case may be, on the other, or (v) the Pledged Notes Receivable, the Mortgages or the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Agent and each Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand


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or suit from which Agent or any Lender is indemnified. The indemnity provisions in this Section 10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

      10.4 Right to Defend Action Affecting Security. Agent may, at Borrower's expense, appear in and defend any action or proceeding at law or in equity which Agent in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to Pledged Notes Receivable or Mortgages, the value of the Collateral or each Lender's rights under any of the Loan Documents.

      10.5 Expenses. All expenses payable by Borrower, under any provision of this Agreement shall be an Obligation of Borrower and shall be paid by Borrower to Agent, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

      10.6 Lender's Right of Set-Off. Subject to Section 2.13 hereof, each Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower, provided Borrower is in Default.

      10.7 No Waiver. No failure or delay on the part of Agent in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise by Agent of the rights of Lenders contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Agent or any Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender's rights hereunder with respect to any prior or subsequent default.

      10.8 Right of Agent to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any Person or entity including without limitation, any Purchasers, for the payment of any of the Obligations or without affecting or impairing Lender's Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Agent may from time to time, without notice: (a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in


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such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

      10.9 Assignment of Lender's Interest. Each Lender shall have the right to assign its Loans and all or any portion of its rights in or pursuant to this Agreement or any of the Loan Documents to any subsequent holder or holders of its Note or the Obligations evidenced thereby, provided that each Lender shall give Agent concurrent written notice of each such assignment.

      10.10 Communication with Purchaser. Borrower authorizes Agent (but Agent shall not be obligated) to: (i) upon an Event of Default, communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of Agent thereon and any other matter relating thereto; and (ii) if no Event of Default has occurred, with the consent of Borrower, which consent shall not be unreasonably withheld, communicate from time to time with randomly selected Purchasers for the purpose of auditing and verifying the records of Borrower and/or Lender.

      10.11 Collection of the Notes. Borrower hereby directs and authorizes each party liable for the payment of the Pledged Notes Receivable, and at Agent's request shall direct in writing each such party, to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Agent, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Agent.

Following the occurrence of an Event of Default, Agent shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Agent as agent for Lenders, and Agent is hereby authorized to receive, collect, hold and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of an Event of Default, Agent or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Agent may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such default to the defaulting party or parties, and Agent shall have the right (but not the obligation), subject to the terms of such notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Mortgages securing the payment thereof, if applicable, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such default. Borrower hereby further authorizes, directs and empowers Agent (and Lockbox Agent or any other Person as may be designated by Agent in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts have been endorsed by Borrower.

      10.12 Power of Attorney. Borrower does hereby irrevocably constitute and appoint Agent as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Agent on behalf of each


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Lender as provided in Section 10.11 above, (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same,
(c) from time to time to institute and prosecute in Agent's own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (d) upon an Event of Default to change Borrower's post office mailing address, and (e) generally to do all and any such acts and things in relation to the Collateral as Agent shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.12 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Agent and duly recorded in the appropriate public records of Palm Beach County, Florida.

      10.13 Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event Borrower shall make application for or seek relief or protection under the federal bankruptcy code ("Bankruptcy Code") or other Debtor Relief Laws, or in the event that any involuntary petition is filed against Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Agent and each Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Agent and each Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lenders as provided in the Loan Documents.

      10.14 Servicing Agent. Borrower acknowledges and agrees that upon written notice from Agent, to be given at any time following a default by the Servicer that remains uncured after the applicable cure period under the Servicing Agreement or following a Default or an Event of Default hereunder, in Agent's sole and absolute discretion, the Servicing Agent may be replaced by a servicing entity selected by Agent in its sole and absolute discretion, for the purpose of servicing all Notes Receivable comprising the Collateral.

                        SECTION 11 -- TERM OF AGREEMENT

      This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if Borrower makes a payment to Agent on behalf of any Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.


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                           SECTION 12 -- MISCELLANEOUS

      12.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to TFC, any Lender or Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, three (3) days after such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

         If to Borrower:   Bluegreen Vacations Unlimited, Inc.
                           4960 Conference Way North,
                           Suite 100
                           Boca Raton, FL 33431

                           Attn: John F. Chiste

         With a Copy to:   Akerman Senterfitt
                           One Southeast Third Avenue
                           28th Floor
                           Miami, FL33131

                           Attn: Janice Russell, Esq.

         If to TFC:        Textron Financial Corporation
                           40 Westminster Street
                           Providence, Rhode Island 02903
                           Attention: Accounting Department/Collections

         With a copy to:   Textron Financial Corporation
                           40 Westminster Street
                           Providence, Rhode Island 02903
                           Attention: Legal Department, Division Counsel (RRD)

                           Textron Financial Corporation
                           333 East River Drive, Suite 104
                           East Hartford, Connecticut 06108
                           Attn: Division President

      Notwithstanding the foregoing, copies of the requests or notices from Borrower to TFC which are specified in the Sections of this Agreement listed below shall not be delivered to Providence, Rhode Island as provided above, but rather shall be delivered in accordance with this Section 12.1 to Textron Financial Corporation, 333 East River Drive, Suite 104, East Hartford, Connecticut 06108, Attention: Nicholas L. Mecca, Division President. The applicable Sections of


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this Agreement are Section 2.9(a) Voluntary Prepayments, Section 5.1 Request for
Advances, and Section 12.10 Return of Notes Receivable. In addition, all documents, instruments and other items to be delivered to Lenders from time to time pursuant to this Agreement shall be delivered to Agent's office at 333 East River Drive, Suite 104, East Hartford, Connecticut 06108.

      12.2 Survival. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Lenders of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lenders.

      12.3 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

      12.4 Limitation on Interest. Agent, each Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Agent, each Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to any Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Agent or any Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Agent and each Lender hereby expressly disclaim any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Agent, each Lender and Borrower,


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expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

      12.5 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      12.6 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, TFC, and each Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, the Commitment or the other Loan Documents without the prior written consent of TFC. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment or the other Loan Documents except as provided in advance in a writing signed on behalf of TFC and each Lender.

      12.7 Amendment. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by Borrower, TFC and Agent on behalf of itself and Lenders.

      12.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Agent's receipt of one or more counterparts hereof signed by Borrower.

      12.9 Lenders and Agent Not Fiduciaries. The relationship between Borrower, Agent and each Lender is solely that of debtor and creditor, and TFC, Agent and Lenders have no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, Agent and Lenders to be other than that of debtor and creditor.

      12.10 Return of Notes Receivable.

      (a) In the event Borrower complies with its Obligations under Section 2.9(b) of this Agreement with respect to Pledged Notes Receivable pursuant to which a default by the Purchaser thereof has occurred, and Borrower thereafter desires to enforce such Note Receivable against the Purchaser thereof, then provided that no Event of Default has occurred which has not been cured to TFC's satisfaction (as evidenced by a written acceptance of such cure executed by TFC), and no event has occurred which with notice, the passage of time or both, would constitute


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an Event of Default, then within five (5) days after its receipt of a written request from Borrower, Custodian shall deliver such Ineligible Note Receivable to Borrower, provided that such delivery shall be for the sole purpose of enforcing Agent's rights thereunder and Agent, notwithstanding such delivery, shall continue to have, on behalf of Lenders, a first priority security interest in any such note until payment in full is made and such note is released to Borrower.

      (b) In the event that all Obligations hereunder are fully satisfied, then within five (5) days thereafter, Agent shall endorse the Pledged Notes Receivable "Pay to the order of ______________________ without recourse", and shall cause the Custodian to deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense.

      12.11 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      12.12 Total Agreement. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Agent at the offices set forth above.

      12.13 Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BORROWER, TFC AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF BORROWER, TFC AND EACH LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF TFC OR ANY LENDER, NOR TFC'S OR ANY LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT TFC OR ANY LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER


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ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO
TFC'S AND EACH LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS.

      The waiver and stipulations of Borrower, Agent, and each Lender in this
Section 12.13 shall survive the final payment or performance of all of the Obligations of Borrower and the resulting termination of this Agreement.

      12.14 Incorporation of Exhibits. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Agreement." Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

      12.15 Consent to Advertising and Publicity of Timeshare Documents. Borrower hereby consents that TFC and each Lender may, subject to the prior review and consent of Borrower which consent Borrower agrees not to unreasonably withhold or delay, issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of Borrower's business.

      12.16 Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

      12.17 Headings. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

      12.18 Gender and Number. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.

      12.19 Release of Mortgage. Upon payment of the Acquisition/Construction Loan Component and satisfaction of all other Obligations with respect thereto, the Marathon Key Resort Mortgage shall be released.

                              SECTION 13 -- AGENT

      13.1 Authorization and Action. Each Lender hereby accepts the appointment of and irrevocably authorizes Agent to take such action as agent on its behalf and to exercise such powers as are expressly delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement. The appointment and authority of Agent hereunder shall terminate upon the payment of the Obligations in full.


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      13.2 Nature of Agent's Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to Borrower, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If Agent seeks the consent or approval of Lenders, to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

      13.3 UCC Filings. Each of Borrower, Agent and Lender expressly recognizes and agrees that Agent shall be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the grant of a security interest in the Collateral herein for the benefit of Lenders, that such listing shall be for administrative convenience only in creating a single secured party to take certain actions hereunder on behalf of the holders of the Obligations, and that such listing will not affect in any way the status of such holders as the beneficial holders of such security interest. In addition, such listing shall impose no duties on Agent other than those expressly and specifically undertaken in accordance with this Section 13.

      13.4 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including Agent's servicing, administering or collecting Receivables) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower (except as otherwise expressly set forth in this Agreement); (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto, or any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, the Loan Documents, or for any failure of Borrower or any of its Affiliates to perform its obligation under the Loan Documents; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or telecopier) believed by it to be genuine and to be or to have been signed or sent by the proper party or parties. Agent may, but shall not be required to, at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely


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entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the requisite Lender, as applicable in accordance with this Agreement. Without limiting the foregoing, Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the requisite Lender as applicable in accordance with this Agreement. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it or them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent.

      13.5 Agent and Affiliates. To the extent that Agent or any of its Affiliates are or shall become Lenders hereunder, Agent or such Affiliate, in such capacity, shall have each and every right and power under this Agreement as would any other Lender hereunder (including the right to vote upon any matter upon which any of Lenders are entitled to vote) and, without exception, may exercise the same as though it were not an Agent. Agent and its Affiliates may engage in any kind of business with Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any of its Affiliates, all as if it were not an Agent hereunder and without any duty to account therefor to Lenders.

      13.6 Credit Decision. Independently, and without reliance upon Agent, each Lender has, to the extent it deems appropriate, made and shall continue to make
(a) its own independent investigation of the financial affairs and business affairs of Borrower in connection with any action or inaction with respect to the transactions contemplated herein, and (b) its own evaluation of the creditworthiness of Borrower and of the value of the Collateral, and, except as expressly provided in this Agreement, Agent has had and shall have no duty or responsibility to provide any Lender with any credit or other information with respect thereto. Agent shall not be responsible to any Lender for any recitals, statements, representation or warranties herein or in any document, certificate or other writing delivered in connection herewith (unless made by Agent) or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement (except with respect to Agent's obligations hereunder) or the Loan Documents or the financial condition of Borrower or the value of the Collateral. Except as expressly herein provided with respect to its duties as agent, Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, the financial condition of Borrower, or the existence or possible existence of any Event of Default.

      13.7 Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower), ratably in accordance with each Lender's Pro Rata Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties,


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actions, judgments, suits, costs, expenses, or disbursements resulting from
Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent (to the extent not reimbursed by Borrower) ratably in accordance with Lender's Pro Rata Percentage, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement. The rights of Agent under this Section
13.7 shall survive the termination of this Agreement. For purposes of this paragraph, the term "Agent" shall include Agent, its affiliates and their respective officers, directors, employees and agents.

      13.8 Successor Agent. Agent may resign at any time by giving thirty days notice thereof to Lenders and Borrower. Upon any such resignation Lenders, including TFC, shall have the right to appoint a successor Agent, and such resignation shall not be effective until such successor Agent is appointed and has accepted such appointment. If no successor Agent shall have been so appointed and accepted such appointment within seventy-five (75) days after Agent's giving of notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which successor Agent shall be experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      13.9 Duty of Care. Agent shall endeavor to exercise the same care in its administration of the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided that the liability of Agent for failing to do so shall be limited as provided in the preceding paragraphs of this Section 13.

      13.10 Delegation of Agency.

      (a) If at any time or times it shall be necessary or prudent in connection with the exercise or protection of Agent's rights hereunder in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or Agent shall be advised by counsel that it is so necessary or prudent in the interest of Lenders, or Agent shall deem it necessary for its own protection in the performance of its duties hereunder Agent and, to the extent required by Agent, Borrower shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by Agent (each an "Approved Delegate"), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:


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            (i)       except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by Agent hereunder;

            (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon Agent hereunder shall be conferred, reserved or imposed and exercised or performed by Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by Agent;

            (iii) no power given thereby to, or which it is provided hereby may be exercised by, any such separate agent or separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, anything herein contained to the contrary notwithstanding;

            (iv) no separate agent or co-agent or trustee constituted under this Section 13.10 shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

            (v) Agent, at any time by an instrument in writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee of Agent, and in that case, by an instrument in writing executed by Agent and Borrower (to the extent necessary or requested by Agent) jointly may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything therein contained to the contrary notwithstanding. In the event that Borrower shall not have joined in the execution of any such instrument with a Person or entity within ten
                      (10) days after the receipt of a written request from Agent to do so, Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and Borrower hereby irrevocably appoints Agent its agent and attorney to act for it in such connection in either of such contingencies.

      In the event that Borrower shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from Agent to do so, Borrower hereby irrevocably appoints Agent as its agent and attorney to act for it under the foregoing provisions of this Section 13.10 in such contingency, it being understood that the power of attorney granted hereunder is coupled with an interest.


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      (b) Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, and other specialists and advisors (including affiliates of such Agent) selected by it, concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, counsel and other specialists and advisors selected by it with reasonable care.

      13.11 Agent's Responsibilities.

      (a) Each subsequent holder of any Note by its acceptance thereof irrevocably joins in the designation of TFC as agent for Lenders as provided herein with the same force and effect as if it were an original Lender hereunder and signatory hereto. TFC hereby accepts such designation and appointment as agent. Agent, acting as such under the provisions of this Agreement, or under any other instrument or document delivered pursuant hereto, shall not be liable or responsible, directly or indirectly, for any action taken, or omitted to be taken, by it in good faith, nor shall Agent be liable or responsible for the consequences of any oversight or error of judgment on its part, but Agent shall only be liable or responsible for any loss suffered by any of Lenders hereunder provided such loss was caused by Agent's gross negligence or willful misconduct. Agent shall not, by any action or inaction hereunder, be deemed to make any representation or warranty regarding the legality, legal effect or sufficiency of any act of Borrower in connection with, or under any of the provisions of, this Agreement, or any instrument or document delivered pursuant thereto, or the validity or enforceability of any instrument or document furnished to Agent pursuant to this Agreement. Agent shall have no liability or responsibility in connection with the collection or payment of any sums due to Lenders by Borrower, the sole responsibility of Agent being to account to Lenders only for monies actually received by it. Agent shall have no obligation to make any application of any funds received by it until such funds are immediately available at Agent's office. Any monies received by Agent need not be segregated from other funds except to the extent required by law, and Agent shall not be liable for interest on any funds received by it. Agent shall not be charged with knowledge of any facts which would prohibit the making of any payment of monies in accordance with the provisions of this Agreement unless and until Agent shall have received written notice thereof at its office from Borrower or any Lender. The duties of Agent shall be mechanical and administrative in nature, Agent shall not, by reason of this Agreement, be deemed a fiduciary in respect of Lenders, and nothing in this Agreement shall impose upon Agent any obligations in respect of this Agreement except as expressly herein set forth.

      (b) Agent shall have the right to exercise all the rights granted to, and exercisable by, it under this Agreement and any instrument or document delivered pursuant to this Agreement, in such manner from time to time, as Agent in its sole discretion, shall deem proper.

      (c) Agent agrees to provide each Lender with notice (and copies of documents, as appropriate) of the following:

            (i) Agent's actual knowledge that any event or condition exists that would permit a Lender to refuse to make an Advance (including but not limited to those events or conditions provided in Sections 4.1 and 5.1 hereof);


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            (ii)      Agent's receipt of any notice or request from Borrower
                      regarding a proposed modification, waiver or consent, provided however, Agent shall not be required to provide notice unless Agent finds such proposed modification, waiver or consent acceptable and intends to recommend approval of such proposed modification, waiver or consent to the Lenders;

            (iii) Failure of any Lender to make a required Advance or other accommodation within ten (10) business days of the time period specified in Section 2.6 hereof;

            (iv) Copies of any information/notices provided to TFC by Borrower pursuant to Sections 7.1(h), 7.1(i), 7.1(m), 7.1(o), and 7.1(r) hereof; and

            (v) Reasonable prior written notice of Agent's intent to exercise its rights under Section 7.1(g). The scope of any examination, audit or inspection conducted by Agent pursuant to said Section 7.1(g) (including but not limited to setting the parameters of any sample pool that is the subject of such examination, audit or inspection) shall be reasonably acceptable to each Lender.

      (d) Agent shall be entitled, at its option, from time to time and at any time, to enter into any amendment of, or waive compliance with the terms of the Loan Agreement without obtaining prior approval from any Lender, provided that, except as hereafter provided, Agent may not: (i) reduce or increase the principal amount of the Loan; (ii) change the Borrowing Base (advance rate) (provided, however, Agent may reduce the Borrowing Base for a limited time (not more than sixty (60) days) to adjust an over-advance circumstance); (iii) materially change the definition of Eligible Notes Receivable; (iv) decrease the Interest Rate; (v) extend the maturity date of the Loan; and (vi) release any material Collateral or any material third party obligor (except as expressly authorized by this Agreement in the normal course of Borrower's business). Notwithstanding the foregoing, Agent may take any such actions referred to in such preceding sentences and each Lender shall be bound thereby, with the consent of such Lenders (including Agent as a Lender for this purpose) whose total Pro Rata Payment Percentage is equal to or exceeds fifty-five percent (55%) of the outstanding principal balance of the Loan.

      Notwithstanding the foregoing, in the event that a Lender does not consent to any of the amendments or waivers requiring fifty-five percent (55%) consent under the previous paragraph, then such Lender shall not be obligated to fund any additional Advances hereunder but it shall continue to receive its Pro Rata Payment Percentage of each repayment of principal and interest on the Loan in accordance with the terms of this Agreement and shall be repaid in full over a period not to exceed the then existing final maturity date under the Loan. Furthermore, in the event a Lender does not consent to any amendment or waivers regarding: (i) reduction or increase of the principal amount of the Loan; (ii) reduction in the release price as to any Collateral or any other change with regard to release of Collateral; (iii) reduction of the Interest Rate; or (iv) any subordination or release of any material Collateral, except as set forth in this Agreement or the Loan Documents, then in any of such events any such modification shall be applicable only to new money advanced


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by Agent and such changes shall not be applicable in any way to the existing balance due under the Loan as of the date of such change. Notwithstanding anything to the contrary contained in this Section 13.11(d), Agent may, in its sole and absolute discretion, require that the Lenders (including TFC) unanimously consent to the approval of any such action(s) referred to in this
Section 13.11(d) before any such action(s) is taken. Borrower acknowledges and agrees that in the event that a Lender does not consent to any of the amendments or waivers requiring fifty-five percent (55%) consent under the previous paragraph and such Lender is not obligated to fund any additional Advances hereunder, the Maximum Available Revolving Amount and the Maximum Loan shall be reduced by an amount equal to the amount of any unused portion of such Lender's Commitment.

      13.12 Power of Attorney. Each Lender does hereby irrevocably constitute and appoint Agent as its true and lawful agent and attorney-in-fact, with full power of substitution, for and in its name, place and stead, or otherwise, to
(a) demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (b) from time to time to institute and prosecute in Agent's own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (c) generally to do all and any such acts and things in relation to the Loans, the Collateral and this Agreement as Agent shall in good faith deem advisable. Each Lender hereby declares that the appointment made and the powers granted pursuant to this Section 13.12 are coupled with an interest and are and shall be irrevocable by it in any manner, or for any reason, unless and until the repayment in full of the Obligation.

      13.13 Right of Set-Off. In the event that any Lender fails to make a Loan or Advance ratably in accordance with such Lender's Pro Rata Percentage as required hereunder (such failure hereafter a "Funding Shortfall" and such Lender hereafter a "Withholding Lender"), Agent may, in its sole and absolute discretion, withhold any and all proceeds due to such Withholding Lender hereunder (the "Withheld Proceeds") in an amount equal to the Funding Shortfall and may apply the Withheld Proceeds to fund the requested Loan or Advance or to reimburse TFC in accordance with Section 2 hereof. In the event that TFC, in accordance with Section 2.3 and/or Section 2.6 hereof, has agreed to provide funding in excess of its Pro Rata Percentage in order to fully fund the requested Loan or Advance despite the Funding Shortfall, the Withheld Proceeds shall be paid to TFC as reimbursement.

                        SECTION 14 -- SPECIAL CONDITIONS

      14.1 Right of Additional Financing.

      (a) Right of First Offer. If Borrower intends to seek additional timeshare receivable financing or additional acquisition and/or construction financing for the Marathon Key Resort, it shall first notify TFC in writing of such intent and thereafter TFC shall have the option, but not the obligation, to provide such additional financing ("Right of First Offer"). TFC shall have the exclusive option, but not the obligation, to provide all or any part of such additional financing on the same terms as outlined in the Commitment Letter (or on terms that are more favorable to Borrower than the terms set forth in the Commitment Letter) by notifying Borrower of its intent

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to provide such financing within 45 days from the date that Borrower notifies
TFC that it intends to seek additional financing. If TFC fails to notify Borrower of its intent to provide such additional financing or if TFC elects not to provide such additional financing, then Borrower may secure such financing from other sources, subject to Section 14.1(b) hereof.

      (b) Right of First Refusal. If, at any time, Borrower obtains a commitment to provide additional timeshare receivable financing and/or additional acquisition or construction financing for the Marathon Key Resort from a source other than TFC (the "Third Party Commitment"), Borrower shall provide TFC with written notice and a copy of the Third Party Commitment. TFC shall have the option, but shall in no way be obligated, to provide all or part of the additional financing offered by the Third Party Commitment on the same terms as outlined in the Third Party Commitment ("Right of First Refusal") by informing Borrower in writing of its intent to provide the additional financing within 45 days of TFC's receipt of Borrower's written notice and a copy of the Third Party Commitment. In the event that TFC elects not to provide the additional financing as set forth above, Borrower may accept the Third Party Commitment provided that the financing contemplated by the Third Party Commitment closes within six (6) months of TFC's decision not to provide the additional financing.

      During the term of the Loan, TFC shall be entitled to the Right of First Offer and Right of First Refusal as described above each and every time that Borrower requests or seeks additional financing for the Marathon Key Resort from any source.

      IN WITNESS WHEREOF, Borrower, and Agent, for itself and as agent for each of the Lenders, have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                          BORROWER:


                                          BLUEGREEN VACATIONS UNLIMITED,
/S/ LISA FIEDOROWITZ                      INC., a Florida corporation
--------------------
Witness


/S/ JEFFREY C. LORENZ                     By: /S/ JOHN F. CHISTE
---------------------                         ------------------
Witness                                   Name: JOHN F. CHISTE
                                          Title: TREASURER


                                          BLUEGREEN CORPORATION,
                                          a Massachusetts corporation

/S/ LISA FIEDOROWITZ
--------------------
Witness


                                          By: /S/ JOHN F. CHISTE
                                              ------------------
/S/ JEFFREY C. LORENZ                     Name: JOHN F. CHISTE
---------------------                     Title: SENIOR VICE PRESIDENT
Witness

STATE OF FLORIDA      )
                      )        ss:
COUNTY OF PALM BEACH  )

      The foregoing instrument was acknowledged before me this 16th day of December, 2003 by John F. Chiste, Treasurer of Bluegreen Vacations Unlimited, Inc., a Florida corporation, on behalf of the corporation.


                                          /S/ JEFFREY C. LORENZ
                                          ---------------------
                                          Notary Public
                                          My Commission Expires: NOV. 11, 2005

      The foregoing instrument was acknowledged before me this 16th day of December, 2003 by John F. Chiste, Senior Vice President of Bluegreen Corporation, a Massachusetts corporation, on behalf of the corporation.


                                          /S/ JEFFREY C. LORENZ
                                          ---------------------
                                          Notary Public
                                          My Commission Expires: NOV. 11, 2005

                                          LENDER:


/S/ JESSICA COMOD                         TEXTRON FINANCIAL CORPORATION,
-----------------                         a Delaware corporation
Witness


/S/ MEAGHAN PAUTHAMUS                     By: /S/ JAMES M. CASEY
---------------------                         ------------------
Witness                                   Name: JAMES M. CASEY
                                          Title: VICE PRESIDENT

STATE OF CONNECTICUT   )
                       )      ss:
COUNTY OF HARTFORD     )

      The foregoing instrument was acknowledged before me this 18 day of DECEMBER , 2003 by JAMES CASEY, VICE PRES. of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.


                                          /S/ MATHEW CARRANO
                                          ------------------
                                          Commissioner of the Superior Court
                                          Notary Public
                                          My Commission Expires: SEP. 30, 2007

                                          AGENT:


                                       TEXTRON FINANCIAL CORPORATION,
/S/ JESSICA COMOD                      a Delaware corporation
-----------------                      as Agent for each Financial Institution
Witness                                listed on Schedule A



/S/ MEAGHAN PAUTHAMUS
---------------------
Witness                                By: /S/ JAMES M. CASEY
                                           ------------------
                                       Name: JAMES M. CASEY
                                       Title: VICE PRESIDENT

STATE OF CONNECTICUT   )
                       )       ss:
COUNTY OF HARTFORD     )

      The foregoing instrument was acknowledged before me this 18 day of DECEMBER, 2003 by JAMES CASEY, VICE PRES. of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.


                                       /S/ MATHEW CARRANO
                                       ------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: SEP. 30, 2007

                                  Schedule A-1

                           Lenders' Pro Rata Share of
                     Acquisition/Construction Loan Component

                                      Lenders'           Lenders' Pro Rata
                                      --------           -----------------
Name and Address of Lender           Commitment              Percentage
--------------------------           ----------              ----------

Textron Financial Corporation
as, Agent

                                  Schedule A-2

                           Lenders' Pro Rata Share of
                            Revolving Loan Component

                                    Lenders'             Lenders' Pro Rata
Name and Address of Lender         Commitment                Percentage
--------------------------         ----------                ----------

Textron Financial Corporation
as, Agent

                                   Schedule B

                                 Approved Budget

                                   Schedule C

                         Approved Construction Schedule

                                   Schedule D

                              List of Declarations

                                   Schedule E

                       Description of Marathon Key Resort

                                   Schedule F

                              Permitted Exceptions

                                   Schedule G

                             Applicable Land Records

                                   Schedule H

                     List of Timeshare Owners' Associations

                                   Schedule I

                                Transfer Accounts

                                 Schedule nnnnn

                            List of Eligible Resorts

                                      NONE

                                  Schedule 6.6

                                   Prior Liens

                                  Schedule 6.7

                   Affiliates Engaged in Operation of Resorts

                                  Schedule 6.8

                           Pending Material Litigation

                                  Schedule 6.10

                              Environmental Matters

                                  Schedule 6.20

                           List of Timeshare Documents

                                  Schedule 6.21

                           List of Operating Contracts

                                  Schedule 6.24

                          Inventory Control Procedures

                                  Schedule 6.26

                       Construction at Marathon Key Resort

                                  Schedule 6.30

                                      Plans

                                    Exhibit A

                          Acquisition/Construction Note

                                    Exhibit B

                Application for Acquisition/Construction Advance

                                    Exhibit C

                      Assignment of Architectural Contract

                                    Exhibit D

                       Assignment of Construction Contract

                                    Exhibit E

                         Assignment of Rents and Leases

                                    Exhibit F

                       Assignment of Management Agreement

                                    Exhibit G

                  Assignment of Notes Receivable and Mortgages

                                    Exhibit H

                         Assignment of Plans and Permits

                                    Exhibit I

                               Servicing Agreement

                                    Exhibit J

                 Borrower's Certificate and Request for Advance

                                    Exhibit K

                     Environmental Indemnification Agreement

                                    Exhibit L

                             Collateral Data Report

                                    Exhibit M

                          Marathon Key Resort Mortgage

                                    Exhibit N

                          Revolving Loan Component Note

                                    Exhibit O

                               Notice of Borrowing

                                    Exhibit P

                              Borrowing Base Report

                                    Exhibit Q

                              Officer's Certificate

                                   Exhibit R-1

         Opinion of Counsel - Acquisition / Construction Loan Component

                                   Exhibit R-2

                Opinion of Counsel - Additional Eligible Resorts

                                    Exhibit S

                                 Negative Pledge